      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2001


                                                      REGISTRATION NO. 333-62144
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 CITIGROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             6021                            52-1568099
  (JURISDICTION OF INCORPORATION      (PRIMARY STANDARD INDUSTRIAL              (IRS EMPLOYER
         OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                          CHARLES O. PRINCE, III, ESQ.
            CHIEF OPERATING OFFICER, OPERATIONS AND ADMINISTRATION;
                    GENERAL COUNSEL; AND CORPORATE SECRETARY
                                 CITIGROUP INC.
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10043
                                 (212) 559-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                   DIANE G. KERR                                     DONALD J. TOUMEY
               NICHOLAS A. KRONFELD                                 RICHARD A. POLLACK
               DAVIS POLK & WARDWELL                                SULLIVAN & CROMWELL
               450 LEXINGTON AVENUE                                  125 BROAD STREET
             NEW YORK, NEW YORK 10017                            NEW YORK, NEW YORK 10004
                  (212) 450-4950                                      (212) 558-4077

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] -----

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] -----
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO
                                    CITICORP
                             SIMULTANEOUS OFFERS TO
                                    PURCHASE
         EACH OUTSTANDING ORDINARY SHARE OF SERIES O-1 STOCK, PAR VALUE
                             PS.3.00 PER SHARE, OF

            GRUPO FINANCIERO BANAMEX ACCIVAL, S.A. DE C.V. (BANACCI)
               FOR US$2.6544 PER SHARE, NET TO THE SELLER IN CASH

                                      AND

                                      SELL
     TO EACH BANACCI SHAREHOLDER WHO PARTICIPATES IN THE OFFER TO PURCHASE
                        0.0269 SHARE OF COMMON STOCK OF

                                 CITIGROUP INC.
                           PER BANACCI SHARE TENDERED
               AT A PRICE OF US$1.3272 PER 0.0269 CITIGROUP SHARE
                            ------------------------

      THE TOTAL NET CONSIDERATION PAID PER TENDERED BANACCI SHARE WILL BE
                      US$1.3272 AND 0.0269 CITIGROUP SHARE
                            ------------------------

     The simultaneous offer to purchase and offer to sell form a single offer and can only be accepted together. A tender of Banacci ordinary shares in the offer to purchase will be deemed to be an acceptance of the offer to sell Citigroup common stock. One-half, or US$1.3272, of the purchase price payable for each Banacci ordinary share purchased in the offer to purchase will simultaneously be applied to pay for the purchase price of 0.0269 share of Citigroup common stock sold in the offer to sell, resulting in each tendering Banacci shareholder receiving total net consideration of US$1.3272, net to the seller in cash, and 0.0269 share of Citigroup common stock per tendered Banacci ordinary share. These dollar and share amounts have been rounded to four decimal places. See "The Offer" in Part Three for more detail.

     THE OFFER WILL EXPIRE AT 4:45 P.M., NEW YORK CITY TIME (3:45 P.M., MEXICO CITY TIME), ON --, 2001, UNLESS EXTENDED. NO WITHDRAWAL RIGHTS WILL BE AVAILABLE AND ALL TENDERS WILL BE IRREVOCABLE.

     The board of directors of Banacci has determined that the offer is fair to, and in the best interests of, Banacci's shareholders and recommends that Banacci's shareholders accept the offer and tender their Banacci ordinary shares pursuant to the offer.

     Our obligation to purchase tendered Banacci ordinary shares and simultaneously sell shares of Citigroup common stock is subject to a number of conditions. For a discussion of these conditions, see "Part Three -- The
Offer -- Conditions" beginning on page III-12. Citigroup common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "C." We have applied to list Citigroup common stock on the Bolsa Mexicana de Valores, S.A. de C.V., the Mexican Stock Exchange. Banacci ordinary shares are listed on the Mexican Stock Exchange under the symbol "Banacci."
                            ------------------------

     FOR A DISCUSSION OF RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE II-1.
                            ------------------------

     None of the U.S. Securities and Exchange Commission, the U.S. state securities commissions, the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores, referred to in this prospectus as the CNBV) or the securities regulatory authority of any other jurisdiction has approved or disapproved these securities, or determined if this prospectus is truthful or complete. None of the SEC, the state securities commissions, the CNBV or the securities regulatory authority of any other jurisdiction has passed upon the fairness or merits of the offer or upon the accuracy or adequacy of the disclosures contained in this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. We may not sell the securities being offered by this prospectus until the registration statement filed with the U.S. Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is prohibited.

--, 2001

                      REFERENCES TO ADDITIONAL INFORMATION

     This prospectus incorporates important business and financial information about Citigroup from other documents that are not included in or delivered with this prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this prospectus by accessing the SEC's website maintained at "http://www.sec.gov" or by requesting copies in writing or by telephone from us at the following address:

                          Citigroup Document Services
                           140 58th Street, Suite 5I
                               Brooklyn, NY 11220
                           (877) 936-2737 (toll free)
                       (718) 765-6460 (outside the U.S.)


     If you would like to request documents, please do so by   --  in order to
receive them in a timely fashion. See "Additional Information for Shareholders -- Where You Can Find More Information" in Part Six.


                      REFERENCES TO CITIGROUP AND CITICORP

     The offer is being made by Citicorp, an indirect, wholly-owned subsidiary of Citigroup Inc. In this prospectus, "we," "us," "our" and other similar references are references to Citicorp and/or Citigroup as the context may require.

                               TABLE OF CONTENTS


                                       PAGE
                                       ----
PART ONE -- SUMMARY.................     I-1
  The Companies.....................     I-1
  Terms and Conditions of the
     Offer..........................     I-3
  Market Price and Dividend
     Information....................     I-7
  Condensed Consolidated Financial
     Data of Citigroup Inc. and
     Subsidiaries...................     I-9

PART TWO -- RISK FACTORS............    II-1
  Risk Factors......................    II-1
  Cautionary Statement Concerning
     Forward-looking Statements.....    II-3

PART THREE -- THE OFFER.............   III-1
  Background of the Offer...........   III-1
  Recommendation of the Banacci
     Board..........................   III-2
  Reasons for the Recommendation of
     the Banacci Board..............   III-2
  Opinion of Financial Advisor to
     the Banacci Board..............   III-4
  Purpose of the Offer; Citigroup's
     Reasons for the Offer..........   III-9
  Plans for Banacci after the
     Offer..........................  III-10
  Terms of the Offer................  III-11
  Expiration and Extension..........  III-12
  Conditions........................  III-12
  How to Tender.....................  III-13
  Secondary Offering Period.........  III-15
  Terms and Conditions of Tenders...  III-15
  No Withdrawal Rights..............  III-16
  Acceptance of Tenders.............  III-16



                                       PAGE
                                       ----
  Accounting Treatment..............  III-18
  The Exchange Agent and the
     Information Agent..............  III-18
  Brokerage Commissions.............  III-18
  Material Tax Consequences.........  III-18
  Interests of Certain Persons in
     the Offer......................  III-23
  Stock Exchange Listings...........  III-24
  No Appraisal Rights...............  III-25
  Source and Amount of Funds........  III-25

PART FOUR -- THE TRANSACTION
  AGREEMENTS........................    IV-1
PART FIVE -- LEGAL INFORMATION......     V-1
  Comparison of Shareholder
     Rights.........................     V-1
  Reclassification of Banacci Shares
     Upon Consummation of the
     Offer..........................    V-18
  Legal and Tax Matters.............    V-18
  Experts...........................    V-19

PART SIX -- ADDITIONAL INFORMATION
  FOR SHAREHOLDERS..................    VI-1
  Where You Can Find More
     Information....................    VI-1
  Currency Presentation and Exchange
     Rates..........................    VI-2
  Presentation of Financial
     Information....................    VI-2

PART SEVEN -- REGULATORY MATTERS....   VII-1



Annex A Transaction Agreement (with forms of Shareholder Option Agreement and Escrow Agreement)


Annex B Opinion of Goldman, Sachs & Co., Banacci's financial advisor


Annex C Summary of Significant Differences between Mexican Banking GAAP and U.S. GAAP

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q: HAS BANACCI OR ITS BOARD OF DIRECTORS MADE ANY RECOMMENDATION REGARDING THE
   OFFER?

A: Yes. Banacci's board of directors has unanimously determined that the offer is fair to, and in the best interests of, Banacci's shareholders and recommends that Banacci's shareholders accept the offer and tender their shares. Information about this recommendation is more fully set forth under "Reasons for the Recommendation of the Banacci Board" in Part Three.

Q: HAVE BANACCI'S CONTROLLING SHAREHOLDERS TAKEN A POSITION WITH RESPECT TO THE
   OFFER?

A: Yes. Shareholders holding approximately 58% of Banacci's capital stock and voting rights have signed agreements with us under which they have agreed, subject to a number of customary conditions, to tender all of the Banacci ordinary shares that they own into the offer. See "The Transaction Agreements" in Part Four.

Q: WHAT WILL I RECEIVE IN THE OFFER IF I TENDER MY BANACCI ORDINARY SHARES?

A: The total net consideration in the offer is US$1.3272 in cash and 0.0269 share of Citigroup common stock for each outstanding Banacci ordinary share that you validly tender prior to the expiration date.


   We will not pay any fractional shares of Citigroup common stock in the offer. We will pay each broker, dealer, bank, trust company, custodian or other securities intermediary who is reflected on the books and records of S.D. Indeval, S.A. de C.V. Institucion para el Deposito de Valores, the depositary for the Mexican securities clearing system ("Indeval"), as the holder of such shares (an "Indeval participant") cash in lieu of any fractional shares based upon the closing market price of Citigroup common stock on the business day immediately preceding the date the funds are deposited with the exchange agent.


Q: WILL ALL THE BANACCI ORDINARY SHARES THAT I TENDER BE ACCEPTED?

A: If the offer is not terminated for failure to meet one of the required conditions, which are described below, or for any other reason, we will accept all validly tendered shares.

Q: AS A LEGAL MATTER, CAN I IMMEDIATELY SELL THE CITIGROUP COMMON STOCK I
   RECEIVE IN THE OFFER?


A: Yes, provided that you are not an affiliate of either Citigroup or Banacci.
   If you are an affiliate, there will be some restrictions on your ability to resell. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and has an average daily trading volume of approximately 12 million shares per day over the twelve months immediately preceding the date of this prospectus. We have also applied to list our common stock on the Mexican Stock Exchange. We expect that you will be able to sell your Citigroup shares on each stock exchange on which our shares are listed, so long as your broker or other securities intermediary has the ability to execute transactions on that exchange. See "The Offer -- Stock Exchange Listings" in Part Three.


Q: DOES CITIGROUP REQUIRE ANY APPROVAL FROM ITS SHAREHOLDERS?

A: No. We do not need the approval of our shareholders to make or consummate the offer.


Q: DO WE REQUIRE ANY APPROVALS FROM ANY GOVERNMENTAL AUTHORITIES IN ORDER TO
   ACQUIRE BANACCI'S SHARES AND TO ISSUE AND DELIVER CITIGROUP SHARES PURSUANT TO THE OFFER?


A: Yes. The offer must be approved by the CNBV and Citigroup's common stock must be registered with the Mexican National Registry of Securities and Intermediaries of the CNBV and listed on the Mexican Stock Exchange before we can make a public offer to purchase any Banacci ordinary shares. In addition, the consummation of the offer is subject to a number of domestic and foreign antitrust, banking, securities and other regulatory approvals. See "Regulatory Matters" in Part Seven.

   As of the date of this prospectus, certain of these approvals -- including the approval of the U.S. Federal Reserve Board and the California Commissioner of Financial Institutions -- have not been received. While we currently expect that all necessary approvals will be received and remain in force by the expiration date, it is possible that not all necessary approvals will be in force by that date. If that happens, the offer may be terminated or extended and we will issue a press release describing how the offer will be affected.

Q: WHAT WILL BE THE CONSEQUENCES FOR ME IF I CHOOSE NOT TO PARTICIPATE IN THE
   OFFER OR IF I FORGET, OR MY BROKER FORGETS, TO TENDER MY SHARES BEFORE THE EXPIRATION OF THE OFFER?


A: You must tender your Banacci ordinary shares, in the manner described in this prospectus, before the expiration date, which is at 4:45 p.m., New York City time (3:45 p.m., Mexico City time) on --, 2001, in order to participate in the offer, unless the offer is extended. See "The Offer -- Expiration and Extension" in Part Three. If you do not, you will retain ownership of your Banacci ordinary shares.


   After the consummation of the offer, the liquidity of your Banacci ordinary shares may be seriously diminished. We may apply to delist the shares from the Mexican Stock Exchange after the offer and at that time would be required to make another offer to purchase any shares that remain outstanding. Any such delisting tender offer might not be made on the same terms as the current offer. See "Risk Factors" in Part Two. In addition, upon consummation of the offer, Banacci will become a subsidiary of Citicorp and an indirect subsidiary of Citigroup. We intend to integrate our companies, including through corporate restructurings involving Banacci and its subsidiaries. These restructurings may include pro-rata spin-offs of subsidiaries of Banacci that result in non-tendering Banacci shareholders receiving interests in the spun-off subsidiaries. These interests may not be listed on any securities exchange or be freely tradable. See "The Offer -- Plans for Banacci after the Offer" in Part Three and "Legal Information -- Comparison of Shareholder Rights" in Part Five.

Q: WHAT WILL BE THE ACCOUNTING TREATMENT OF THE OFFER?


A: The offer will be treated as a purchase for accounting and financial reporting purposes.


Q: WILL A UNITED STATES HOLDER BE TAXED ON THE CITIGROUP COMMON STOCK AND CASH
   THAT SUCH HOLDER RECEIVES?


A: Yes, the sale by a United States holder of Banacci ordinary shares for cash and the simultaneous purchase by that holder of Citigroup common stock will be a taxable transaction for U.S. federal income tax purposes. A United States holder will generally recognize gain or loss equal to the difference between (a) the sum of the fair market value of the Citigroup common stock on the settlement date and cash received and (b) the aggregate tax basis of the Banacci ordinary shares such holder tendered. That gain or loss will be a capital gain or loss (assuming the Banacci ordinary shares are held as a capital asset) and any such capital gain or loss will be long term if, as of such time, the United States holder has held the Banacci ordinary shares for more than one year. If you hold Banacci shares through Indeval or another foreign intermediary and that intermediary is not a qualified intermediary or does not provide Citibank Mexico with a U.S. Internal Revenue Service Form W-8IMY, Citibank Mexico may be required to withhold, at the rates specified in the U.S. Internal Revenue Code, a portion of the cash consideration to be received by you in the offer, unless you provide the appropriate Form W-8 to Citibank Mexico or otherwise establish an exemption from backup withholding with Citibank Mexico. See "The Offer -- Material Tax Consequences" in Part Three.


Q: WILL A MEXICAN HOLDER BE TAXED ON THE CITIGROUP COMMON STOCK AND CASH THAT IT
   RECEIVES?


A: The Banacci ordinary shares currently are considered by the Mexican tax authorities to be traded amongst the general investing public and, provided that the ordinary shares continue to be so traded and the sale is carried out through the Mexican Stock Exchange (as contemplated by the offer), the gain derived from the sale of Banacci ordinary shares pursuant to the offer will be exempt from Mexican taxation for Mexican resident individuals and all foreign persons, except gain of a foreign person attributable to a fixed base or permanent establishment in Mexico. Any gain derived from the sale of the Banacci ordinary shares by a Mexican corporation or a foreign person with a fixed base or permanent establishment in Mexico will be taxable at the normal corporate income tax rate for corporations resident in Mexico. If a Mexican holder instructs the conversion of the cash portion of the total net consideration into pesos, interest, if any, earned by the Mexican holder on the U.S. dollars or pesos prior to their distribution to the holder will be taxable to such holder.

   In addition, a Mexican holder may recognize currency gain or loss on the conversion of dollars into pesos. If you hold Banacci shares through Indeval or another foreign intermediary and that intermediary is not a qualified intermediary or does not provide Citibank Mexico with a U.S. Internal Revenue Service Form W-8IMY, Citibank Mexico may be required to withhold, at the rates specified in the U.S. Internal Revenue Code, a portion of the cash consideration to be received by you in the offer, unless you provide the appropriate Form W-8 to Citibank Mexico or otherwise establish an exemption from backup withholding with Citibank Mexico. See "The Offer -- Material Tax Consequences" in Part Three.


Q: IS CITIGROUP'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY
   SHARES IN THE OFFER?

A: Yes. You will receive shares of Citigroup common stock as part of the total net consideration in the offer and you should consider our financial condition before you decide to become one of our shareholders through the offer. In considering Citigroup's financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

Q: IF I TENDER MY BANACCI ORDINARY SHARES, HOW WILL MY RIGHTS AS A SHAREHOLDER
   CHANGE?

A: If the offer is consummated you will receive shares of Citigroup common stock as part of the total net consideration in the offer. There are important differences between the rights of Banacci's and Citigroup's shareholders. Some of these differences are explained in "Legal Information-Comparison of Shareholder Rights" in Part Five.

Q: WHAT PERCENTAGE OF CITIGROUP COMMON STOCK WILL BANACCI'S SHAREHOLDERS OWN
   AFTER THE OFFER?

A: Assuming that all of Banacci's shareholders tender their shares, after the offer Banacci's shareholders would own approximately 2.5% of Citigroup's outstanding common stock, based on the number of shares of Citigroup common stock outstanding on the date of this prospectus and giving effect to the issuance of Citigroup common stock in the offer. Accordingly, the Citigroup common stock you receive in the offer will represent a lower ownership and voting interest in Citigroup than the Banacci ordinary shares tendered in the offer represented in Banacci.

Q: WHEN WILL I BEGIN TO RECEIVE DIVIDENDS ON THE CITIGROUP COMMON STOCK I
   ACQUIRE IN THE OFFER?


A: You will receive any dividends that have a record date that falls after the settlement date for the offer. Dividend payments to a United States holder who holds Citigroup common stock through Indeval or another foreign intermediary may be subject to withholding tax at a 30% rate, or in certain circumstances a different applicable rate, depending on, among other things, whether the intermediary is a "qualified intermediary." Citigroup has been informed that Indeval currently is not a qualified intermediary. All the shares of Citigroup common stock that will be delivered pursuant to the offer will be delivered to Indeval so that, as a consequence, United States holders will initially hold Citigroup common stock issued in the offer through Indeval. A United States holder may file a claim for refund with the United States Internal Revenue Service for this withholding tax.



  Dividend payments to a Mexican holder who holds Citigroup common stock through Indeval or another foreign intermediary may be subject to U.S. withholding tax at a 30% rate, notwithstanding the holder's eligibility for a reduced rate, depending on, among other things, whether the intermediary is a "qualified intermediary." Citigroup has been informed that Indeval currently is not a qualified intermediary. All the shares of Citigroup common stock that will be delivered pursuant to this offer will be delivered to Indeval so that, as a consequence, Mexican holders will initially hold Citigroup common stock issued in the offer through Indeval. A Mexican holder may file a claim for refund with the United States Internal Revenue Service for any tax withheld in excess of the treaty rate if such holder qualifies for treaty benefits.


Q: HOW DO I PARTICIPATE IN THE OFFER?


A: To tender your Banacci ordinary shares, you must have the Indeval participant that holds your Banacci ordinary shares tender the shares using the procedures described in "The Offer -- How to Tender" on page --.


Q: CAN I CHANGE MY MIND AND DECIDE NOT TO PARTICIPATE IN THE OFFER AFTER I
   TENDER MY SECURITIES?

A: No. Unless the offer is terminated, we fail to pay for Banacci ordinary shares that are accepted for payment in the offer, extend the expiration date of the offer by more than 20 business days, make any change in the offer that results in a decrease in the net cash or number of Citigroup shares payable per tendered Banacci share or make a reduction in the number of Banacci shares sought, your tender will be irrevocable and no withdrawal rights will be granted. We expect that the offer will remain open no longer than twenty business days; provided that we may extend the offer until February 28, 2002 under specified circumstances. See "The Offer -- Expiration and Extension" in Part Three.



Q:WILL I STILL BE ENTITLED TO THE ECONOMIC AND VOTING RIGHTS ASSOCIATED WITH MY
  BANACCI SHARES AFTER I TENDER THEM IN THE OFFER BUT BEFORE THEY ARE PAID FOR?



A:Yes. You will retain the economic and voting rights associated with Banacci ordinary shares that you tender in the offer until the settlement date for the offer. At that time we will become the owner of your tendered Banacci shares.


Q: ARE THERE ANY CONDITIONS TO THE OBLIGATION OF CITICORP TO COMPLETE THE OFFER?

A: Yes. The offer is subject to a number of conditions, including

   - that there be validly tendered at least 57% of the outstanding Banacci ordinary shares, calculated on a fully-diluted basis;

   - that the transaction agreement has not been terminated;

   - the absence of any legal prohibition on the consummation of the offer;

   - the receipt of all material required approvals;

   - the absence of a material adverse change relating to Banacci; and

   - that Banacci and Banco Nacional de Mexico, S.A. ("Banamex") shall have performed in all material respects their obligations under the transaction agreements and related agreements.

   For additional information on these conditions, see "The Offer -- Conditions" in Part Three.

Q: WHEN WILL I KNOW THE OUTCOME OF THE OFFER?

A: We will issue a press release announcing the results of the offer promptly after the expiration date.

Q: WHEN WILL I RECEIVE MY CASH AND CITIGROUP COMMON STOCK?

A: We intend for the cash (paid in U.S. dollars) and shares to be delivered to you promptly after the expiration date.

Q: WHAT DO I HAVE TO DO IF I WANT TO RECEIVE MEXICAN PESOS INSTEAD OF U.S.
   DOLLARS IN THE OFFER?


A: We will pay the exchange agent on behalf of the Indeval participant who tendered your shares the cash portion of the total net consideration in the offer in U.S. dollars. Upon payment of this amount and delivery of the Citigroup shares payable in the offer, Citicorp will have satisfied its obligations relating to the offer and will not have any further responsibility with respect to the offer, including with respect to any payments to be made to Indeval participants or any foreign exchange transactions to be effected as described below. Unless the Indeval participant instructs the exchange agent otherwise, the exchange agent will promptly pay over to the Indeval participant your pro rata share of the total U.S. dollars received by the exchange agent. You may, however, request that the Indeval participant that holds your shares instruct the exchange agent to have a third party convert the dollars allocable to you into pesos. A third party retained by the exchange agent and acting on its behalf will obtain pesos for all Indeval participants who so instruct. The Letter to Clients provided with this prospectus includes a box to check to instruct the Indeval participant that holds your shares to do so.



  The third party retained by the exchange agent and acting on its behalf will exchange dollars for pesos based on prevailing exchange rates and not at a fixed or guaranteed exchange rate. The exchange agent has agreed that it will seek to obtain a commitment from the third party retained to effectuate the conversion from dollars to pesos that it will use commercially reasonable procedures to effect the conversion. The third party retained will be a recognized financial institution which has substantial foreign exchange operations in the dollar-peso market and is not affiliated with the exchange agent or Banacci.



   At any time and from time to time after commencement of the offer and on or before the 20th business day following the settlement date for the offer, a third party retained by the exchange agent and acting on its behalf will engage in transactions to exchange for pesos the aggregate amount of U.S. dollar offering proceeds that tendering Indeval participants instruct it to exchange. Upon the completion of these transactions, but in any event no later than the 20th business day following the settlement date, the exchange agent will simultaneously pay each Indeval participant who instructed the exchange agent to convert dollars into pesos on behalf of tendering holders its pro-rata portion of the aggregate number of pesos received in such transactions, net of all transaction costs, plus interest, if any, earned on such offering proceeds between the settlement date and the date pesos are paid to the Indeval participants. Any holder who instructs the exchange agent to exchange dollars into pesos, or on whose behalf an Indeval participant instructs the exchange agent to exchange dollars into pesos, will be deemed to have irrevocably agreed to the exchange on the terms set forth in this prospectus.



   Each such Indeval participant will distribute the net offer proceeds received by it to the beneficial owners of Banacci shares on whose behalf it tendered shares in the offer according to the arrangements between the beneficial owners and the Indeval participant and none of Citigroup, Citicorp or the exchange agent will have any responsibility for these payments.



Q: WILL I HAVE TO PAY BROKERAGE COMMISSIONS?


A: Neither we nor the exchange agent for the offer will charge any brokerage fee in connection with the offer. However, you should check with the broker, dealer, bank, trust company, custodian or other securities intermediary through whom you hold your Banacci ordinary shares as to whether or not they will charge any transaction fee in connection with your tender. We will not pay any such fees.

                       WHO CAN HELP ANSWER MY QUESTIONS?

         IF YOU HAVE MORE QUESTIONS ABOUT THE OFFER, YOU SHOULD CONTACT
                    THE INFORMATION AGENT IDENTIFIED BELOW:

                             GEORGESON SHAREHOLDER
                          17 STATE STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10004
                 BANKS AND BROKERS CALL COLLECT: (212) 440-9800
                   ALL OTHERS CALL TOLL FREE: (800) 223-2064

     Additional copies of this prospectus may be obtained from the information agent or from the broker, dealer, bank, trust company, custodian or other securities intermediary through which you hold your Banacci ordinary shares. To obtain timely delivery of these documents, we suggest that you request them no later than --, 2001.

                                    PART ONE

                                    SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all of the information that may be important to you. To understand the offer more fully, you should read this entire prospectus carefully, including the documents incorporated by reference, which are described in "Part Six -- Additional Information for Shareholders -- Where You Can Find More Information."

                                 THE COMPANIES

                                 Citigroup Inc.
                                399 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000

     Citigroup is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers in over 100 countries and territories. Citigroup's activities are conducted through Global Consumer, Global Corporate, Global Investment Management and Private Banking, and Investment Activities. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration. Citicorp is an indirect wholly owned subsidiary of Citigroup.

                 Grupo Financiero Banamex Accival, S.A. de C.V.
                             Isabel la Catolica 44
                               06000 Mexico D.F.
                                     Mexico
                              (011) (525) 225-6755

BANACCI

     Banacci is one of the largest financial group holding companies in Mexico. The Banacci group was established in 1991 by a group of Mexican investors led by the principal shareholders of Acciones y Valores de Mexico, S.A. de C.V., Casa de Bolsa, or "Accival", following a series of changes in Mexican law which provided for the privatization of Mexican banks and the formation of financial groups. Banacci's direct subsidiaries are Banamex, Accival and Seguros Banamex-Aegon.


     At March 31, 2001, Banacci reported unaudited consolidated total assets of Ps.334,134 million (US$35,228 million) and stockholders' equity of Ps.43,172 million (US$4,552 million). For the three months ended March 31, 2001, Banacci reported unaudited consolidated net income of Ps.2,013 million (US$212 million). For the year ended December 31, 2000, Banacci reported audited consolidated net income of Ps.8,808 million (US$929 million). Banacci prepares its financial statements in accordance with accounting criteria established by the Mexican National Banking and Securities Commission ("Mexican Banking GAAP") which differ materially from U.S. GAAP.


     The Banacci group pursues a universal banking strategy to provide a broad range of financial services to businesses and individuals in Mexico through Banamex and other subsidiaries and affiliates.


     Mexican law requires financial groups to be structured within a holding company that is secondarily liable for the obligations of its financial subsidiaries. Pursuant to this law, Banacci, Banamex, Accival and Seguros Banamex-AEGON have entered into an agreement (the "Responsibility Agreement") which provides that Banacci is secondarily liable without limitation for the obligations of all of its subsidiaries, including under any debt securities they may issue, as well as some other obligations.

BANAMEX

     Banamex, founded in 1884, is a leader in commercial and retail banking and money market activities in Mexico, operating through an extensive network of more than 1300 branches and offices in more than 400 communities in all regions of Mexico. Banamex is engaged in both retail and commercial banking activities and is a market leader in consumer and corporate lending, deposit-taking activities, money market intermediation and foreign exchange trading. It provides a wide range of banking and financial services in Mexico, including checking, saving and cash management accounts, debit and credit cards and a variety of electronic services, including on-line banking. Its international activities are conducted primarily through its subsidiaries and foreign offices in the United States, the United Kingdom, Argentina, the Bahamas and the Cayman Islands. Banamex's subsidiaries and affiliates include Afore Banamex-AEGON, S.A. de C.V., a Mexican pension fund manager; California Commerce Bank, a U.S. commercial bank; Banco Bansud S.A., an Argentine commercial bank; and Avantel, S.A., a Mexican telecommunications services provider.


     At March 31, 2001, Banamex reported unaudited consolidated total assets of Ps.332,335 million (US$35,038 million), total deposits of Ps.228,719 million (US$24,114 million) and stockholders' equity of Ps.41,679 million (US$4,394 million). For the three months ended March 31, 2001, Banamex reported unaudited consolidated net income of Ps.1,923 million (US$203 million). For the year ended December 31, 2000, Banamex reported audited consolidated net income of Ps.8,496 million (US$896 million). Banamex prepares its financial statements in accordance with Mexican Banking GAAP which differ materially from U.S. GAAP.


ACCIVAL

     Accival, founded in 1971, is among the leading brokerage houses in Mexico. According to the Mexican Stock Exchange, Accival was the market leader in terms of equity market, capital market and warrant trading on the Mexican Stock Exchange in 2000. Accival offers its clients a variety of services, including equity underwriting and trading, portfolio investment and asset management, including mutual funds, in Mexico.

SEGUROS BANAMEX-AEGON


     Founded in 1994, Seguros Banamex-Aegon, has become a leader in the life insurance segment of the Mexican bancassurance market and a major participant in the annuities business. Initially restricted to providing life, health and casualty insurance, Seguros Banamex-Aegon has launched a wide range of new products and is now seeking to be a full-service insurance company, offering annuities and life, health and car insurance services. Seguros Banamex-Aegon is a joint venture between Banacci and Aegon, the world's third largest insurance company.

                       TERMS AND CONDITIONS OF THE OFFER

The Offer.....................   We are making, upon the terms and subject to
                                 the conditions set forth in this prospectus, simultaneous offers

                                 - to purchase all of the outstanding Banacci
                                   ordinary shares for an aggregate of US$12.5 billion in cash, or US$2.6544, net to the seller in cash, for each share that is validly tendered prior to the expiration date, and

                                 - to sell to each Banacci shareholder who
                                   validly tenders Banacci ordinary shares in the offer prior to the expiration date 0.0269 share of Citigroup common stock per Banacci ordinary share tendered at a price of US$1.3272 per 0.0269 Citigroup share.

                                 The total net consideration received for each Banacci ordinary share validly tendered will be US$1.3272 net to the seller in cash and 0.0269 share of Citigroup common stock. The simultaneous offer to purchase and offer to sell form a single offer and can only be accepted together. One-half, or US$1.3272, of the purchase price payable for each Banacci ordinary share purchased in the offer to purchase will simultaneously be applied to pay for the purchase price of 0.0269 share of Citigroup common stock sold in the offer to sell, resulting in each tendering Banacci shareholder receiving the total net consideration described above per tendered Banacci ordinary share.


                                 We will not pay any fractional shares of Citigroup common stock in the offer. We will pay each tendering Indeval participant cash in lieu of any fractional shares based upon the closing market price of Citigroup common stock on the business day immediately preceding the date the funds are deposited with the exchange agent.


                                 For a more detailed description of the terms of the offer, see "The Offer -- Terms of the Offer" in Part Three.

Expiration Date...............   The offer will expire at the expiration date,
                                 which is 4:45 p.m., New York City time (3:45 p.m., Mexico City time), on --, 2001, unless extended.


No Withdrawal Rights..........   All tenders will be irrevocable unless we
                                 terminate the offer, fail to promptly pay for shares after the expiration date, extend the expiration date of the offer by more than 20 business days, make any change in the offer that results in a decrease in the net cash or number of Citigroup shares payable per tendered
                                 Banacci share or make a reduction in the number of Banacci shares sought.


Reasons for the Offer.........   See "The Offer -- The Purpose of the Offer;
                                 Citigroup's Reasons for the Offer" in Part
                                 Three.

Conditions to Completion of
  the Offer...................   Our obligation to complete the offer is subject
                                 to a number of conditions, including the following:

                                 - that there be validly tendered at least 57%
                                   of the outstanding Banacci ordinary shares, calculated on a fully-diluted basis;

                                 - the transaction agreement has not been
                                   terminated;

                                 - the absence of any legal prohibition on the
                                   consummation of the offer;

                                 - the receipt of all material required
                                   approvals;

                                 - the absence of a material adverse change
                                   relating to Banacci; and

                                 - that Banacci and Banamex shall have performed
                                   in all material respects their obligations under the transaction agreements and the related agreements.

                                 We have the right to waive any of these
                                 conditions. For more information, see "The
                                 Offer -- Conditions" in Part Three.


Status of Required
Approvals.....................   The consummation of the offer is conditioned on
                                 the receipt of a number of domestic and foreign antitrust, banking, securities and other regulatory approvals and licenses. For a more detailed discussion of those approvals and licenses, see "Regulatory Matters" in Part
                                 Seven. As of the date of this prospectus, all material applications and notices required in connection with the offer have been filed and certain required approvals have been received.


                                 We cannot assure you that all required
                                 approvals will be obtained or that the failure to obtain any of these approvals or the conditions that could be imposed in connection with obtaining these approvals will not adversely affect Citigroup or Banacci.


Accounting Treatment..........   The offer will be treated as a purchase for
                                 accounting and financial reporting purposes.



Procedures for Tendering......   To tender Banacci ordinary shares in the offer,
                                 you must instruct your broker, dealer, bank, trust company, custodian or other securities intermediary to tender your Banacci ordinary shares prior to the expiration date in the manner described under "The Offer -- How to Tender" in Part Three. The Letter to Clients provided with this prospectus includes a form for you to use to instruct your broker or other securities intermediary to tender your Banacci ordinary shares in the offer. See "The
                                 Offer -- How to Tender" in Part Three.


Appraisal Rights..............   Holders of Banacci ordinary shares are not
                                 entitled to dissenters' rights or appraisal rights in connection with the offer.

Delivery of Cash and Citigroup
  Common Stock................   If the offer is completed and all conditions
                                 are satisfied or waived, we will cause the total net consideration to be paid promptly after the expiration date of the offer.

                                 The cash portion of the total net consideration will be paid in U.S. dollars. If you would like to receive Mexican pesos, see "The
                                 Offer -- Acceptance of Tenders" in Part Three.

                                 Under no circumstances will we pay interest on any amounts payable, regardless of any delay in making payment, except that the exchange agent may under certain circumstances pay interest on funds deposited with it that are to be exchanged into pesos as described under "The Offer -- Acceptance Of Tenders" in Part Three.

Extension, Termination and
  Amendment...................   We reserve the right, at any time or from time
                                 to time, to extend or terminate the offer or to amend the offer in any respect in accordance with applicable law and the provisions of this prospectus. Except as required by law, we will not extend the expiration date of the offer by more than 20 business days without the consent of the CNBV. See "The Offer" in Part Three.



Secondary Offering Period.....   We may decide to include a secondary offering
                                 period in the offer as described under "The
                                 Offer -- Secondary Offering Period" in Part
                                 Three, which would provide you with an
                                 additional opportunity to tender your Banacci ordinary shares. We have not at this time made a final decision to include or not to include a secondary offering period.



Tax Consequences..............   U.S. federal income tax consequences.  The sale
                                 by a United States holder of Banacci ordinary shares for cash and the simultaneous purchase by the holder of Citigroup common stock will be a taxable transaction for U.S. federal income tax purposes. A United States holder will generally recognize gain or loss equal to the difference between (a) the sum of the fair market value of the Citigroup common stock on the settlement date and cash received and (b) the aggregate tax basis of the Banacci ordinary shares tendered in the offer. That gain or loss will be a capital gain or loss, assuming the Banacci shares are held as a capital asset, and any such capital gain or loss will be long term if, as of such time, the United States Holder has held the Banacci shares for more than one year. In addition, dividend payments to a United States holder who holds Citigroup common stock through Indeval or another foreign intermediary may be subject to withholding tax at a 30% rate, or in certain circumstances a different applicable rate, depending on, among other things, whether the intermediary is a "qualified intermediary." Citigroup has been informed that Indeval currently is not a qualified intermediary. All the shares of Citigroup common stock that will be delivered pursuant to the offer will be delivered to Indeval so that, as a consequence, United
                                 States holders will hold Citigroup common stock issued in the offer through Indeval. A United
                                 States holder may file a claim for refund with the United States Internal Revenue Service for this withholding tax.


                                 Mexican tax consequences. The Banacci ordinary shares currently are considered by the Mexican tax authorities as traded amongst the general investing public and, provided that the ordinary shares continue to be so traded and the sale is carried out through the Mexican Stock Exchange (as contemplated by the offer), the gain derived from the sale of Banacci ordinary shares pursuant to the offer will be exempt from Mexican taxation for Mexican resident individuals and all foreign persons, except gain of foreign person attributable to a fixed base or permanent establishment in Mexico. Any gain derived from the sale of the Banacci ordinary shares by a Mexican corporation or a foreign person with a fixed base or permanent establishment in Mexico will be taxable at the normal corporate income tax rate for corporations resident in

                                 Mexico. If a Mexican holder instructs the exchange agent to convert the cash portion of the total net consideration into pesos, interest, if any, earned by the Mexican holder on the pesos prior to their distribution to the holder will be taxable to such holder. In addition, a Mexican holder may recognize currency gain or loss on the conversion of dollars into pesos. Dividend payments to a Mexican holder who holds Citigroup common stock through Indeval or another foreign intermediary may be subject to U.S. withholding tax at a 30% rate, notwithstanding the holder's eligibility for a reduced rate, depending on, among other things, whether the intermediary is a "qualified intermediary." Citigroup has been informed that Indeval currently is not a qualified intermediary. All the shares of Citigroup common stock that will be delivered pursuant to the offer will be delivered to Indeval so that, as a consequence, Mexican holders will hold Citigroup common stock issued in the offer through Indeval. A Mexican holder may file a claim for refund with the United States Internal Revenue Service for any tax withheld in excess of the treaty rate if such holder qualifies for treaty benefits.


                                 For more information about the U.S. federal income and Mexican tax consequences of the offer, see "The Offer -- Material Tax Consequences" in Part Three.

Opinion of Banacci's Financial
  Advisor.....................   On May 16, 2001 Goldman, Sachs & Co., Banacci's
                                 financial advisor, delivered its opinion to Banacci's board of directors to the effect that, as of that date and based upon and subject to the considerations set forth in the opinion, a copy of which is attached to this prospectus as Annex B, the aggregate of the total net consideration to be offered to all of the holders of Banacci ordinary shares was fair from a financial point of view to those holders. The Goldman Sachs opinion was provided to the Banacci board of directors for its information and assistance and does not constitute a recommendation as to whether you should tender your shares in the offer or any other related matter. See "The Offer -- Opinion of Financial Advisor to the Banacci Board" in Part Three.

Interests of Certain
Persons.......................   See "The Offer -- Interests of Certain Persons
                                 in the Offer" in Part Three.

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICE DATA


     The following table presents the closing prices for Citigroup common stock on the NYSE and Banacci ordinary shares on the Mexican Stock Exchange on May 16, 2001 and June 29, 2001, as well as the offer consideration per Banacci ordinary share implied by those Citigroup closing prices. May 16, 2001 was the last full trading day prior to the public announcement of the offer. June 29, 2001 was the most recent practicable trading day for which information was available prior to the printing of this prospectus.



                                                                                      IMPLIED TOTAL NET
                                                                                        CONSIDERATION
                                                                                  (ON A PER BANACCI ORDINARY
                                                  HISTORICAL DATA                      SHARE BASIS)(2)
                                     -----------------------------------------   ----------------------------
                                      CITIGROUP                                   CITIGROUP
                                     COMMON STOCK    BANACCI ORDINARY SHARES     COMMON STOCK   CASH    TOTAL
                                     ------------   --------------------------   ------------   -----   -----
                                        (US$)       (MEXICAN PESOS)   (US$)(1)     (US$)(3)     (US$)   (US$)
                                     ------------   ---------------   --------   ------------   -----   -----
May 16, 2001.......................     $51.79         Ps.17.45        $1.90        $1.39       $1.33   $2.72
June 29, 2001......................     $52.84         Ps.23.40        $2.58        $1.42       $1.33   $2.75


---------------

(1) Banacci ordinary shares trade on the Mexican Stock Exchange in Mexican pesos. Citigroup common stock trades on the New York Stock Exchange and the Pacific Stock Exchange in U.S. dollars. The May 16, 2001 and June 29, 2001 closing prices in Mexican pesos have been converted to U.S. dollars at 9.166 and 9.060 pesos per U.S. dollar, respectively, the noon buying rate in the City of New York for cash transfers in pesos certified for customs purposes by the Federal Reserve Bank of New York on May 16, 2001 and June 29, 2001, respectively. See "Additional Information For Shareholders -- Currency Presentation and Exchange Rates" in Part Six.


(2) Assumes 4,709,000,000 Banacci ordinary shares, the number of shares outstanding on a fully-diluted basis on the date of this prospectus, are outstanding on a fully-diluted basis on the date the offer is consummated.

(3) Reflects the closing price of Citigroup common stock on the indicated date, multiplied by 0.0269, the fractional share of Citigroup common stock offered per Banacci ordinary share.


     On the date hereof, there are approximately 60 holders of record of Banacci ordinary shares.



     The implied total net consideration as of May 16, 2001, the last full trading day prior to the public announcement of the transaction, reflected an approximately 43% premium for holders of Banacci ordinary shares when measured against the U.S. dollar equivalent closing price for Banacci ordinary shares on that date. The implied total net consideration as of June 29, 2001 reflected an approximately 7% premium for holders of Banacci ordinary shares when measured against the U.S. dollar equivalent closing price for Banacci ordinary shares on that date. We urge you to obtain current market information regarding Citigroup common stock and Banacci ordinary shares. We cannot assure you that the market prices for these securities or the dollar to peso exchange rate will not be significantly different in the future, including on the settlement date for the offer. Any such change could affect the premium for the holders of Banacci ordinary shares.


HISTORICAL MARKET PRICES AND DIVIDENDS

     The principal trading market for Citigroup common stock is the NYSE. Citigroup common stock is also listed on the Pacific Stock Exchange. We have applied to list the shares of Citigroup common stock on the Mexican Stock Exchange. The principal trading market for Banacci ordinary shares is the Mexican Stock Exchange. The following tables set forth with respect to the Citigroup common stock and the Banacci ordinary shares, respectively, the high and low sale price per share on the NYSE and the Mexican Stock Exchange, as applicable, based on published financial sources, and dividends declared for the periods indicated.

                                                                   CITIGROUP COMMON STOCK
                                                              --------------------------------
                      CALENDAR PERIOD                           HIGH        LOW       DIVIDEND
                      ---------------                         --------    --------    --------
                                                                      (US$ PER SHARE)}
Fiscal 1999 (ended December 31, 1999)
  First Quarter.............................................  $33.2188    $24.5000    $0.0900
  Second Quarter............................................  $38.8125    $30.0938    $0.1050
  Third Quarter.............................................  $38.2031    $30.8906    $0.1050
  Fourth Quarter............................................  $43.6875    $31.5469    $0.1050
Fiscal 2000 (ended December 31, 2000)
  First Quarter.............................................  $46.7813    $35.3438    $0.1200
  Second Quarter............................................  $50.7188    $42.0000    $0.1200
  Third Quarter.............................................  $59.1250    $45.4219    $0.1400
  Fourth Quarter............................................  $57.1250    $44.5000    $0.1400
Fiscal 2001 (ending December 31, 2001)
  First Quarter.............................................  $57.3750    $39.0000    $0.1400
  Second Quarter............................................  $53.7500    $41.4000    $0.1400


     The share prices and dividends above have been adjusted for Citigroup's three-for-two stock split paid on May 28, 1999 and its four-for-three stock split paid on August 25, 2000.


                                                         BANACCI ORDINARY SHARES
                                    -----------------------------------------------------------------
                                            HIGH                   LOW                 DIVIDEND
                                    --------------------   --------------------   -------------------
                                     MEXICAN                MEXICAN                MEXICAN
CALENDAR PERIOD                       PESOS      US$(1)      PESOS      US$(1)      PESOS     US$(1)
---------------                     ----------   -------   ----------   -------   ---------   -------
Fiscal 1999 (ended December 31,
  1999)
  First Quarter...................  Ps. 7.1000   $0.7486   Ps. 2.6600   $0.2804   Ps.     0   $     0
  Second Quarter..................  Ps. 9.3700   $0.9879   Ps. 6.2300   $0.6568   Ps.     0   $     0
  Third Quarter...................  Ps. 8.5800   $0.9046   Ps. 5.1300   $0.5409   Ps.     0   $     0
  Fourth Quarter..................  Ps.13.5200   $1.4254   Ps. 5.4000   $0.5693   Ps.     0   $     0
Fiscal 2000 (ended December 31,
  2000)
  First Quarter...................  Ps.16.0000   $1.6869   Ps.11.5000   $1.2124   Ps.     0   $     0
  Second Quarter..................  Ps.14.7800   $1.5582   Ps. 9.1000   $0.9594   Ps.     0   $     0
  Third Quarter...................  Ps.16.9300   $1.7849   Ps.13.3700   $1.4096   Ps.     0   $     0
  Fourth Quarter..................  Ps.15.8000   $1.6658   Ps.12.6000   $1.3284   Ps.     0   $     0
Fiscal 2001 (ending December 31,
  2001)
  First Quarter...................  Ps.19.2500   $2.0295   Ps.14.8400   $1.5646   Ps.0.7200   $0.0759
  Second Quarter..................  Ps.24.1000   $2.5409   Ps.16.0000   $1.6869   Ps.     0   $     0


---------------

(1) Banacci ordinary shares trade on the Mexican Stock Exchange in Mexican pesos. All amounts in Mexican pesos have been converted to U.S. dollars based on the noon buying rate in the City of New York for cash transfers in pesos certified for customs purposes by the Federal Reserve Bank of New York on March 30, 2001. See "Additional Information For Shareholders -- Currency Presentation and Exchange Rates" in Part Six.


POST-OFFER DIVIDEND POLICIES

     Following the consummation of the offer, the declaration of dividends by Citigroup will be at the discretion of the Citigroup board of directors and will be determined by the board after the consideration of various factors, including, without limitation, the earnings and financial condition of Citigroup and its subsidiaries.


     Following the consummation of the offer, Banacci will be a majority-owned subsidiary of Citigroup and may or may not pay dividends as determined by the shareholders of Banacci. At least a majority of the members of the board of directors will have been selected by Citigroup.



     See "The Offer -- Material Tax Consequences" in Part Three for a description of certain withholding tax issues regarding dividends.

                     CONDENSED CONSOLIDATED FINANCIAL DATA
                       OF CITIGROUP INC. AND SUBSIDIARIES

     The following table shows the financial results of Citigroup as of and for the periods indicated. Citigroup's annual figures are derived from Citigroup's financial statements audited by KPMG LLP, independent auditors of Citigroup, and have been prepared in conformity with accounting principles generally accepted in the United States of America. Figures for the three months ended March 31, 2001 and 2000 are unaudited, but Citigroup believes the three-month figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations as of or for these periods. You should not assume that the three-month 2001 results are indicative of results for any future period.

                         AS OF OR FOR THE THREE
                              MONTHS ENDED
                         {MARCH 31, (UNAUDITED)            AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------    --------------------------------------------------------
                           2001         2000         2000        1999        1998        1997        1996
                         ---------    ---------    --------    --------    --------    --------    --------
                                           (IN MILLIONS OF US$, EXCEPT PER SHARE AMOUNTS)
Total Revenues.........  $ 29,804     $ 26,815     $111,826    $ 94,396    $ 85,925    $ 80,530    $ 72,192
Total Revenues, net of
  Interest Expense.....  $ 20,281     $ 19,130     $ 75,188    $ 65,722    $ 55,233    $ 53,231    $ 48,400
Income from continuing
  operations...........  $  3,580     $  3,856     $ 13,519    $ 11,370    $  6,950    $  7,682    $  7,900
Discontinued
  operations...........        --           --           --          --          --          --    $   (334)
Cumulative effect of
  accounting change....  $    (42)          --           --    $   (127)         --          --          --
Net income.............  $  3,538     $  3,856     $ 13,519    $ 11,243    $  6,950    $  7,682    $  7,566
Per common share
  data(1,2):
  Basic earnings per
    share
    Income from
      continuing
      operations.......  $   0.71     $   0.77     $   2.69    $   2.26    $   1.35    $   1.48    $   1.50
    Net income.........  $   0.70     $   0.77     $   2.69    $   2.23    $   1.35    $   1.48    $   1.43
  Diluted earnings per
    share
    Income from
      continuing
      operations.......  $   0.70     $   0.75     $   2.62    $   2.19    $   1.31    $   1.42    $   1.44
    Net income.........  $   0.69     $   0.75     $   2.62    $   2.17    $   1.31    $   1.42    $   1.38
  Cash dividends per
    common share.......  $  0.140     $  0.120     $  0.520    $  0.405    $  0.277    $  0.200    $  0.150
Total Assets...........  $944,327     $821,001     $902,210    $795,584    $740,336    $755,167    $675,738
Total Deposits.........  $313,285     $268,790     $300,586    $261,573    $229,413    $199,867    $185,516
Long-term debt.........  $118,080     $ 89,127     $111,778    $ 88,481    $ 86,250    $ 75,605    $ 67,266
Total stockholders'
  equity...............  $ 68,659     $ 59,911     $ 66,206    $ 58,290    $ 51,035    $ 47,956    $ 43,732

---------------
(1) All amounts have been adjusted to reflect stock splits.

(2) Historical book value per share at March 31, 2001 and December 31, 2000 was US$13.29 and US$12.84 respectively.

                                    PART TWO

                                  RISK FACTORS


     The offer involves risk. You should consider carefully the risks described below before you decide whether or not to tender your shares in the offer.



YOU MAY RECEIVE SHARES OF CITIGROUP COMMON STOCK WITH A MARKET VALUE LOWER THAN YOU EXPECTED.



     We are offering to pay total net consideration of US$1.3272 in cash and
0.0269 share of Citigroup common stock for each Banacci ordinary share. If the market price of Citigroup common stock declines, the value of the total net consideration you will receive will decline as well. For example, during the twelve month period ending on June 29, 2001 (the most recent practicable date prior to the printing of this prospectus), the closing price of Citigroup common stock as adjusted for splits varied from a low of US$39.00 to a high of US$59.125 and ended that period at US$52.84. Variations like these may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of Citigroup, market assessments of the likelihood the offer will be consummated, regulatory considerations, general market and economic conditions and other factors.


THE DIRECTORS AND OFFICERS OF BANACCI MAY HAVE INTERESTS THAT DIFFER FROM YOURS.

     You should be aware that the directors and officers of Banacci have potential conflicts of interest in promoting the offer. For a discussion of these interests, see "The Offer -- Interests of Certain Persons in the Offer" in Part Three.

CITIGROUP MAY FAIL TO RECOGNIZE THE CONTEMPLATED BENEFITS FROM THE TRANSACTION.

     The value of Citigroup's common stock could be adversely affected to the extent we fail to realize the benefits we hope to achieve from the integration of Banacci and Citigroup. It is possible that the transaction could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies. In addition, the success of the transaction will at least in part be subject to a number of political, economic and other factors that are beyond our control.

THE CONSUMMATION OF THE OFFER MAY REDUCE THE LIQUIDITY AND MARKET VALUE OF THE BANACCI SHARES THAT ARE NOT PURCHASED IN THE OFFER AND MAY RESULT IN THEIR DELISTING FROM THE MEXICAN STOCK EXCHANGE.


     The acceptance of Banacci ordinary shares in the offer may substantially reduce the number of holders of Banacci ordinary shares and the number of those shares that might otherwise trade publicly, and may therefore substantially reduce the liquidity and market value of the remaining shares. Upon the consummation of the offer, Banacci will become a subsidiary of Citicorp and an indirect subsidiary of Citigroup. A summary of your rights as a minority holder under Mexican law is included within "Legal Information -- Comparison of Shareholder Rights" in Part Five. Citigroup's majority ownership of Banacci will likely significantly affect the price, if any, that we or a third party may be willing to pay for any shares not purchased in the offer. In addition, after the consummation of the offer we may apply to delist the shares from the Mexican Stock Exchange. Depending on the number of shares acquired in the offer, the shares may no longer meet the listing requirements of the Mexican Stock Exchange and could be delisted even in the absence of any application we may make. Delisting would likely significantly reduce the publicly available information concerning Banacci and could have a significant negative effect on the price at which the stock would trade, if it continued to trade. As a condition to a delisting of the shares from the Mexican Stock Exchange, either at our voluntary request, the request of the Mexican Stock Exchange or by decision of the CNBV, Mexican law would require us to make a public offer in Mexico to purchase any shares held by public minority shareholders. Mexican law provides that any such purchase must be made at the higher of the average market price during the 30 days preceding the offer or book value based on the latest financial information filed with the CNBV. This price could be lower or higher than the price we are offering now. If, after we complete such public offer and prior to the delisting, we are unable to acquire 100% of the Banacci ordinary shares, we will contribute to a trust that will remain open for two years all the necessary resources for the exclusive purpose of purchasing, at the same price as the delisting public offer, the shares of those shareholders that did not tender their shares. Any voluntary delisting would be done in accordance with Mexican and U.S. law.

AFTER THE CONSUMMATION OF THE OFFER, BANACCI WOULD BECOME A MAJORITY-OWNED INDIRECT SUBSIDIARY OF CITIGROUP AND OUR INTERESTS COULD DIFFER FROM YOURS.


     After the consummation of the offer we would have the power to elect at least a majority, and if we acquire 90% or more of the outstanding Banacci shares all, of Banacci's directors, appoint new management, approve certain actions requiring the approval of Banacci's shareholders, including adopting certain amendments to Banacci's constitutive documents and approving mergers or sales of all or substantially all of Banacci's assets. In particular, after the consummation of the offer we intend to integrate Banacci and Citigroup, including by merging Banacci and Citibank Mexico, an indirect wholly-owned subsidiary of Citigroup. In addition, we may, subject to receiving any necessary regulatory approvals, carry out future corporate restructurings involving Banacci or its subsidiaries, including spin-offs, intra-group transfers and other dispositions. These restructurings may include pro-rata spin-offs of subsidiaries of Banacci that result in non-tendering Banacci shareholders receiving interests in the spun-off subsidiaries. These interests may not be listed on any securities exchange or be freely tradeable. See "The
Offer -- Plans for Banacci after the Offer" in Part Three. Our interests with respect to Banacci may differ from those of any remaining minority shareholders.


YOU MAY HAVE DIFFICULTY CONVERTING THE U.S. DOLLARS YOU RECEIVE IN THE OFFER INTO MEXICAN PESOS.


     If all of Banacci's shareholders accept the offer, we will pay an aggregate of US$6.25 billion as the cash portion of the total net consideration in the offer. It is possible that a significant number of Banacci shareholders will exchange the U.S. dollars they receive in the offer for Mexican pesos on or shortly after the settlement date, either by instructing the exchange agent to do so or by other means. While it is impossible to predict the effect that these transactions could have on the dollar to peso exchange rate, you may experience difficulty in exchanging the dollars you receive in the offer for pesos and any exchange rate obtainable might be significantly lower than you may have otherwise anticipated.



     We will pay the exchange agent on behalf of the Indeval participant who tendered your shares the cash portion of the total net consideration in the offer in U.S. dollars. Upon payment of this amount and delivery of the Citigroup shares payable in the offer, Citicorp will have satisfied its obligations relating to the offer and will not have any further responsibility with respect to the offer, including with respect to any payments to be made to Indeval participants or any foreign exchange transactions to be effected as described below. Unless the Indeval participant instructs the exchange agent otherwise, the exchange agent will promptly pay over to the Indeval participant your pro rata share of the total U.S. dollars received by the exchange agent. You may, however, request that the Indeval participant that holds your shares instruct the exchange agent to have a third party convert the dollars allocable to you into pesos. A third party retained by the exchange agent and acting on its behalf will obtain pesos for all Indeval participants who so instruct. The Letter to Clients provided with this prospectus includes a box to check to instruct the Indeval participant that holds your shares to do so.



     The third party retained by the exchange agent and acting on its behalf will exchange dollars for pesos based on prevailing exchange rates and not at a fixed or guaranteed exchange rate. The exchange agent has agreed that it will seek to obtain a commitment from the third party retained to effectuate the conversion from dollars to pesos that it will use commercially reasonable procedures to effect the conversion. The third party retained will be a recognized financial institution which has substantial foreign exchange operations in the dollar-peso market and is not affiliated with the exchange agent or Banacci.



     At any time and from time to time after commencement of the offer and on or before the 20th business day following the settlement date for the offer, a third party retained by the exchange agent and acting on its behalf will engage in transactions to exchange for pesos the aggregate amount of U.S. dollars that tendering Indeval participants instruct it to exchange. Upon the completion of these transactions, but in any event no later than the 20th business day following the settlement date, the exchange agent will simultaneously pay each Indeval participant who instructed the exchange agent to convert dollars into pesos on behalf of tendering holders its pro-rata portion of the aggregate number of pesos received in such transactions, net of all transaction costs, plus interest, if any, earned on such offering proceeds between the settlement date and the date pesos are paid to the Indeval participants. Any holder who instructs the exchange agent to exchange dollars into pesos, or on whose behalf an Indeval participant instructs the exchange agent to exchange dollars into pesos, will be deemed to have irrevocably agreed to the exchange on the terms set forth in this prospectus.



     The third party retained by the exchange agent and acting on its behalf will exchange dollars for pesos based on prevailing exchange rates and not at a fixed or guaranteed exchange rate. We make no assurances as to the timing, execution or rate at which these transactions will occur. Holders who have instructed the exchange agent to exchange U.S. dollars for Mexican pesos will bear the risk of changes in dollar-peso exchange rates during the period the exchange agent has to effect the exchange of dollars into pesos, and exchange rates could change materially during this period.



     Each such Indeval participant will distribute the net offer proceeds received by it to the beneficial owners of Banacci shares on whose behalf it tendered shares in the offer according to the arrangements between the beneficial owners and the Indeval participant and none of Citigroup, Citicorp or the exchange agent will have any responsibility for these payments.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents that are made part of this prospectus by reference to other documents filed with the SEC include various forward-looking statements about Citigroup and Banacci that are subject to risks and uncertainties. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans and objectives of each of Citigroup and Banacci set forth under:

     - "Questions and Answers,"

     - "Part One -- Summary,"

     - "Part Two -- Risk Factors,"

     - "Part Three -- The Offer -- Reasons for the Recommendation of the Banacci Board," "-- Opinion of Financial Advisor to the Banacci Board," "Purpose of the Offer; Citigroup's Reasons for the Offer" and "-- Plans for Banacci after the Offer," and

     - "Part Seven -- Regulatory Matters."

     Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," and "could" are generally forward-looking in nature and not historical facts. You should understand that the following important factors, in addition to those discussed elsewhere in the documents which are incorporated by reference into this prospectus, could affect the future results of the either of Citigroup or Banacci, and could cause results to differ materially from those expressed in such forward-looking statements:

     - the effect of economic conditions and interest rates on a national, regional or international basis;

     - the performance of Citigroup's businesses and/or Banacci's businesses;


     - the ability of Citigroup and Banacci to successfully realize the contemplated benefits of the transaction, including any growth opportunities, integration benefits, leveraging of each company's respective brands or earnings accretion;


     - competitive pressures in the consumer banking and credit card, commercial finance, insurance, financial services, asset management, private banking, corporate and investment banking and capital markets industries;

     - the financial resources of, and products available to, competitors;

     - changes in laws and regulations, including changes in accounting standards;

     - political and economic conditions in Mexico, Latin America and other emerging markets; and

     - changes in the securities and foreign exchange markets.

     These forward-looking statements involve risks and uncertainties in addition to the risk factors described under "Risk Factors" in Part Two.

     Most of these factors are difficult to predict accurately and are generally beyond the control of either Citigroup or Banacci.

     You should consider the areas of risk described above in connection with any forward-looking statements that may be made by Citigroup or Banacci or anyone acting for either or both of them. Except to the extent of any ongoing obligations to disclose material information under the U.S. and Mexican federal securities laws, neither Citigroup nor Banacci undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this prospectus or to report the occurrence of unanticipated events.

                                   PART THREE

                                   THE OFFER

BACKGROUND OF THE OFFER

     In February 2001, Victor Menezes, the Chief Executive Officer of Citigroup's emerging markets business, and Julio de Quesada, the Chief Executive Officer of Citibank Mexico, had dinner in Mexico with Roberto Hernandez, the Chairman of Banamex, and Manuel Medina Mora, the Chief Executive Officer of Banacci. At the dinner, Messrs. Menezes, de Quesada, Hernandez and Medina discussed, among other more general matters, the possibility of certain joint product offerings by Banacci and Citigroup, including in the area of credit cards.

     On March 26, 2001, a representative of Goldman, Sachs & Co., Banacci's financial advisor, contacted Robert Rubin, Member of The Office of Chairman of Citigroup and Chairman of the Executive Committee of Citigroup's Board of Directors, on behalf of Banacci and inquired if Citigroup would be interested in exploring the possible benefits of an affiliation between Citigroup and Banacci.

     Over the next several days Mr. Rubin had a telephone conversation with Mr. Hernandez in which Mr. Hernandez confirmed that Banacci would be interested in exploring an affiliation with Citigroup, and a telephone conversation with Mr. Medina in which Mr. Rubin and Mr. Medina agreed to meet the following week in Mexico.

     On the evening of April 3, 2001, Sanford Weill, the Chairman and Chief Executive Officer of Citigroup, and Mr. Rubin met with Messrs. Hernandez and Medina in Mexico. Their discussions progressed from exploring potential affiliations between Citigroup and Banacci to the possibility of a combination of Citigroup and Banacci.

     Upon their return to New York, Messrs. Weill and Rubin informed several senior members of Citigroup's management of their meeting with Messrs. Hernandez and Medina and requested that they begin a preliminary review of the potential for a combination of Citigroup and Banacci.

     On Thursday, April 19, 2001, Mr. Medina, Fernando Quiroz, the Deputy President of Strategic Planning of Banacci, and Luis Miguel Rodriguez, the Senior Vice President of Investor Relations of Banacci, met in New York with Messrs. Weill, Rubin, Menezes and several other members of Citigroup's senior management. Representatives of each company made presentations on their respective businesses and the business environment in Mexico. These meetings continued on the following day. On the evening of April 19, 2001, Messrs. Weill and Rubin met with Messrs. Medina and Quiroz and further explored a possible combination of Citigroup and Banacci. They agreed to continue their discussions and agreed on a timetable for due diligence reviews and future structural discussions.

     The following week, several telephone conversations occurred between representatives of Citigroup and representatives of Banacci to schedule the agreed-upon due diligence process and structural discussions. On April 24, 2001, Banacci and Citigroup entered into a confidentiality agreement.

     On the morning of Monday, April 30, 2001, members of the senior management of Citigroup and Banacci and their respective legal advisors met in Dallas, Texas and began due diligence sessions that lasted until Friday, May 4, 2001. During this period a number of possible transaction structures and the accompanying accounting, tax and regulatory issues were also discussed. Before the end of these sessions, it was agreed that Messrs. Medina and Hernandez would meet with Messrs. Weill, Rubin and Menezes in New York on May 14, 2001.

     During the week of May 7, 2001, Messrs. Quiroz and Rodriguez met in New York with Mr. Menezes and a number of other Citigroup representatives to continue financial due diligence discussions. During these meetings, Messrs. Quiroz and Rodriguez discussed, among other things, Banacci's results of operations, financial condition and prospects. Further financial and legal due diligence was conducted in Mexico during this week.

                                      III-1

     On Thursday, May 10, 2001 counsel for Citigroup provided draft transaction agreements to Banacci's counsel. The respective legal teams began preliminary discussions of these drafts on Saturday, May 12, 2001.

     On the morning of Monday, May 14, 2001, Messrs. Medina and Hernandez met in New York with Messrs. Weill, Rubin and Menezes and Eduardo Mestre, the head of global investment banking at Salomon Smith Barney, a subsidiary of Citigroup, and negotiated an agreement in principle concerning the structure and terms of the proposed offer. After this meeting the parties continued to negotiate the terms of definitive transaction agreements and continued their due diligence reviews.

     On Tuesday, May 15, 2001, the board of directors of Citigroup held a special meeting to consider the proposed transaction. At this meeting the Citigroup board considered the strategic reasons for the proposed transaction, the principal terms of the proposed transaction and the results of Citigroup's due diligence review. In addition, the board received advice regarding its fiduciary duties under Delaware law and a description of the terms of the proposed transaction agreement and related agreements. Following deliberations, the Citigroup board of directors unanimously approved the offer, the transaction agreement and the related agreements.

     On Wednesday, May 16, 2001, the board of directors of Banacci held a special meeting to consider the proposed transaction. At this meeting the Banacci board considered the strategic reasons for the proposed transaction, the principal terms of the proposed transaction and the results of Banacci's due diligence review. Banacci's financial advisor, Goldman, Sachs & Co., presented a summary of its financial analysis relating to the proposed offer and delivered its opinion to the effect that, as of that date and based upon and subject to the considerations set forth in the opinion, the aggregate of the total net consideration to be offered to all of the holders of Banacci ordinary shares pursuant to the transaction agreement was fair from a financial point of view to such holders. In addition, Banacci's legal advisors discussed with the board its fiduciary duties under Mexican law and described the terms of the proposed transaction agreement and related agreements and responded to questions from directors. Following deliberations, the Banacci board of directors unanimously determined that the offer was fair to and in the best interests of Banacci's shareholders, approved the offer, the transaction agreement and the related agreements, and resolved to recommend that its shareholders accept the offer.

     After the Banacci board meeting, the representatives and legal advisors of each of Citigroup and Banacci continued to negotiate the terms of the transaction agreement and related agreements. Early the following morning negotiations concluded, the parties entered into the transaction agreement and related agreements, and Citigroup and Banacci issued a joint press release announcing the transaction.

RECOMMENDATION OF THE BANACCI BOARD

     AT A MEETING ON MAY 16, 2001, THE BANACCI BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE TRANSACTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER, ARE FAIR TO, AND IN THE BEST INTERESTS OF, BANACCI'S SHAREHOLDERS AND APPROVED THE EXECUTION AND DELIVERY BY BANACCI OF THE TRANSACTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER. THE BANACCI BOARD RECOMMENDS THAT BANACCI'S SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

REASONS FOR THE RECOMMENDATION OF THE BANACCI BOARD

     In connection with its determination that the offer is in the best interests of Banacci's shareholders and its recommendation that shareholders accept the offer and tender their shares, the board of directors of Banacci consulted with its legal advisors on the transaction regarding duties of the members of the board, as well as with members of management. In addition, the Banacci board received an opinion of Goldman, Sachs & Co., its financial advisor, to the effect that, as of May 16, 2001 and based upon and subject to the considerations set forth in the opinion, the aggregate of the total net consideration to be offered to all of the holders of Banacci ordinary shares pursuant to the transaction agreement was fair from a financial point of view to such holders.

                                      III-2

The Banacci board also considered among others, the following material information and factors in reaching its determination as to the offer and its recommendation to Banacci's shareholders:

     - the fact that the implied total net consideration as of May 11, 2001 reflected an approximate premium of 38% for holders of Banacci ordinary shares when measured against the closing price for Banacci ordinary shares on May 11, 2001;

     - presentations by senior members of Banacci management regarding the strategic advantages of integrating Banacci into Citigroup, operational aspects of the transaction and the results of management's operational and legal due diligence review;

     - the current conditions of the Mexican economy and the possibility of obtaining a premium similar to the one offered to the shareholders of Banacci by Citigroup under different circumstances;

     - the current trends towards consolidation and globalization in the financial services industry and, in particular, the Mexican banking industry, which increase the competitive risks facing Banacci and could lessen the market value of Banacci and the shares held by its shareholders;

     - the opportunity that the offer presents for creating the strongest financial entity in Mexico;

     - the opportunities and alternatives available to Banacci if the offer were not to be accepted, including the possibilities of continuing to operate Banacci as an independent entity, a sale of Banacci through a merger or by other means;

     - current financial market conditions and the historical market prices of Banacci's ordinary stock;

     - current financial market conditions, historical market prices of Citigroup's stock and Citigroup's prospects;

     - the opinion delivered to the Banacci Board by Goldman, Sachs & Co., that, as of May 16, 2001 and based upon and subject to the considerations set forth in the opinion, the aggregate of the total net consideration to be offered to all of the holders of Banacci ordinary shares pursuant to the transaction agreement was fair from a financial point of view to such holders;

     - the terms and conditions of the transaction agreements; and

     - the likelihood that the offer would be consummated, given the experience, reputation and financial resources of Citigroup.

     The Banacci board also considered certain adverse factors in its deliberations concerning the merger, including:

     - the challenges of combining the businesses, assets and workforces of two major companies and the risks of not achieving the expected operating efficiencies or growth;

     - the fact that the exchange ratio will not be adjusted even if the value of Citigroup shares decreases prior to consummation of the offer;

     - the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the offer; and

     - the risk that the offer will not be consummated.

     The foregoing discussion of the factors considered by the Banacci board is not intended to be exhaustive, but is believed to include all material factors considered by the Banacci board. In reaching its determination as to the offer and its recommendation that Banacci's shareholders accept the offer and tender their shares, the Banacci board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Banacci board considered all these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

                                      III-3

OPINION OF FINANCIAL ADVISOR TO THE BANACCI BOARD

     On May 16, 2001 Goldman Sachs delivered its oral opinion, subsequently confirmed in writing, to Banacci's board of directors to the effect that, as of that date and based upon and subject to the considerations set forth in the opinion, the aggregate of the total net consideration to be offered to all of the holders of Banacci ordinary shares pursuant to the transaction agreement was fair from a financial point of view to such holders.

     THE FULL TEXT OF THE GOLDMAN SACHS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROSPECTUS AND IS INCORPORATED IN THIS PROSPECTUS BY REFERENCE. THE GOLDMAN SACHS OPINION WAS PROVIDED TO THE BANACCI BOARD OF DIRECTORS FOR ITS INFORMATION AND ASSISTANCE, IS DIRECTED ONLY TO THE FAIRNESS OF THE AGGREGATE OF THE TOTAL NET CONSIDERATION TO BE OFFERED TO ALL OF THE HOLDERS OF BANACCI ORDINARY SHARES PURSUANT TO THE TRANSACTION AGREEMENT FROM A FINANCIAL POINT OF VIEW TO SUCH HOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY BANACCI SHAREHOLDER AS TO WHETHER SUCH HOLDER SHOULD TENDER SHARES IN THE OFFER OR ANY OTHER MATTER RELATED THERETO. THE DESCRIPTION OF THE GOLDMAN SACHS OPINION SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. BANACCI SHAREHOLDERS ARE URGED TO READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs, among other things:

     - reviewed the transaction agreement;

     - reviewed Annual Reports to Shareholders of Banacci for the five years ended December 31, 2000;

     - reviewed certain unaudited historical financial information of Banacci for the year ended December 31, 2000 prepared by the management of Banacci, including U.S. GAAP reconciliations relating to such information;

     - reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of Citigroup for the five years ended December 31, 2000;

     - reviewed certain interim reports to shareholders of Banacci;

     - reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Citigroup;

     - reviewed certain other communications from Citigroup to its stockholders;

     - reviewed certain internal financial analyses and forecasts for Banacci prepared by its management;

     - reviewed certain internal financial analyses for Citigroup prepared by its management;

     - reviewed certain cost savings projected by the managements of Banacci and Citigroup to result from the transactions contemplated by the transaction agreement;

     - held discussions with members of the senior management of Banacci and Citigroup regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the transaction agreement and the past and current business operations, financial condition and future prospects of their respective companies;

     - reviewed the reported price and trading activity for the Banacci ordinary shares and the Citigroup common stock;

     - compared certain financial and stock market information for Banacci and Citigroup with similar information for certain other companies the securities of which are publicly traded; and

                                      III-4

     - reviewed the financial terms of certain recent business combinations in the Latin American banking and financing industries specifically and in other industries generally and performed such other studies and analyses as they considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by Goldman Sachs and has assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed that the forecasts prepared by the management of Banacci, and the cost savings projections prepared by the managements of Banacci and Citigroup, have been reasonably prepared and reflect the best currently available judgments and estimates of the respective managements of Banacci and Citigroup. With respect to the expected future performance of Citigroup, with Banacci's consent, Goldman Sachs' review was generally limited to discussions with senior management of Citigroup, including discussions regarding certain research analysts' earnings estimates for Citigroup. Goldman Sachs is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with Banacci's consent, that such allowances for Citigroup are in the aggregate adequate to cover all such losses. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Banacci or Citigroup or any of their subsidiaries (including any derivative or off-balance-sheet assets or liabilities or loss and loss adjustment expense reserves) and have not been furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and its services did not include actuarial determinations or evaluations or any attempt to evaluate actuarial assumptions and, in that respect, Goldman Sachs assumed the adequacy of the loss and loss adjustment expense reserves of Citigroup. Goldman Sachs assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the transaction agreement will be obtained without any adverse effect on Banacci or Citigroup or on the expected benefits of the transaction contemplated by the transaction agreement. Goldman Sachs noted in connection with its opinion that the transaction agreement made no provision for the acquisition, by merger or otherwise, of Banacci ordinary shares not tendered in the offer.

     The following is a brief summary of the material financial analyses presented to the Banacci board of directors on May 16, 2001 by Goldman Sachs in connection with rendering its opinion to the Banacci board of directors.

     Implied Transaction Multiples and Premium Analysis. Goldman Sachs derived certain implied values, transaction premiums and multiples for the transaction, based on aggregate consideration of US$12,664 million, calculated using the closing price of Citigroup common stock on May 15, 2001. The book value figures used were as of March 31, 2001 and the earnings estimates were based on estimates prepared by the management of Banacci. The results of this analysis are set forth below:

Premium to closing price of Banacci ordinary shares on May
  15, 2001..................................................    43%
Price as a multiple of estimated earnings (U.S. GAAP)
  2001E.....................................................  12.1x
  2002E.....................................................   9.6x
  2003E.....................................................   7.9x
Price as a multiple of estimated earnings (Mexican GAAP)
  2001E.....................................................  10.5x
  2002E.....................................................   8.8x
  2003E.....................................................   7.6x
Price to cash earnings (U.S. GAAP)
  2001E.....................................................  12.0x
  2002E.....................................................   9.6x
  2003E.....................................................   7.9x

                                      III-5

Price to book value
  Tangible (U.S. GAAP)......................................   3.7x
  Stated (U.S. GAAP)........................................   3.8x
  Book Value (Mexican GAAP)*................................   2.8x

---------------
* Total stockholders' equity was Ps.43,172 million as of March 31, 2001, converted to U.S. dollars at an exchange rate of 9.49 Mexican pesos per U.S. dollar.

     Contribution analysis. Goldman Sachs analyzed the relative contributions of Citigroup and Banacci to the combined company's market capitalization, net income and selected balance sheet accounts using an exchange rate of 9.16 Mexican pesos per U.S. dollar. Estimates of 2001 and 2002 net income and cash net income for Citigroup were based on analysts' estimates from the Institutional Brokerage Estimate System, or IBES, a data service that compiles estimates of securities research analysts and corresponding estimates for Banacci were prepared by the management of Banacci. The results of this analysis are set forth below:

                                                               % CONTRIBUTION
                                                            --------------------
                                                            CITIGROUP    BANACCI
                                                            ---------    -------
Market Capitalization.....................................    96.6         3.4
Market Capitalization with 43% Premium....................    95.3         4.7
LTM Net Interest Income...................................    91.1         8.9
Net Income:
  LTM.....................................................    95.4         4.6
  2001 Q1 Annualized......................................    94.8         5.2
  2001E...................................................    93.6         6.4
  2002E...................................................    93.0         7.0
Cash Net Income:
  LTM.....................................................    95.7         4.3
  2001 Q1 Annualized......................................    95.0         5.0
  2001E...................................................    93.8         6.2
  2002E...................................................    93.0         7.0
Loans.....................................................    94.0         6.0
Deposits..................................................    92.8         7.2
Assets....................................................    95.3         4.7
Common Equity.............................................    95.1         4.9
Tangible Common Equity....................................    94.3         5.7

     Selected companies analysis. As part of its May 16, 2001 presentation, Goldman Sachs reviewed and compared certain financial and stock market information for Banacci and Citigroup with the following banks:

LATIN AMERICAN BANKS  U.S. BANKS                         GLOBAL BANKS
--------------------  ----------                         ------------
BBVA-Bancomer         Citigroup                          HSBC Holdings Plc
Banorte               J.P. Morgan Chase & Co.            Barclays Plc
Inbursa               Bank of America Corporation        Deutsche Bank AG
Bradesco              Bank One Corporation               Banco Santander Central Hispano
Itau                  U.S. Bancorp                       Banco Bilbao Vizcaya Argentaria SA
Galicia               Wells Fargo & Company              ABN Amro Holding Nv
Santiago              Wachovia Corporation*              Royal Bank of Canada
                      FleetBoston Financial Corporation

---------------
* Pro forma for First Union's proposed acquisition of Wachovia.

     The market data was as of May 15, 2001. Projected earnings per share and growth rates were based on IBES estimates. Other information was obtained from company annual reports.
                                      III-6

     The following table compares information derived by Goldman Sachs with respect to Banacci and Citigroup and the medians indicated for the selected companies:

                                             LATIN
                                            AMERICAN                GLOBAL   BANACCI    BANACCI
                                             BANKS     U.S. BANKS   BANKS    (MEXICAN    (U.S.
                                             MEDIAN      MEDIAN     MEDIAN    GAAP)      GAAP)    CITIGROUP
                                            --------   ----------   ------   --------   -------   ---------
Price to projected earnings multiple,
  based on estimates of 2001 earnings per
  share...................................    10.2x       13.0x      16.2x     7.3x       8.4x      16.6x
Price to projected earnings multiple,
  based on estimates of 2002 earnings per
  share...................................     9.0x       11.1x      13.9x     6.1x       6.7x      14.6x
Multiple of price to stated book value....     1.8x        2.3x       2.6x     1.9x       2.5x       3.8x
Multiple of price to tangible book
  value...................................     N/A         3.0x       3.5x     2.0x       2.7x       4.6x
Projected five-year growth rate of
  earnings per share......................      15%         11%        13%      14%        14%        14%
Price to projected earnings multiple,
  based on estimates of 2002 earnings per
  share to projected five-year growth rate
  of earnings per share...................      50%        106%        88%      44%        47%       107%

     Selected Transaction Analysis. Goldman Sachs reviewed publicly available information for completed merger or acquisition transactions in the financial industry worldwide and in Latin America.

     The following table compares information with respect to the means and medians for 31 selected worldwide transactions of greater than US$7.5 billion, each occurring since May 1, 1996 and not a merger of equals:

                                                              MEAN    MEDIAN
                                                              ----    ------
Premium to Market Prior to Announcement:
  1 Day.....................................................   36%       30%
  1 Week....................................................   41%       35%
  1 Month...................................................   38%       37%
Price as a multiple of:
  LTM Net Income............................................  25.9x    22.2x
  Book Value................................................  2.0x      2.0x

     The following table compares information with respect to the means and medians for selected transactions involving Latin American financial institutions, each of over US$80 million and involving a change of control:

                                                              PRICE AS A
                                                              MULTIPLE OF
                                                              BOOK VALUE
                                                              -----------
Argentina
  Median....................................................     2.0x
  Average...................................................     2.0x
Brazil
  Median....................................................     1.8x
  Average...................................................     1.8x
Mexico
  Median....................................................     1.1x
  Average...................................................     1.1x

                                      III-7

                                                              PRICE AS A
                                                              MULTIPLE OF
                                                              BOOK VALUE
                                                              -----------
Chile
  Median....................................................     2.4x
  Average...................................................     2.4x
Latin American
  Median....................................................     1.6x

     Discounted cash flow analysis. Goldman Sachs performed a discounted cash flow analysis to determine a range of implied present values of Banacci. All cash flows were discounted back to June 30, 2001. Goldman Sachs performed this analysis using projections supplied by the management of Banacci, as well as IBES estimates of net income. In both cases Goldman Sachs assumed annual asset growth of 5%. Using discount rates ranging from 12% to 20%, and terminal net income value multiples ranging from 8.0x to 12.0x, this analysis resulted in a range of net implied present values of Banacci from US$7.819 billion to US$15.998 billion using management projections and US$7.058 billion to US$14.442 billion using IBES projections.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Goldman Sachs. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Banacci, Citigroup or the offer.

     Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the Banacci board of directors. The analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more of less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Banacci, Citigroup or Goldman Sachs assumes responsibility if future results are materially different from those forecasted.


     Goldman Sachs will be paid a fee upon consummation of the transaction based in part upon the average of the last sales price for the Citigroup common stock on the five trading days ending five trading days prior to the consummation of the offer. Based upon the last sales price for the Citigroup common stock on the last trading day prior to the announcement of the transaction, the fee would equal approximately $21.7 million, of which $3.7 million is discretionary. Banacci will pay $15 million of this fee. The beneficial owners of a significant holding of Banacci ordinary shares have agreed to pay Goldman Sachs the portion of this fee in excess of $15 million (including any amount of the discretionary fee that they determine to pay) and, in the event they fail to pay such excess amount to Goldman Sachs, they have agreed to indemnify Banacci and its affiliates for any losses resulting from such nonpayment. In addition, Goldman Sachs will be reimbursed for its reasonable out-of-pocket expenses (including the fees and disbursements of Goldman Sachs' attorneys) incurred in connection with the services provided by it and Banacci has agreed to indemnify and hold harmless Goldman Sachs and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with its engagement.


     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Banacci selected Goldman Sachs as its financial advisor because Goldman Sachs is a nationally recognized investment banking firm that has substantial experience in investment banking in general, including transactions similar to the proposed transaction, and because of its familiarity with, and prior work for, Banacci.

                                      III-8

     Goldman Sachs provides a full range of financial advisory and securities services and has advised the Banacci board of directors that, in the course of its normal trading activities, it may from time to time effect transactions and hold positions in securities, including derivative securities, of Banacci or Citigroup for its own account and for the accounts of customers. Goldman Sachs is familiar with Banacci, having provided certain investment banking services to Banacci from time to time, including having acted as financial advisor in connection with the transaction agreement. Goldman Sachs has also provided certain investment banking services to Citigroup and its affiliates from time to time, including having acted as co-manager with respect to various preferred stock and debt offerings of Citigroup and its affiliates and as financial advisor to Citigroup in its acquisition of JP Morgan's Global Trust business in June 1998, and may provide investment banking services to Citigroup or its affiliates in the future. As of May 17, 2001, Goldman Sachs accumulated an aggregate long position of 13,956,000 Banacci ordinary shares; an aggregate principal amount of commercial paper of Banacci of US$110,048,546; an aggregate long position of 2,085,695 shares of Citigroup common stock; an aggregate short position of 1,023,160 shares of Citigroup common stock; an aggregate long position in call options to purchase 1,000 shares of Citigroup common stock; an aggregate short position in call options to purchase 551,500 shares of Citigroup common stock; an aggregate long position in put options to sell 650,000 shares of Citigroup common stock; an aggregate short position in put options to sell 50,000 shares of Citigroup common stock; an aggregate long position in warrants to purchase 20,000,000 shares of Citigroup common stock; an aggregate short position in warrants to purchase 197,000 shares of Citigroup common stock; an aggregate long position in various debt securities of Citigroup, aggregate principal amount US$11,443,000; and an aggregate short position in various debt securities of Citigroup, aggregate principal amount US$18,035,000.

PURPOSE OF THE OFFER; CITIGROUP'S REASONS FOR THE OFFER

     We are making the offer in order to acquire 100% of Banacci's shares.

     As more fully described below under "The Transaction Agreements" in Part Four, holders of approximately 58% of Banacci's outstanding shares have deposited their shares in a securities account of an escrow agent and irrevocably instructed the escrow agent to tender their shares in the offer. Consequently, we currently expect to acquire at least a majority of Banacci's shares in the offer.

     We decided to make the offer at this time because:

     - Citigroup is a global financial services company. Our emerging markets franchise represents an important part of our global strategy because of the significant growth opportunities for our businesses in these markets. Our emerging markets growth strategy involves targeted acquisitions of market leading institutions like Banacci, in priority markets such as Mexico.

     - Mexico and the United States have close economic and political ties and, in recent years, the two countries have become increasingly integrated in terms of the flow of goods, services and capital. We believe that financial services are underrepresented in the Mexican economy today and that, particularly in light of the U.S.-Mexico convergence, this presents a significant growth opportunity.

     - We have great confidence in and respect for the senior management team at Banacci and Banamex. They have consistently achieved profitability over the last ten years, even during volatile periods in the Mexican economy, while at the same time reducing expenses and substantially increasing the size of their branch network and their daily transaction volume. The strength of this management team will also facilitate our efforts to integrate our respective companies.

     - We believe that Banacci's brands are among the leading financial services brands in Mexico and the transaction provides us the opportunity to leverage these powerful brands to the rapidly growing Hispanic community -- in particular, the Mexican community -- in the United States, and to Mexican customers around the world.

     - We expect the transaction to be accretive to our earnings per share. Assuming that 100% of Banacci's ordinary shares are purchased in the offer, we currently expect the offer to be accretive to our earnings

                                      III-9
       by $0.05 per share in 2002. This accretion analysis is supported by Banacci management's belief that their franchise will double its net income over the next five years.

     We also considered a number of risks in deciding to pursue this transaction, including:

     - Mexico country risk, including with respect to equity, interest rate and currency volatility, national debt and other fiscal matters

     - Differences between U.S. and Mexican accounting principles

     - Loan portfolio concentration risk with respect to large corporate and Mexican government obligors

     - Differences between Mexican compliance policies and procedures and U.S. policies and procedures

     - Our ability to negotiate satisfactory arrangements with Banacci's joint venture partners

     - The possible distraction of Banacci's management from day-to-day operations while the integration of Banacci and Citigroup is being implemented.

PLANS FOR BANACCI AFTER THE OFFER

     Our long-term goal is to integrate Banacci and Citigroup while preserving the strength and Mexican identity of Banacci. To that end, we anticipate that Roberto Hernandez, Chairman of Banamex, and Alfredo Harp, Chairman of Banacci, will join the Citigroup Board and members of Citigroup's senior management, including Robert Rubin, Victor Menezes and William Rhodes, will join the boards of each of Banacci and Banamex. We expect that the management teams for Banacci and Banamex will be drawn from both Citigroup and Banacci, headed by Manuel Medina Mora, CEO of Banacci, who, upon closing, will also become CEO of Banamex and who will report to Citigroup's Victor Menezes, head of Citigroup's Emerging Markets business, and that certain members of this management team will enter into new employment agreements with Banacci and/or Banamex.


     We currently anticipate that our combined Mexican operations will emphasize the name Banamex along with Citigroup and the brands of Citigroup. We are currently reviewing Banacci and its assets, corporate structure, capitalization, by-laws, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable following the offer in order to best organize and integrate the activities of Banacci and Citigroup, including by merging Banacci and Grupo Financiero Citibank Mexico and engaging in other corporate restructurings involving Banacci or its subsidiaries, including spin-offs, intra-group transfers and dispositions. We currently expect that, after the consummation of the offer, a meeting of Banacci shareholders will be held to approve a reorganization of Banacci. As we will at that time own a majority of Banacci's outstanding shares, we expect that the reorganization will be approved at this meeting and, to the extent necessary, at shareholder meetings of Banacci's subsidiaries, although certain elements of the reorganization may require further regulatory approvals. The reorganization would involve a number of split-offs (escisiones) under Mexican law, which would result in a number of Banacci's current direct and/or indirect subsidiaries being owned directly by the shareholders of Banacci at that time (i.e. after the consummation of the offer) in the same proportions as their ownership interests in Banacci. As a result, non-tendering holders of Banacci ordinary shares may receive interests in these split-off subsidiaries. We do not currently anticipate that the shares of any such split-off entity would be listed on any securities exchange or that a trading market for the shares of any such entity would develop and there may be transfer restrictions imposed on such shares. Accordingly, any interests that non-tendering Banacci shareholders receive in any split-off subsidiaries will likely be highly illiquid. We may also implement mergers or other business combinations involving Banacci and its subsidiaries and other subsidiaries of Citigroup. As a result of these subsequent mergers and business combinations, our ownership interest in some subsidiaries may increase while the corresponding ownership interests of the minority holders may decrease.


     We may apply to delist Banacci's shares from the Mexican Stock Exchange following the offer. Depending on the number of shares acquired in the offer, the shares may no longer meet the listing requirements of the Mexican Stock Exchange and could be delisted even in the absence of any application we may make. As a condition to delisting the Banacci ordinary shares from the Mexican Stock Exchange,
                                      III-10

Mexican law would require us to make a public offer in Mexico to purchase any Banacci ordinary shares held by public minority shareholders and we currently intend to include U.S. security holders in any such public offer for Banacci ordinary shares that may occur. Mexican law provides that any such purchase must be made at the higher of the average market price during the preceding 30 days or book value based on the latest financial information filed with the CNBV. Any voluntary delisting would be done in accordance with Mexican and U.S. law.


TERMS OF THE OFFER

     We hereby make, upon the terms and subject to the conditions set forth in this prospectus, simultaneous offers

     - to purchase all outstanding Banacci ordinary shares for an aggregate of US$12.5 billion in cash, or US$2.6544 per Banacci ordinary share, based upon the fully diluted number of shares outstanding on the date of this prospectus (the "Offer to Purchase") and


     - to sell to each Banacci shareholder who validly tenders Banacci ordinary shares in the Offer to Purchase 0.0269 share of Citigroup common stock per Banacci ordinary share purchased in the Offer to Purchase at a price of US$1.3272 per 0.0269 share of Citigroup common stock, which is equivalent to US$49.26 per whole share of Citigroup common stock (the "Offer to Sell").



     The total net consideration received by each Banacci shareholder in the Offer to Purchase and Offer to Sell for each Banacci ordinary share validly tendered prior to the expiration date will be US$1.3272 net to the seller in cash and 0.0269 share of Citigroup common stock. The simultaneous Offer to Purchase and Offer to Sell form a single offer and can only be accepted together. By validly tendering your Banacci shares in the Offer to Purchase you will be deemed to have accepted the Offer to Sell. One-half of the purchase price payable to for each Banacci ordinary share purchased in the Offer to Purchase, US$1.3272, will simultaneously be applied to pay for the purchase price of the 0.0269 share of Citigroup common stock sold in the Offer to Sell, resulting in each tendering Banacci shareholder receiving the total net consideration described above per Banacci ordinary share validly tendered prior to the expiration date. These dollar and share amounts have been rounded to four decimal places. We will calculate the dollar and share amounts payable to the exchange agent, and the exchange agent will calculate such amounts payable to the tendering Indeval participants, using sufficient decimal places such that the total net consideration per Banacci ordinary share will be US$1.3272456997 net to the seller in cash and 0.0269436804 share of Citigroup common stock, although cash payments will be rounded to the nearest cent and no fractional Citigroup shares will be delivered. This structure and the other terms of the offer have been authorized by the CNBV and should be treated as an integrated transaction.



     The offer will expire at 4:45 p.m., New York City time (3:45 p.m., Mexico City time) on --, 2001, unless extended. The term "expiration date" means 4:45 p.m., New York City time (3:45 p.m., Mexico City time) on --, 2001 unless we, in our sole discretion, notify the exchange agent that the period of the offer has been extended, in which case the term "expiration date" means the latest time and date on which the offer as so extended will expire. See "-- Expiration and Extension." After the expiration of the offer, we may include a secondary offering period as described below under "-- Secondary Offering Period."



     Subject to the terms and conditions described in this prospectus, we will accept all Banacci ordinary shares that have been validly tendered by the expiration date. We reserve the right to terminate the offer, and to not make payment for any previously accepted shares upon the occurrence of any of the conditions described below under "-- Conditions." In such an event, we will promptly return any tendered Banacci ordinary shares. In addition, we also expressly reserve the right to waive any condition to the offer or to make any change in the terms of or conditions to the offer, provided that, except with the prior written consent of Banacci, we will not decrease the consideration offered, change the form of consideration to be paid, decrease the number of shares sought in the offer, impose conditions to the offer in addition to those set forth below, take any action that changes the Mexican income tax treatment of the offer to shareholders or amend any other term of the offer in a manner that is adverse, in any material respect, to the holders of Banacci ordinary shares. If any waiver or amendment constitutes a material change in the information previously disclosed to the holders of Banacci ordinary shares, we will, in accordance with the applicable rules of the SEC and

                                      III-11

CNBV, disclose such change in a manner reasonably calculated to inform such holders. If necessary to permit adequate dissemination of information regarding such a material change, we will extend the expiration date. See "-- No Withdrawal Rights" below.



     We will not pay any fractional shares of Citigroup common stock in the offer. We will pay each tendering Indeval participant cash in lieu of any fractional shares based upon the closing market price of Citigroup common stock on the business day immediately preceding the date the funds are deposited with the exchange agent.


EXPIRATION AND EXTENSION


     The offer will expire at 4:45 p.m., New York City time (3:45 p.m., Mexico City time) on --, 2001, unless extended by Citicorp. The offer will remain open for 20 business days; provided that we may extend the offer until February 28, 2002 (1) if, at the then current expiration date, any of the conditions of the offer have not been satisfied or waived, until such conditions are satisfied or waived or (2) for any period required by applicable law or by any rule, regulation, interpretation or position of the CNBV, the SEC or their respective staffs that is applicable to the offer. During any extension of the offer, all Banacci ordinary shares previously tendered will remain subject to the offer. Except as required by law, we will not extend the expiration date of the offer by more than 20 business days without the consent of the CNBV. The offer may be extended by notice from Citicorp to Citibank Mexico, in its capacity as exchange agent, at any time or from time to time, on or prior to 9:00 a.m., New York City time on the business day immediately preceding the date then fixed for the expiration of the offer. Public announcement of any extension of the offer will be timely made by Citicorp by making a release to the Dow Jones News Service and to a similar press service in Mexico and, if required by law or regulation, by other means reasonably calculated to inform Banacci shareholders.


CONDITIONS


     We will not be required to accept for payment or pay for any tendered Banacci ordinary shares or issue or sell any shares of Citigroup common stock, and may terminate the offer, if (1) as of the expiration date, there has not been validly tendered in accordance with the terms of the offer a number of Banacci ordinary shares equal to at least 57% of the outstanding Banacci ordinary shares on a fully diluted basis (and we have commitments to tender from Banacci shareholders with respect to approximately 58% of the outstanding Banacci shares) or (2) at any time prior to the expiration date of the offer or, in the case of conditions dependent upon the receipt and maintenance in full effect of a required regulatory approval, at any time prior to the date of payment, any of the following conditions exists:


     - the transaction agreement shall have been terminated in accordance with its terms; or

     - there shall be any provision of applicable law or regulation or any judgment, injunction or decree that prohibits the consummation of the offer; or


     - any material required approval, including any required regulatory license, shall not have been obtained or shall have been withdrawn or rescinded, or any required approval other than any immaterial required approvals shall not remain in full force and effect or any governmental authority has (1) imposed, in connection with granting any required approval, any condition, which, when taken together with all other conditions imposed by governmental authorities in connection with the required approvals, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Citigroup's Mexican operations (including Banacci and its subsidiaries) after the settlement date or (2) required the taking of any action after the settlement date which itself requires prior approvals or actions by a governmental authority if, in the reasonable judgment of Citigroup after consultation with Banacci, that action or approval would not reasonably be expected to be taken or obtained and the failure to take those actions or obtain those approvals would reasonably be expected, individually or in the aggregate, to have a material adverse effect on Citigroup's Mexican operations (including Banacci and its subsidiaries); or


                                      III-12

     - there shall have occurred or come to our attention since May 17, 2001 (except as disclosed to us pursuant to Section 6.03 of the transaction agreement) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined in the transaction agreement, on Banacci; or



     - any of Banacci, Banamex or Banacci's significant shareholders shall not have performed in all material respects all of its obligations under the transaction agreement, the option agreement or the escrow agreement, including without limitation the obligation to cause shareholder meetings to be convened to elect, effective as of the consummation of the offer, slates of directors chosen by Citigroup and amend, effective as of the consummation of the offer, the by-laws of Banacci and certain of its subsidiaries as requested by Citigroup, or any of such elections or amendments shall not have occurred and be in full force and effect subject to the consummation of the offer.


which, in the reasonable judgment of Citigroup in any such case, and regardless of the circumstances (including any act or omission by Citigroup) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

     We expressly reserve the right to terminate the offer, not accept for payment any tendered Banacci ordinary shares and not issue or sell any shares of Citigroup common stock upon the occurrence of any of these conditions. We confirm that our reservation of the right to delay acceptance of tendered Banacci ordinary shares or terminate the offer is subject to the provisions of Rule 14e-1(c) under the U.S. Securities Exchange Act of 1934, which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer. If we terminate the offer and do not accept any Banacci ordinary shares for payment, we will give notice to the exchange agent and make a timely public announcement to that effect.


     We cannot waive or amend the condition to the offer that requires at least 57% of the Banacci ordinary shares (on a fully diluted basis) to have been tendered without the approval of Mexican regulatory authorities. Any such waiver or amendment would have to be disclosed in accordance with the applicable rules of the CNBV and the SEC. In such an event, we will, to the extent required by applicable law, extend the offer to permit holders adequate time to consider the effect of such waiver or amendment.


     We may waive any of these conditions, in whole or in part, in our discretion. Any determination we make concerning an event, development or circumstance described above will be final and binding on all parties to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such right.

HOW TO TENDER


     To tender Banacci ordinary shares in the offer, a holder must instruct the broker, dealer, bank, trust company, custodian or other securities intermediary (each, a "Holder's Agent") who holds such shares on its behalf to tender the Banacci ordinary shares prior to the expiration date to Citibank Mexico, the exchange agent for the offer, in the manner described below and upon the terms and conditions described in this prospectus. The Letter to Clients provided with this prospectus includes a form for a holder of Banacci ordinary shares to use to instruct its Holder's Agent to tender Banacci ordinary shares in the offer.


  The Role of Holder's Agents


     A Holder's Agent who has been instructed by a holder to tender Banacci ordinary shares in the offer must arrange for the broker, dealer, bank, trust company, custodian or other securities intermediary who is reflected on the books and records of S.D. Indeval, S.A. de C.V. Institucion para el Deposito de Valores ("Indeval"), the depositary for the Mexican securities clearing system, as the holder of such shares (an "Indeval participant") to, prior to the expiration date, tender the shares in the offer to the exchange agent's account maintained at Indeval in connection with this offer. Shortly following commencement of this offer, the exchange agent will notify all Indeval participants of the identifying information of the account established for this purpose. In the event one or more brokers, dealers, banks, trust companies, custodians or other securities intermediaries act as an intermediary between the Holder's Agent and such Indeval participant, instructions to


                                      III-13
arrange for the shares to be tendered should be delivered to such intermediary to be forwarded to the Indeval participant.

     Each Holder's Agent who intends to tender Banacci ordinary shares in the offer should contact the Indeval participant through which it holds the shares to assure that all necessary arrangements are made with such participant in a timely manner in order to permit such participant to make book-entry delivery of the shares and physical delivery of all required documents on or before the expiration date. Each holder and its Holder's Agent will be responsible for the risks in connection with the procedures of such participant, and we will have no liabilities or obligations in connection with such risks.

     Holder's Agents should contact the exchange agent at the telephone or facsimile numbers which appear on the back cover of this prospectus with any questions in regards to the above.

  The Role of the Indeval Participants

     In order to validly tender Banacci ordinary shares in the offer, an Indeval participant must:

     - deliver those shares by means of book-entry transfer into the Indeval account maintained for such purpose on behalf of the exchange agent and specified by the exchange agent to each Indeval participant promptly after the commencement of the offer, and


     - deliver to the exchange agent signed and completed Indeval tender documentation, which we refer to as an "Indeval Letter," forms of which will be provided by the exchange agent to each Indeval participant promptly after commencement of offer.


     The Holder's Agent will be deemed to have caused the delivery by the Indeval participant of such Indeval Letter to the exchange agent, and to have agreed (1) to be bound by, and to bind the holder on whose behalf the Holder's Agent has acted, to the terms and conditions of the offer described in this prospectus and (2) that Citicorp and the exchange agent may enforce such agreement against such Holder's Agent and its holder.

     INDEVAL LETTERS FROM THE INDEVAL PARTICIPANTS CONSTITUTE THE ONLY TENDER DOCUMENTATION TO BE DELIVERED TO THE EXCHANGE AGENT AND ANY OTHER MATERIALS DELIVERED TO THE EXCHANGE AGENT WILL NOT BE ACCEPTED.

  General Provisions

     THE METHOD OF DELIVERY OF BANACCI ORDINARY SHARES AND ALL OTHER DOCUMENTS OR INSTRUCTIONS IS AT THE RISK OF THE HOLDERS OF BANACCI ORDINARY SHARES.

     A tender will be deemed to have been received only when the exchange agent receives both a duly completed and signed Indeval Letter and confirmation of book-entry transfer of the related Banacci ordinary shares into its Indeval account.

     We reserve full discretion to determine all questions as to tenders, including whether the documentation is complete, the date and time of receipt, the propriety of execution and delivery of any document or instruction, and any other questions as to validity, form, eligibility or acceptability of any tender. We reserve the right to reject any tender not in proper form or otherwise not valid or the acceptance for exchange which may, in the opinion of our counsel, be unlawful, or to waive any irregularities or conditions. Our interpretation of the terms and conditions of the offer will be final and binding.

     We will not be obligated to give any notice of any defects or irregularities in tenders and will not incur any liability for failure to give such notice. The exchange agent may, but will not be obligated to, give notice of any irregularities or defects in tenders, and will not incur any liability for any failure to give notice.

     Banacci ordinary shares will not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived. All improperly tendered shares will be returned without cost to the tendering holder by means of book-entry delivery through Indeval to the account of the applicable Indeval participant promptly after the expiration date.

                                      III-14

     Any Banacci ordinary shares being tendered must be delivered to the exchange agent in accordance with the procedures described in this prospectus on or before the expiration date as there will be no guaranteed delivery procedures permitting delivery after the expiration date.


SECONDARY OFFERING PERIOD



     After the expiration of the offer we may, subject to receipt of any required Mexican regulatory approvals, include a secondary offering period during which we permit additional tenders of Banacci shares at the same price as during the initial offering period. If we announce a secondary offering period, we will accept and promptly after the expiration date of the initial offering period pay the total net consideration for all Banacci shares validly tendered during the initial offering period. We have not at this time made a final decision to include or to not include a secondary offering period. Such decision will be made in our sole discretion, and there is no assurance that we will or will not include such a secondary offering period. In the event we elect to include a secondary offering period, we will notify shareholders of Banacci in a manner consistent with the requirements of the SEC and the CNBV and in any event no later than 9:00 a.m., New York City time, on the next business day after the scheduled expiration date for the initial offering period, and we will immediately begin the secondary offering period. We may extend any initial secondary offering period by any period or periods. Any extension, termination or amendment or extension of a secondary offering period will be followed as promptly as practicable, and in any event no later than 9:00 a.m., New York City time, on the business day immediately preceding the previously scheduled expiration date, by a public announcement thereof. Without limiting the manner in which we may choose to make any public announcement concerning the inclusion or extension of a secondary offering period, we will have no obligation (except as otherwise required by applicable law) to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service and to a similar press service in Mexico.


TERMS AND CONDITIONS OF TENDERS

     Book-entry transfer of Banacci ordinary shares being tendered in the offer together with a duly executed and completed Indeval Letter must be received by the exchange agent in accordance with the terms and conditions of described in this prospectus by 4:45 p.m., New York City time (3:45 p.m., Mexico City time) on --, 2001, unless extended.

     Each holder, by instructing its Holder's Agent to tender Banacci ordinary shares, represents, warrants and agrees, and each Holder's Agent, by delivering, or causing to be delivered, Banacci ordinary shares and an Indeval Letter to the exchange agent, represents and warrants that the holder has represented, warranted and agreed, that:

     - the holder has received a copy of this prospectus and has agreed to be bound by all the terms and conditions of the offer;

     - the holder has full power and authority to tender its Banacci ordinary shares in exchange for cash and Citigroup common stock as described in this prospectus;

     - the holder sells, assigns and transfers the tendered Banacci ordinary shares to the exchange agent as agent for Citicorp, and irrevocably constitutes and appoints the exchange agent as its true and lawful agent and attorney-in-fact, to cause such Banacci ordinary shares to be sold, in the offer on the terms and conditions described in this prospectus and to execute and deliver in the name of the holder any additional documents that, in the reasonable judgment of Citicorp, are necessary or desirable to complete the sale of the Banacci ordinary shares and the purchase of the shares of Citigroup common stock;

     - the Banacci ordinary shares being tendered are and, when accepted by the exchange agent, as agent for Citicorp, will be free and clear of all charges, liens, restrictions, claims, equitable interests and encumbrances, other than the claims of the tendering holder under the express terms of the offer; and

                                      III-15

     - the holder will, upon the request of the exchange agent or Citicorp, execute and deliver any additional documents that, in the reasonable judgment of Citicorp, are necessary or desirable to complete the sale of the Banacci ordinary shares and the purchase of the shares of Citigroup common stock.

NO WITHDRAWAL RIGHTS


     No withdrawal rights are granted in connection with the offer and all tenders of Banacci ordinary shares in the offer will be irrevocable unless we terminate the offer, fail to promptly pay for shares after the expiration date, extend the expiration date of the offer by more than 20 business days, make any change in the offer that results in a decrease in the net cash or number of Citigroup shares payable per tendered Banacci share or make a reduction in the number of Banacci shares sought. In the event we so extend or change the offer, we will grant withdrawal rights as to previously tendered Banacci ordinary shares and these rights will remain in effect for an appropriate period of time.


ACCEPTANCE OF TENDERS


     On the terms and subject to the conditions in this prospectus, validly tendered Banacci ordinary shares will be accepted for payment promptly after the expiration date. Under no circumstances will we pay interest on the purchase price for Banacci ordinary shares, regardless of any delay in making payment, except that the exchange agent may under certain circumstances pay interest on funds deposited with it that are to be exchanged into pesos. Acceptance of tendered Banacci ordinary shares will be effected by our delivery of a notice of acceptance to the exchange agent. We reserve the right to terminate the offer, not make payment for any previously accepted shares and return tendered Banacci ordinary shares upon the failure of any of the conditions to the offer described above under the caption "-- Conditions."



     If we modify the terms of the offer, the modified terms will be available to all holders, whether or not their Banacci ordinary shares have been tendered prior to such modification. We will disclose any material modification to the offer in accordance with the applicable rules of the SEC and, if required, will extend the offer and/or grant withdrawal rights to previously tendered shares in order to permit holders of Banacci ordinary shares adequate time to consider the modification. In the event that we extend the expiration date of the offer by more than 20 business days, make any change in the offer that results in a decrease in the net cash or number of Citigroup shares payable per tendered Banacci share or make a reduction in the number of Banacci shares sought, we will grant withdrawal rights as to previously tendered Banacci ordinary shares and these rights will remain in effect for an appropriate period of time.


     The tender of Banacci ordinary shares in the offer pursuant to the procedures described above under "-- How to Tender" will constitute an irrevocable acceptance by the tendering holder of the offer. Our acceptance for payment of Banacci ordinary shares tendered pursuant to the offer will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions in this prospectus.

     If any tendered Banacci ordinary shares are not accepted because of an invalid tender or because we do not accept any Banacci ordinary shares for payment, the tendered shares will be returned by the exchange agent to the Indeval participant who delivered such shares to the exchange agent, without expense to, but at the risk of, the tendering holder. The return of the shares by the Indeval participant to the account of the tendering holder depends on the arrangements between the holder and the Holder's Agent and the arrangements between the Holder's Agent and the Indeval participant. Neither we nor the exchange agent will have any liabilities or obligations in connection with such arrangements.

     Subject to the terms and conditions of the offer, the exchange agent will, in payment of the total net consideration for validly tendered Banacci ordinary shares, deliver

                                      III-16

     - the cash consideration, including any cash in lieu of fractional shares of Citigroup common stock, by wire transfer of immediately available funds denominated in U.S. dollars to the account specified in the Indeval Letter by the Indeval participant who tendered such Banacci ordinary shares pursuant to the offer; and

     - the whole number of shares of Citigroup common stock by book-entry transfer to the account of the Indeval participant who tendered such Banacci ordinary shares pursuant to the offer.


     We will pay the exchange agent on behalf of the Indeval participant who tendered your shares the cash portion of the total net consideration in the offer in U.S. dollars. Upon payment of this amount and delivery of the Citigroup shares payable in the offer, Citicorp will have satisfied its obligations relating to the offer and will not have any further responsibility with respect to the offer, including with respect to any payments to be made to Indeval participants or any foreign exchange transactions to be effected as described below. Unless the Indeval participant instructs the exchange agent otherwise, the exchange agent will promptly pay over to the Indeval participant your pro-rata share of the total U.S. dollars received by the exchange agent. You may, however, request that the Indeval participant that holds your shares instruct the exchange agent to convert the dollars allocable to you into pesos. A third party retained by the exchange agent and acting on its behalf will obtain pesos for all Indeval participants who so instruct. The Letter to Clients provided with this prospectus includes a box to check to instruct the Indeval participant that holds your shares to do so. If the Indeval Letter delivered by the Indeval participant who tendered your Banacci ordinary shares in the offer instructs the exchange agent to do so, the exchange agent will convert the cash portion of the total net consideration to be paid to you into pesos on your behalf as described below.



     The exchange agent has agreed that it will seek to obtain a commitment from the third party retained to effectuate the conversion from dollars to pesos that it will use commercially reasonable procedures to effect the conversion. The third party retained will be a recognized financial institution which has substantial foreign exchange operations in the dollar-peso market and is not affiliated with the exchange agent or Banacci.



     At any time and from time to time after commencement of the offer and on or before the 20th business day following the settlement date for the offer, the third party retained by the exchange agent and acting on its behalf will engage in transactions to exchange for pesos the aggregate amount of U.S. dollars that tendering Indeval participants instruct it to exchange. Upon the completion of these transactions, but in any event no later than the 20th business day following the settlement date, the exchange agent will simultaneously pay each Indeval participant who instructed the exchange agent to convert dollars into pesos on behalf of tendering holders its pro-rata portion of the aggregate number of pesos received in such transactions, net of all transaction costs, plus interest, if any, earned on such offering proceeds between the settlement date and the date pesos are paid to the Indeval participant. Any holder who instructs the exchange agent to exchange dollars into pesos, or on whose behalf an Indeval participant instructs the exchange agent to exchange dollars into pesos, will be deemed to have irrevocably agreed to the exchange on the terms set forth in this prospectus.



     The third party retained by the exchange agent and acting on its behalf will exchange dollars for pesos based on prevailing exchange rates and not at a fixed or guaranteed exchange rate. We make no assurances as to the timing, execution or rate at which these transactions will occur. Holders who have instructed the exchange agent to exchange U.S. dollars for Mexican pesos will bear the risk of changes in dollar-peso exchange rates during the period the exchange agent has to effect the exchange of dollars into pesos, and exchange rates could change materially during this period.



     Each such Indeval participant will distribute the net offer proceeds received by it to the beneficial owners of Banacci shares on whose behalf it tendered shares in the offer according to the arrangements between the beneficial owners and the Holder's Agent and none of Citigroup, Citicorp or the exchange agent will have any responsibility for these payments.


                                      III-17

     We will pay, or cause to be paid, all security transfer taxes, if any, with respect to the issuance of any shares of Citigroup common stock pursuant to the offer, unless the holder tendering Banacci ordinary shares differs from the person receiving the Citigroup common stock in exchange or if a transfer tax is imposed for any reason other than the issuance of Citigroup common stock pursuant to the offer, in which case the amount of any transfer taxes must be paid by the tendering holder.


ACCOUNTING TREATMENT

     The offer will be treated as a purchase for accounting and financial reporting purposes.

THE EXCHANGE AGENT AND THE INFORMATION AGENT

     Citibank Mexico will act as exchange agent in connection with the offer. No fee will be charged to the Banacci shareholders for the exchange agent's services. Citibank Mexico and Citicorp are each subsidiaries of Citigroup. We will indemnify the exchange agent against certain liabilities in connection with its engagement, including certain liabilities under the U.S. federal securities laws.

     Georgeson Shareholder will act as the information agent for the offer. The information agent may contact holders of Banacci ordinary shares by mail, telephone, facsimile, email, in person or by other similar means and may request brokers, dealers, banks, trust companies, custodians and other securities intermediaries to forward materials relating to this offer to beneficial owners. We will pay the information agent reasonable and customary compensation for its services as information agent and will indemnify the information agent against certain liabilities in connection with its engagement, including certain liabilities under the U.S. federal securities laws.

BROKERAGE COMMISSIONS

     Neither we nor the exchange agent for the offer will charge any brokerage fee in connection with the offer. You should consult with your broker, dealer, bank, trust company, custodian or other securities intermediary as to whether or not they charge any transaction fee or service charges. Except as described above under "-- Acceptance of Tenders," we are not responsible for any brokerage fees, taxes or costs arising in connection with any tender of shares pursuant to the offer, all of which will be the responsibility of the tendering holder.

MATERIAL TAX CONSEQUENCES

  Material U.S. Federal Income Tax Consequences


     The following discussion is the opinion of Davis Polk & Wardwell, U.S. tax advisor to Citigroup. The following describes the material United States federal income tax consequences to a person that sells Banacci ordinary shares for cash and purchases Citigroup common stock pursuant to the offer. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.



     This discussion does not address the tax treatment of persons that are subject to special treatment under the U.S. income tax laws. Persons subject to special treatment include, but are not limited to:


     - banks, financial institutions, securities dealers or traders and insurance companies;

     - tax-exempt entities;

     - investors liable for the alternative minimum tax;

     - investors who hold Banacci ordinary shares as part of straddles, hedging transactions or conversion transactions;


     - United States Holders (as defined below) that have an office or other fixed place of business or "tax home" outside the United States, or investors whose functional currency is not the U.S. dollar; or


                                      III-18

     - persons who acquired Banacci ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation.


  Material U.S. Federal Income Tax Consequences to United States Holders



     As used in this prospectus, the term "United States Holder" means a beneficial owner of Banacci ordinary shares that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (3) an estate or trust the income of which is subject to United States federal income taxation. The following discussion assumes that the United States Holder holds Banacci ordinary shares as capital assets as defined in Section 1221 of the Code. In addition, this discussion does not address the U.S. federal income tax consequences to United States Holders who hold their Banacci ordinary shares through a partnership or other pass-through entity.



     A United States Holder that sells Banacci ordinary shares for cash and purchases Citigroup common stock pursuant to the offer will recognize gain or loss equal to the difference between (a) the sum of the fair market value of the Citigroup common stock on the settlement date and cash received and (b) the holder's aggregate adjusted tax basis of the Banacci ordinary shares exchanged therefor. Any gain or loss recognized by a United States Holder who does not have a tax home (as defined in Section 911(d)(3) of the Code) in a foreign country will generally be treated as U.S. source gain or loss. The recognized gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the United States Holder's holding period for the Banacci ordinary shares exchanged is greater than one year as of the settlement date. The Citigroup common stock received by a United States Holder pursuant to the offer will have a tax basis equal to the fair market value of the Citigroup common stock on the settlement date and a new holding period beginning on the day following the settlement date.


     In addition, if a United States Holder instructs the exchange agent to convert the cash portion of the total net consideration into pesos, the holder may recognize gain or loss on the exchange of U.S. dollars for pesos, which will be ordinary income or loss and U.S. source gain or loss, to the extent the number of pesos into which the U.S. dollars are converted is not equal to the amount into which they would have been converted based upon the exchange rate on the settlement date. A United States Holder may also realize ordinary interest income to the extent the holder's pesos earn interest after the settlement date and prior to the date they are distributed to the United States Holder.


     If a United States Holder holds its Citigroup common stock through Indeval or another foreign intermediary at the time a dividend payment is made and such intermediary is not a "qualified intermediary" or does not otherwise provide information, as required by the Code, which would permit Citibank Mexico to identify the United States Holder, Citibank Mexico will withhold on such dividend payment to such United States Holder at a rate of 30% until such time as it has adequate documentation to identify the United States Holder. A "qualified intermediary", as defined under applicable Treasury Regulations, is a foreign financial institution or clearing organization, a foreign branch or office of a U.S. financial institution or clearing organization, a foreign corporation or any other person acceptable to the United States Internal Revenue Service (the "IRS") that enters into a withholding agreement with the IRS. Citigroup has been informed that Indeval currently is not a qualified intermediary. All the shares of Citigroup common stock that will be delivered pursuant to this offer will be delivered to Indeval so that, as a consequence, United States Holders will hold Citigroup common stock issued in the offer through Indeval. United States Holders whose dividends are subject to this withholding tax may file a claim for refund with the IRS for this withholding tax.



     Information returns will be filed with the Internal Revenue Service in connection with payments of dividends on Citigroup common stock and other proceeds in connection with a disposition of Banacci shares or Citigroup common stock. Generally, payments made to a United States Holder including through Indeval or another foreign intermediary, will be subject to a United States backup withholding tax at the rates specified in the Code on these payments if the United States Holder fails to provide a taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. If a United States Holder holds Banacci shares through Indeval or another foreign


                                      III-19
intermediary and that intermediary is not a qualified intermediary or does not provide Citibank Mexico with a Form W-8IMY, Citibank Mexico may be required to withhold, at the rates specified in the Code, a portion of the cash consideration to be received by the United States Holder in the offer, unless the United States Holder provides a Form W-9 directly to Citibank Mexico or otherwise establishes an exemption from backup withholding with Citibank Mexico. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.



  Material U.S. Federal Income Tax Consequences to Non-U.S. Holders



     The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of Citigroup common stock by a beneficial owner that is a "non-U.S. holder." A "non-U.S. holder" is a person or entity that, for U.S. federal income tax purposes, is (1) a non-resident alien individual (other than certain former citizens of the United States subject to tax as expatriates), (2) a foreign corporation or (3) a foreign estate or trust.



     This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders should consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of Citigroup common stock, including the consequences under the laws of any state, local or foreign jurisdiction.



  Dividends



     Dividends paid to a non-U.S. holder of Citigroup stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. For non-U.S. holders who are eligible for benefits under the Convention between Mexico and the United States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the "Treaty"), dividends paid by Citigroup will be subject to U.S. withholding tax at the reduced rate of 10%, unless the non-U.S. Holder owns at least 10% of the voting stock of Citigroup, in which ease the withholding tax is reduced further to a 5% rate. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. In addition, where dividends are paid to a non-U.S. holder that is a partnership or other pass-through entity, persons holding an interest in the entity may need to provide the certification. If a non-U.S. holder holds its Citigroup common stock through Indeval or another foreign intermediary at the time a dividend payment is made and such intermediary is not a qualified intermediary or does not otherwise provide information, as required by the Code, which would permit Citibank Mexico to treat the non-U.S. holder as being entitled to a reduced rate of withholding under an income tax treaty, Citibank Mexico will withhold on such dividend payment to such non-U.S. holder at a rate of 30% until such time as it has adequate documentation to treat the non-U.S. holder as being entitled to treaty benefits. All the shares of Citigroup common stock that will be delivered pursuant to this offering will be delivered to Indeval so that, as a consequence, non-U.S. holders will hold Citigroup common stock issued in the offer through Indeval. Non-U.S. holders entitled to a lower treaty rate may file a claim for refund with the IRS for the amount of tax withheld in excess of their treaty rate.



     The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI directly or through Indeval or another intermediary, certifying that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate) on an earnings amount that is net of the regular tax.


                                      III-20

  Gain on Disposition of Citigroup Stock



     A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Citigroup stock unless:



     - the gain is effectively connected with a trade or business of the non-U.S. holder in the United States,



     - in the case of certain non-U.S. holders who are non-resident alien individuals, do not qualify as residents of Mexico for purposes of the Treaty, and hold the Citigroup stock as a capital asset, the individuals are present in the United States for 183 or more days in the taxable year of the disposition,



     - Citigroup is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter.



     Citigroup is not, and does not anticipate becoming a U.S. real property holding corporation.



  Information Reporting Requirements and Backup Withholding



     Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares. You may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well. If you hold Banacci shares through Indeval or another foreign intermediary and that intermediary is not a qualified intermediary or does not provide Citibank Mexico with a Form W-8IMY, Citibank Mexico may be required to withhold, at the rates specified in the Code, a portion of the cash consideration to be received by you in the offer, unless you provide an appropriate Form W-8 to Citibank Mexico or otherwise establish an exemption from backup withholding with Citibank Mexico. The amount of any backup withholding from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.



  Federal Estate Tax



     An individual non-U.S. holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in the Citigroup stock will be required to include the value of the stock in his gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.



     THE FOREGOING DISCUSSION IS INTENDED ONLY AS A DESCRIPTION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. IN ADDITION IT DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE OFFER. ACCORDINGLY, BANACCI SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, MEXICAN AND OTHER NON-U.S. TAX CONSEQUENCES OF THE OFFER TO HIM OR HER.



  Material Mexican Tax Consequences



     As the proposed transaction involves the sale of shares of a Mexican entity (Banacci), there are certain Mexican income tax consequences to such sale.


                                      III-21

     Specifically, it is the opinion of Chevez, Ruiz, Zamarripa y Cia, S.C., Mexican tax advisor to Citigroup, that the sale of shares of Banacci will have the following Mexican tax consequences:


     Mexican Individuals. Because the Banacci shares are considered by the Mexican tax authorities as traded amongst the general investing public and the sale is carried out through the Mexican stock exchange, the gain derived from the sale of the Banacci shares will be exempt from Mexican taxation for Mexican resident individuals.


     Mexican Resident Corporations. A legal entity is considered a resident for Mexican tax purposes if such entity is incorporated under the laws of Mexico as well as if it has established its main seat of administration or its executive offices in Mexico. Any gain derived from the sale of the Banacci shares by such corporations will be taxable at the normal corporate income tax rate for Mexican corporations (i.e. 35%).


     Non-Mexican Resident individuals and corporations. Because the Banacci shares are considered by the Mexican tax authorities as traded amongst the general investing public and the sale is carried out through the Mexican stock exchange, the gain derived from the sale of the Banacci shares will be exempt from Mexican taxation for non-Mexican residents (both individuals and legal entities) unless the gain is attributable to a permanent establishment or fixed base in Mexico (in which case the gain will be subject to the normal corporate income tax rate in Mexico).

     Additional Information for U.S. Shareholders. If the sale were not to qualify as a tax exempt transaction under the Mexican income tax law as described in the preceding paragraph and the shareholder were a resident of the United States of America for tax purposes, the sale of such shares would be exempt from Mexican income tax under the U.S./Mexico Treaty to Avoid Double Taxation (the "Treaty") provided that the following conditions are met:


     1. Such person has a participation, directly or indirectly, of less than 25% in the capital of Banacci during the 12-month period preceding the sale of such participation;



     2. The shareholder qualifies as a resident of the United States of America for purposes of the Treaty. Generally, to qualify as a U.S. resident for Treaty purposes the person must be liable to tax in the United States by reason of his residence, domicile, place of management, place of incorporation or similar criterion; and



     3. If the person is not an individual, such person is not subject to the limitation of benefits article (article 17) of the Treaty.


     Cash consideration received in pesos: Shareholders that instruct the exchange agent to convert the cash portion of the total net consideration into pesos may receive such cash up to 20 days after the sale of their shares. Because of the timing difference between that sale date and the actual receipt of cash the shareholders will incur a currency risk and will receive interest from the sale date to the actual cash receipt date. The Mexican tax consequences on the currency risk and the interest received will only affect Mexican resident shareholders and are as follows:


          Interest Earned. If a Mexican resident shareholder instructs the exchange agent to convert the cash portion of the total net consideration into pesos, interest, if any, earned by such Mexican resident shareholder (individual or corporation) on the U.S. dollars or pesos prior to distribution of the pesos to the shareholder will be taxable to such shareholder. However, the taxable amount will be limited to the real interest earned (nominal interest less inflation). Additionally, the shareholders will be required to calculate an applicable inflationary loss which will be an offset of any real interest earned.



          Currency exchange gain or loss. The currency exchange gain or loss incurred by Mexican resident shareholders (individual or corporation) must be included in the shareholders taxable income as a component (addition or subtraction) of any interest earned. However, currency loss and inflationary loss may only be deducted up to the amount of any real interest earned. Any excess currency loss and inflationary loss not deducted in the year in which it is incurred may be carried forward and offset against taxable interest earned and currency exchange gains in the following four taxable years.


                                      III-22

INTERESTS OF CERTAIN PERSONS IN THE OFFER


     In considering the offer, you should be aware that Citigroup and certain directors, officers and controlling shareholders of Banacci and its subsidiaries may have interests that differ from yours and may present actual or potential conflicts of interests in connection with the offer.

  Interests of Citigroup

     As described above under "-- The Offer-Plans for Banacci after the Offer," a number of the members of Citigroup's senior management, including Robert Rubin, Victor Menezes and William Rhodes, will become directors of Banacci and Banamex after the offer.

  Interests of Banacci

     Pursuant to the transaction agreements, we have entered into the following arrangements with certain directors, officers and/or shareholders of Banacci. Roberto Hernandez Ramirez and Alfredo Harp Helu will be named directors of Citigroup. Jose G. Aguilera Medrano will be named as a director of Banacci along with Messrs. Hernandez and Harp. In addition, Manuel Medina Mora will become the chief executive officer of Banacci and Banamex once Banacci is a subsidiary of Citigroup and will also be named as a director of Banacci. Finally, Lorenzo H. Zambrano and Valentin Diez Morodo will be appointed to an International Advisory Board of Citigroup. We anticipate that 20 members of the management team of Banacci and Banamex will enter into employment agreements with Banacci and/or Banamex.

  Certain Shareholders of Banacci


     As of June 29, 2001, Banacci had outstanding 4,709,000,000 shares, each having a par value of Ps.3.00 per share.



     The following table sets forth certain information concerning the beneficial ownership of the capital stock of Banacci by each person known to Banacci to beneficially own more than 5% of the outstanding capital stock of Banacci at June 29, 2001 and the aggregate beneficial ownership of the outstanding capital stock of Banacci by Banacci's directors, officers and such 5% shareholders as a group as of June 29, 2001. Other than through the trusts described below, to Banacci's knowledge no director or officer of Banacci beneficially owned more than 1% of Banacci's outstanding capital stock as of that date. The shares of capital stock of Banacci held by these parties have the same voting rights as all other outstanding shares of Banacci capital stock.


                                                    SERIES O-1 SHARES     % CAPITAL
                                                    ------------------    ---------
                                                    (1 VOTE PER SHARE)
Trust 11779-8(1)..................................      277,367,472          5.9%
Trust 13037-9(2)..................................      330,529,632          7.0%
Trust 11776-3(3)..................................      438,878,907          9.3%
Trusts, directors and officers as a group(4)......    2,110,071,445         44.8%

---------------
(1) This trust is controlled by Mr. Aguilera, a member of Banacci's board of directors, for his benefit and/or for the benefit of certain of his family members.

(2) This trust is controlled by Mr. Harp, a member of Banacci's board of directors, for his benefit and/or the benefit of certain of his family members. In addition, other trusts (none of which individually holds more than 5% of Banacci's outstanding capital stock) controlled by Mr. Harp for his benefit and/or the benefit of certain of his family members hold, in the aggregate, 305,400,000 shares.

(3) This trust is controlled by Mr. Hernandez, a member of Banacci's board of directors, for his benefit and/or the benefit of certain of his family members. In addition, other trusts (none of which individually holds more than 5% of Banacci's outstanding capital stock) controlled by Mr. Hernandez for his benefit and/or the benefit of certain of his family members hold, in the aggregate, 283,424,973 shares.

(4) The figures included in this item reflect shares held by the trusts identified above and certain other trusts that beneficially own less than 5% of Banacci's outstanding capital stock. All of these trusts beneficially

                                      III-23
    own, in the aggregate, 44.8% of Banacci's outstanding capital stock and are controlled by members of Banacci's board of directors. Except for the directors identified by name above, none of these directors, individually, controls more than 5% of Banacci's outstanding capital stock through these trusts. The directors of Banacci who control the trusts referenced in this footnote do not act as a group with respect to these trusts. All of the trusts referenced in this footnote have agreed to tender all of the Banacci shares they beneficially own pursuant to the offer. As of June 29, 2001, the Banamex Pension Fund, a trust for the benefit of the Banamex Restricted Stock Plan for General Employees and a trust for the benefit of the Banamex Restricted Stock Plan for Senior Executives owned in the aggregate approximately 7.2% of the outstanding shares of Banamex capital stock. One or more of the directors and officers of Banamex may be beneficiaries of such plans.


     Messrs. Hernandez and Harp will become directors of Citigroup upon consummation of the offer. See "-- Interests of Banacci" above. During 2000, Banacci paid each of Messrs. Hernandez and Harp total compensation, including salary, legal compensation, vacation premium, bonus and "aguinaldo," of Ps.8,444,156 (US$890,264).

     Mr. Harp currently serves as Chairman of the Board of Directors of Banacci. In addition, Mr. Harp serves as Chairman of the Directors Committee of Banamex and is a member of the Board of Directors of Accival and Organizacion Robert's, S.A. de C.V. Prior to his employment with Banacci, Mr. Harp has served as Chairman of the Board of Directors of the Mexican Stock Exchange, the Asociacion Mexicana de Casas de Bolsa, A.C. (Mexican Association of Brokerage Houses), the Instituto Mexicano de Mercado de Capitales, A.C. (Mexican Institute of Capital Markets) and the Centro de Comunicacion Bursatil 2000 (Stock Market Communication Center 2000). He was also a member of the Board of Directors of Compania Industrial San Cristobal, S.A., Paris Londres, S.A. de C.V. and Bancomer, S.N.C. Mr. Harp was co-founder of Accival and has served as Chairman of its Board of Directors. Mr. Harp was born in 1944.

     Mr. Hernandez currently serves as Chairman of the Board of Directors and Chief Executive Officer of Banamex. In addition, Mr. Hernandez is a member of the Board of Directors of Grupo Televisa, S.A., Ingenieros Civiles Asociados, S.A. de C.V., Muenchener de Mexico, S.A. de C.V., Grupo Modelo, S.A. de C.V and Grupo Maseca, S.A. de C.V. Prior to his employment with Banamex, Mr. Hernandez has served as Chairman of the Board of Directors of the Mexican Stock Exchange and of the Asociacion de Banqueros de Mexico, A.C. (Mexican Banking Association). Mr. Hernandez was co-founder of Accival and has served as Chairman of its Board of Directors. Mr. Hernandez was born in 1942.

STOCK EXCHANGE LISTINGS

     Citigroup common stock is currently listed on the New York Stock Exchange and the Pacific Exchange, under the symbol "C." Citigroup has applied to list the Citigroup common stock to be issued pursuant to the offer on the Mexican Stock Exchange.


     We expect that you will be able to sell your Citigroup shares on each stock exchange on which our shares are listed, so long as your broker or other securities intermediary has the ability to execute transactions on that exchange. You should be aware that there may be significant differences between the New York Stock Exchange, the Pacific Stock Exchange and the Mexican Stock Exchange. For example, common stock transactions on the Mexican Stock Exchange currently settle on the second business day after the transaction, while common stock transactions on the New York Stock Exchange and the Pacific Stock Exchange currently settle on the third business day after the transaction. In addition, prices on the Mexican Stock Exchange are quoted in Mexican pesos, while prices on the New York Stock Exchange and the Pacific Stock Exchange are quoted in U.S. dollars. There can be no assurances that the price of our common stock will be equivalent on each exchange on which it is listed.


     After the consummation of the offer, we may apply to delist the Banacci ordinary shares from the Mexican Stock Exchange. See "-- Plans for Banacci after the Offer" above.

                                      III-24

NO APPRAISAL RIGHTS

     No appraisal or dissenters rights will be available to holders of Banacci ordinary shares in connection with the offer. In the event that the Banacci ordinary shares are delisted from the Mexican Stock Exchange, we will be required under Mexican law to make a public offer to repurchase any Banacci shares held by public minority shareholders. See "-- Plans for Banacci after the Offer" above.

SOURCE AND AMOUNT OF FUNDS


     The total amount of funds required by Citicorp to consummate the offer and to pay related fees and expenses is estimated to be approximately US$6.275 billion. Citicorp will obtain such funds from existing resources, including utilization of long-term debt facilities, other financings and internally generated funds of Citigroup and its subsidiaries. The offer is not conditioned on any financing arrangements.


                                      III-25

                                   PART FOUR

                           THE TRANSACTION AGREEMENTS

GENERAL

     This section of the prospectus describes certain provisions of the transaction agreement which we entered into on May 17, 2001 with Banacci, Banamex and various family trusts controlled by certain shareholders (the "signatory shareholders") of Banacci who together hold approximately 58% of Banacci's ordinary shares, and certain provisions of the option and escrow agreements which we also entered into on May 17, 2001 with the signatory shareholders. THIS DESCRIPTION IS NOT COMPLETE AND WE QUALIFY IT IN ITS ENTIRETY BY REFERENCE TO THE TRANSACTION AGREEMENT, OPTION AGREEMENT AND ESCROW AGREEMENT, COPIES OF WHICH WE HAVE ATTACHED AS ANNEX A TO THIS PROSPECTUS, AND WHICH WE INCORPORATE INTO THIS PROSPECTUS BY REFERENCE. WE URGE YOU TO READ EACH OF THESE AGREEMENTS CAREFULLY AND IN THEIR ENTIRETY.

     We are making the offer pursuant to the terms of the transaction agreement. Each of the parties to the transaction agreement has agreed to use its best efforts to consummate the offer on or prior to September 30, 2001.

LOCK-UP ARRANGEMENTS

     Transaction Agreement. In the transaction agreement the signatory shareholders who collectively hold approximately 58% of the outstanding Banacci ordinary shares have agreed subject to the conditions specified below under "-- Conditions":

     - to tender, or cause the escrow agent described below to tender, all their Banacci ordinary shares in the offer and not to withdraw those shares unless and until the offer is abandoned by us or the transaction agreement is terminated;

     - except as contemplated by the transaction agreement, the option agreement and the escrow agreement and except with our prior written consent, not to, directly or indirectly, during the term of the option agreement (1) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Banacci ordinary shares held by it or (2) acquire, sell, assign, transfer, encumber, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment transfer, encumbrance or other disposition of any of the Banacci ordinary shares held by it or seek or solicit any of the foregoing; and

     - to exercise his, hers or its voting authority with respect to its Banacci ordinary shares in a manner consistent with the terms of the transaction agreement and to vote or cause to be voted all of its shares as may be necessary to implement the terms of the transaction agreement.

     Escrow Agreement. Each signatory shareholder has entered into the escrow agreement pursuant to which it has deposited its Banacci ordinary shares in a securities account opened at a depositary bank by Citibank, N.A. (the "escrow agent") in favor of the signatory shareholders but for the benefit of the escrow agent and has irrevocably appointed the escrow agent as its attorney-in-fact and proxy, with full power of substitution for and in the signatory shareholder's name, in order to tender the shares into the offer.

     After we certify to the escrow agent that the conditions specified below under "-- Conditions" have been satisfied or waived and instruct the escrow agent to tender the shares in the offer, if the escrow agent is not presented with an injunctive order from a court of competent jurisdiction relating to the instructions to tender by the close of the second business day following the receipt of such certification and instructions, the escrow agent will tender the signatory shareholders' shares to the exchange agent for the offer.

     As described below, each signatory shareholder has granted us an option to purchase its Banacci ordinary shares in the event it breaches its obligation to tender its shares as described above or if specified persons breach their non-solicitation obligations described below. In the event that Citigroup delivers notice of its intent to exercise this option to the escrow agent with a copy to the relevant signatory shareholders, the escrow agent may release the shares only as follows (notwithstanding any subsequent termination or expiration of the escrow agreement):

     - if by the close of business of the second business day following the receipt by the escrow agent of the exercise notice, the escrow agent is not presented with an injunctive order from a court of competent jurisdiction relating to the exercise of the option, then such shares shall be released to Citigroup at the closing specified in the exercise notice; or

     - if such injunctive order is presented to the escrow agent within the specified period, then such shares shall be released (A) pursuant to written instructions signed by both the relevant signatory shareholders and Citigroup, or (B) pursuant to the terms of a final, non-appealable court order, issued by a court exercising jurisdiction as contemplated by the escrow agreement, establishing Citigroup's or the signatory shareholder's right to have such shares released to them.

     At any closing of an exercise of the option by Citigroup, upon receipt of
(1) a certificate of Citigroup stating that all conditions set forth in the option agreement have been met or waived pursuant to the terms thereof, (2) the consideration for the shares to be purchased at such closing and (3) if applicable, the written instructions or the court order referred to in the immediately preceding bullet point, the escrow agent will (A) transfer the shares to the account specified by Citigroup and (B) distribute the consideration to the signatory shareholders from which the shares are purchased, on a pro-rata basis, based on the number of shares deposited in escrow by each.

     Option Agreement. Under the option agreement, each signatory shareholder has granted Citigroup an irrevocable option to purchase all of such holder's Banacci ordinary shares at a price per share equal to (1) US$1.33, payable in cash in U.S. dollars, plus (2) 0.02694368 newly issued shares of Citigroup common stock, subject to adjustment upon changes in Banacci's capitalization or the offer price. Citigroup may exercise this option in accordance with the terms of the escrow agreement with respect to the shares of a signatory shareholder in the event that (1) such shareholder breaches its obligation under the transaction agreement to tender its shares in the offer or (2) such shareholder, shareholders who collectively own 20% or more of the outstanding Banacci ordinary shares, Banamex, Banacci or any of their subsidiaries breach its no solicitation obligations under the transaction agreement. See "-- No Solicitation" below.

     The option agreement provides that all Banacci shares delivered to the escrow agent's securities account will remain subject to the escrow agreement until the earliest of (1) the purchase of such shares by Citigroup pursuant to the offer or the option, (2) the date the offer is abandoned because the conditions of the offer have not been satisfied (other than due to a breach by any signatory shareholder of its obligations under the transaction agreement) or
(3) termination of the transaction agreement by Banacci or Citigroup or both pursuant to clauses (a), (b)(1) or (b)(2) described below under "-- Termination and Termination Fee" or by Citigroup pursuant to clause (b)(3) described below under "-- Termination and Termination Fee."

CONDITIONS

     The obligation of each signatory shareholder to tender its shares in the offer is subject to a number of conditions, including the following:

     - no provision of applicable law or regulation and no judgment, injunction or decree prohibits the making or consummation of the offer;

     - the shares of Citigroup common stock to be exchanged in the offer (1) shall have been registered in accordance with all applicable Mexican laws, (2) shall have been approved for listing on the New York Stock Exchange and the Mexican Stock Exchange, subject to official notice of issuance, and (3) shall have been determined by the Mexican Secretaria de Hacienda y Credito to have been placed among the investing public within the meaning, and for the purposes of paragraph XVI of Article 77 and
       Article 151 of the Mexican income tax law;

     - all required approvals other than any immaterial required approvals shall have been obtained and shall remain in full force and effect; provided that a required approval shall not be deemed to have been obtained to the extent that any governmental authority shall have (1) imposed, in connection with granting any such required approval, any condition, which, when taken together with all other conditions imposed by governmental authorities in connection with the required approvals, would reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined in the transaction agreement, on Citigroup's Mexican operations (including Banacci and its subsidiaries) after the settlement date or (2) required the taking of any action after the settlement date which itself requires prior approvals or actions by a governmental authority if, in the reasonable judgment of Citigroup after consultation with Banacci, such action or approval would not reasonably be expected to be taken or obtained and the failure to take such actions or obtain such approvals would reasonably be expected, individually or in the aggregate, to have a material adverse effect, as defined in the transaction agreement, on Citigroup's Mexican operations (including Banacci and its subsidiaries).

     - Citigroup and Citibank shall have performed in all material respects all of its obligations under the transaction agreement and under the option agreement and the escrow agreement required to be performed by it at or before the date this prospectus is first mailed to Banacci shareholders;

     - the representations and warranties of Citigroup and Citibank set forth in the transaction agreement relating to their capitalization shall be true and correct as of the date this prospectus is first mailed to Banacci shareholders in all material respects as if made at and as of such date and all other representations and warranties of Citigroup and Citibank set forth in the transaction agreement, the option agreement and the escrow agreement, disregarding all qualifications as to materiality or material adverse effect contained therein, shall be true and correct as of the date this prospectus is first mailed to Banacci shareholders as if made at and as of such date, except to the extent that any breaches thereof or inaccuracies therein (determined after disregarding all such qualifications) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined in the transaction agreement, on Citigroup; and Banacci shall have received a certificate signed by the chief financial officer of Citigroup to that effect;

     - there shall not have occurred since May 17, 2001 any event, occurrence, development or state of circumstances of facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined in the transaction agreement, on Citigroup; and

     - the tender of the Banacci shares of the signatory shareholders in the offer and the exchange thereof for Citigroup common stock shall be treated for Mexican income tax purposes as a tax exempt transaction.

     The transaction agreement defines "material adverse effect," with respect to any person, as a material adverse effect on the financial condition, business, assets or results of operations of such person and its subsidiaries, taken as a whole, excluding any adverse effect resulting from (1) changes in banking or other laws or regulations (or interpretations thereof) adopted by any governmental authority that do not discriminate against such person based on factors not generally applicable to all persons who, considered together with their affiliates, operate similar businesses within the jurisdiction of that governmental authority, (2) actions or omissions of a party to the transaction agreement taken with the prior written consent of Banacci, in the case of any act or omission of Citigroup or of Citibank, or Citigroup, in the case of any act or omission of Banacci, Banamex or any signatory shareholder, or actions in furtherance of the transactions contemplated by the transaction agreement, and
(3) to the extent not adversely affecting such person in a way that differs materially from the effect on other financial institutions operating primarily in the same jurisdictions as such person (a) changes in Mexican or U.S. GAAP, the accounting principles and criteria established by the CNBV as applicable to Banamex and its subsidiaries or U.S. regulatory accounting requirements applicable to Mexican or U.S., as the case may be, banks and their holding companies generally, (b) changes in prevailing interest rates, exchange rates or other general economic conditions affecting financial services companies or banks and their holding companies generally, and (c) changes arising from the announcement of the transactions contemplated by the transaction agreement.

NO SOLICITATION

     Except, in the case of Banacci and Banamex, to the extent required in accordance with the exercise of fiduciary duties (none of which fiduciary duties currently exist under Mexican law) requiring it to take any of the actions described below, none of the signatory shareholders, Banacci or Banamex, and none of their respective subsidiaries, affiliates, officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors may, directly or indirectly, (1) solicit, initiate or take any action to facilitate or encourage the submission of any acquisition proposal, (2) enter into or participate in any discussions or negotiations with, furnish any confidential information relating to Banacci or any of its subsidiaries or afford access to the business, properties, assets, books or records of Banacci or any of its subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an acquisition proposal, or (3) grant any waiver or release under any standstill or similar agreement to which Banacci or any of its subsidiaries is a party. As described below under "-- Termination and Termination Fee," a breach of this non-solicitation obligation may result in a termination fee becoming payable to us.

     As used in the transaction agreement, an "acquisition proposal" means, with certain exceptions, any third party offer, proposal or inquiry relating to, or any third party indication of interest in, (1) any acquisition or purchase, direct or indirect, of any material assets of Banacci or any significant subsidiary of Banacci, or of over 10% of any class of equity or voting securities of Banacci or any significant subsidiary of Banacci, (2) any tender offer (including a self-tender offer) or offer that, if consummated, would result in any third party beneficially owning 10% or more of any class of equity or voting securities of Banacci or any significant subsidiary of Banacci, or (3) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Banacci or any significant subsidiary of Banacci.

     Each of the signatory shareholders and Banacci and Banamex shall, and shall cause their respective subsidiaries, affiliates, officers, directors, employees, investment bankers, attorneys or other agent of advisors to, notify Citigroup promptly (but in no event later than 24 hours) after receipt by any of such persons of any acquisition proposal, any indication by a third party to any of such persons that it is considering making an acquisition proposal or any request for confidential information relating to Banacci or any of its subsidiaries or for access to the business, properties, assets, books or records of Banacci or any of its subsidiaries by any third party that Banacci reasonably believes may be considering making, or has made, an acquisition proposal. Each of the signatory shareholders and Banacci and Banamex shall, and shall cause all such other persons to identify the third party making, and the terms and conditions of, any such acquisition proposal, indication or request. Each of the signatory shareholders and Banacci and Banamex shall, and shall cause all such other persons to, keep Citigroup fully informed, on a current basis, of the status and details of any such acquisition proposal, indication or request. Each of the signatory shareholders and Banacci and Banamex shall, and shall cause all such other persons to, cease immediately and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any third party conducted prior to the date of the transaction agreement with respect to any acquisition proposal and use its commercially reasonable best efforts to cause any such party (or its agents or advisors) in possession of confidential information about Banacci or any of its affiliates that was furnished by or on behalf of Banacci, Banamex or the signatory shareholders to return or destroy all such information.

AGREEMENTS CONCERNING THE OPERATIONS OF BANACCI AND ITS SUBSIDIARIES

     Banacci and Banamex agreed in the transaction agreement that Banacci and each of its subsidiaries will conduct their business in the ordinary course consistent with their past practice and will use their best efforts to maintain their business organizations and their relationships with third parties and employees. Without limiting the generality of the forgoing but subject to certain exceptions, Banacci and its subsidiaries will not:

     - adopt or propose any change to their charter documents;

     - merge or consolidate with, or acquire a material amount of stock or assets of, any other person;

     - declare, set aside or pay any dividend or other distribution, or repurchase, redeem or acquire any of their outstanding shares, except for any and all dividends declared or set aside for payment or paid by any subsidiary of Banacci; provided that if the transactions contemplated by the transaction agreement, the option agreement and the escrow agreement are not consummated on or prior to September 30, 2001, the parties shall consult with each other reasonably promptly to consider whether it is commercially reasonable that Banacci should declare dividends prior to the consummation of the transaction, which dividends can only be paid with the consent of Citigroup, such consent not to be unreasonably withheld or delayed;


     - amend any material term of any outstanding material security;

     - incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business;

     - create or otherwise incur any lien on any material asset other than in the ordinary course of business consistent with past practice;

     - make any material loan, advance or capital contribution to or investment in any non-wholly-owned subsidiary, other than in the ordinary course of business consistent with past practice;

     - enter into any transaction or make any commitment relating to its assets or business, or relinquish any contract or other right, which is material to Banacci and its subsidiaries, other than in the ordinary course of business consistent with past practice or as contemplated by the transaction agreement;

     - materially change any method of accounting, tax accounting or accounting principles or practice;

     - pay, or enter into or amend any agreement for, employment, deferred compensation, collective bargaining, pension or severance or termination pay, or materially increase the compensation, bonus or benefits payable to any employee of Banacci or its subsidiaries, other than in the ordinary course of business consistent with past practice;

     - cancel any material licenses which would reasonably be expected to have a material adverse effect;

     - change material credit policies or procedures or underwriting standards, if the effect is to make any such policy or procedure less restrictive in any material respect;

     - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect for shares of Banacci's capital stock;

     - issue, deliver, sell, pledge or otherwise encumber capital stock, voting securities or other convertible securities or options;

     - create, renew or amend any obligation containing any material restriction on the present business of Banacci or its subsidiaries or their engagement in any type of activity or business;

     - satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice;

     - forgive or cancel any material indebtedness or contractual obligation other than in the ordinary course of business consistent with past practices;

     - materially change the practices or principles of any insurance company;
       or

     - make any material tax election or tax filing.

BANACCI BOARD OF DIRECTORS AND OTHER ORGANIZATIONAL MATTERS



     In the transaction agreement the signatory shareholders and Banacci agree to take all actions necessary to cause Banacci and its subsidiaries to convene such meetings of the shareholders of each of Banacci and its subsidiaries as are necessary for the purposes of:



     - electing to the boards of directors of Banacci and each of its subsidiaries such persons as Citigroup may designate prior to the convening of such meeting;



     - amending the charter documents of Banacci and each of its subsidiaries in such manner as may be requested by Citigroup consistent with applicable law;



     - appointing the statutory examiner ("comisario") designated by Citigroup for Banacci and each of its subsidiaries; and



     - revoking and granting such powers of attorney of Banacci and each of its subsidiaries as Citigroup may specify; provided that all resolutions adopted at such meetings shall provide that such resolutions will have no legal force or effect until payment for the Banacci ordinary shares has been made in accordance with the terms of the offer.


RESTRUCTURING OF AVANTEL INTEREST


     In accordance with the Transaction Agreement, Banacci and Citigroup have agreed that, following the closing of the offer and within such time period as may be established by the relevant Mexican authorities, Banacci's participation in Avantel will be restructured so as to comply with foreign investment restrictions applicable to Avantel under Mexican law. Banacci and Citigroup have agreed to cooperate as required to accomplish the foregoing.


REGISTRATION RIGHTS OF SIGNATORY SHAREHOLDERS

     In the transaction agreement Citigroup and the signatory shareholders agreed to use their commercially reasonable best efforts to negotiate and enter into prior to the settlement date for the offer a customary registration rights agreement, which agreement will provide for a single demand registration right exercisable on or before the first anniversary of the settlement date by Roberto Hernanadez Ramirez and Alfredo Harp Helu and will require Citigroup to indemnify, on customary terms, the broker-dealer participating in the distribution of such Citigroup shares.

STOCK EXCHANGE LISTINGS

     In the transaction agreement Citigroup has agreed that it will use its best efforts to cause the shares of Citigroup common stock to be listed on the New York Stock Exchange and the Mexican Stock Exchange and to maintain those listings in effect.

ELECTION OF DIRECTORS OF CITIGROUP; MANAGEMENT OF BANAMEX

     In the transaction agreement Citigroup has agreed that it will, promptly following the consummation of the offer, take such actions as may be required to cause Roberto Hernandez Ramirez and Alfredo Harp Helu to be elected as directors of Citigroup. In addition, the management team of Banamex will be headed by Manuel Medina Mora, as Chief Executive Officer, who will report to Victor Menezes, head of Citigroup's Emerging Markets business.

EMPLOYMENT ARRANGEMENTS

     Each of Banacci and Banamex have agreed in the transaction agreement to use their commercially reasonable best efforts to cause approximately twenty individuals selected by mutual agreement of Banacci and Citigroup to enter into, prior to the date this prospectus is first mailed to shareholders, an employment agreement containing terms and conditions reasonably satisfactory to Citigroup.

OTHER AGREEMENTS CONCERNING COMPLIANCE WITH LAWS


     Subject to a confidentiality agreement, Banacci and each of its subsidiaries agreed in the transaction agreement to join in a cooperative effort with Citigroup to develop and implement policies and procedures and will take such actions, including consulting with Mexican and United States regulatory authorities, such that Banacci and each of its subsidiaries will be in compliance with all laws relating to the conduct of their businesses that are or become applicable to Banacci and its subsidiaries as of the settlement date.


     Banacci and each of its subsidiaries agreed in the transaction agreement to join in a cooperative effort with Citigroup and its subsidiaries to develop and implement policies and procedures such that effective as soon as practicable but in no event later then the settlement date of the offer Banacci and each of its subsidiaries will be in compliance with any and all laws and regulations relating to money laundering, bank secrecy, anti-bribery, and foreign corrupt practices that become applicable to Banacci and its subsidiaries as a result of the transactions. In furtherance and not in limitation of the foregoing, Banacci and Citigroup will cooperate to implement as soon as practicable compliance standards and practices with respect to such laws and regulations that conform to international best practices for the prevention and detection of money laundering to the extent not currently in place.

     To the extent reasonably requested by Citigroup, Banacci and Banamex agreed in the transaction agreement to cooperate with Citigroup in taking such actions as may be necessary to amend, alter or restructure the loan portfolio of Banacci and its subsidiaries as necessary to permit Citigroup and its subsidiaries to comply as of the settlement date of the offer with all lending limits to which such persons are subject under applicable law and regulation.

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     The transaction agreement contains customary representations and warranties from each of the parties for a transaction of this type. The signatory shareholders have agreed to indemnify Citigroup for any breach of their representations and warranties concerning, among other things, their ownership of the Banacci ordinary shares.

TERMINATION AND TERMINATION FEE

     The transaction agreement may be terminated:

          (a) by mutual written agreement of Banacci and Citigroup;

          (b) by Banacci or Citigroup, if:

             (1) the offer has not been consummated on or before February 28, 2002 (other than due to a breach caused by the terminating party, except where Banacci breaches and Citigroup does not exercise its option to acquire the Banacci ordinary shares of the signatory shareholders on or before February 28, 2002);

             (2) any law, regulation or final government or court decision prevents consummation of the offer; or

             (3) the Board of Directors of Banacci has failed to make, or has adversely modified or withdrawn, its recommendation of the transaction agreement or the offer or Banacci has willfully breached its no-solicitation covenants (See "No Solicitation," above). Banacci only may terminate in these circumstances if Banacci's breach is required by its board of director's exercise of their fiduciary duties, Banacci has paid the termination fee, Banacci has provided adequate and timely notice to Citigroup of its intention to terminate, and Citigroup has not within 72 hours of its receipt of that notice resolved the issues giving rise to the termination.

     If either Citigroup or Banacci terminates the agreement for any of the reasons described in clause (b)(3) above, Banacci is required to pay to Citigroup a fee of US$300 million.

                                   PART FIVE

                               LEGAL INFORMATION

                        COMPARISON OF SHAREHOLDER RIGHTS

     Citigroup is a corporation organized under the laws of the State of Delaware. Banacci is a sociedad anonima de capital variable organized under the laws of the United Mexican States. Your rights as a holder of Citigroup common stock will differ materially from your rights as a holder of Banacci ordinary shares as a result of differences between:


     - the corporate laws of Delaware and the Mexican General Law for Commercial Corporations (Ley General de Sociedades Mercantiles) (the "Corporate Law"), the Mexican Law for the Regulation of Financial Groups (Ley para Regular las Agrupaciones Financieras) (the "Financial Groups Law") and the Mexican Securities Law Ley del Marcado de Valores (the "Securities Law"); and


     - Citigroup's restated certificate of incorporation and by-laws and Banacci's by-laws.


     As required by Mexican law, we anticipate that before or upon the consummation of the offer, Banacci's by-laws will be amended to reclassify Banacci's capital stock as summarized below under the caption
"-- Reclassification of Banacci Shares Upon Consummation of the Offer." In addition, after the offer Citigroup will own a majority of Banacci's shares and thus, subject to applicable legal requirements, will be able to take actions that could affect your rights as a Banacci shareholder, including amending Banacci's by-laws, without the consent of any other Banacci shareholder. Citigroup is currently examining whether any additional changes to Banacci's by-laws would be appropriate and there can be no assurances that Citigroup will not cause Banacci's by-laws to be amended in a manner that would adversely affect the rights of Banacci shareholders described below. Amendment of the Banacci by-laws will also require authorization from the Mexican Ministry of Finance.


     For information on whom to contact to obtain copies of Citigroup's restated certificate of incorporation and by-laws, see "Additional Information for Shareholders -- Where You Can Find More Information" in Part Six. The chart below summarizes material differences between the rights of Citigroup shareholders and Banacci ordinary shareholders. Because this is a summary, it does not contain all the information that may be important to you. You should read Citigroup's restated certificate of incorporation and by-laws and Banacci's by-laws for more information.

SUMMARY OF YOUR RIGHTS AS A HOLDER OF BANACCI SHARES AND YOUR RIGHTS AS A POTENTIAL HOLDER OF CITIGROUP COMMON STOCK.


                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
Corporate Governance:            The Corporate Law, the           The corporate laws of Delaware
                                 Financial Groups Law, the        and Citigroup's restated
                                 Securities Law and Banacci's     certificate of incorporation
                                 by-laws govern the rights of     and by-laws govern the rights
                                 holders of Banacci shares.       of holders of Citigroup shares.
Capital Stock:                   The authorized capital stock of  The authorized capital stock of
                                 Banacci consists of              Citigroup consists of:
                                 5,031,732,825 (Series "O-1")
                                 ordinary shares, par value       - 15,000,000,000 shares of
                                 Ps.3.00 per share.                 Citigroup common stock, par
                                                                    value US$0.01 per share, of
                                 As of June 29, 2001, a total of    which 5,087,755,985 shares
                                 4,709,000,000 ordinary shares      were issued and outstanding
                                 were issued and outstanding.       as of the

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                    close of business on April
                                 Series "O-1" Shares have all       30, 2001. Upon consummation
                                 corporate and economic rights.     of the offer, if all
                                                                    Citigroup shares offered are
                                 Banacci's by-laws provide that     sold, 5,214,633,776 shares
                                 40% of Banacci's capital stock     will be issued and
                                 may be represented by Series       outstanding.
                                 "L" shares having limited
                                 voting rights. No Series "L"     - 30,000,000 shares of
                                 shares are currently             Citigroup preferred stock, par
                                 outstanding.                       value US$0.01 per share, the
                                                                    issued and outstanding shares
                                                                    of which as of the close of
                                                                    business on April 30, 2001
                                                                    consisted of:
                                                                  - 1,600,000 shares of Citigroup
                                                                    Series F Preferred Stock;
                                                                  - 800,000 shares of Citigroup
                                                                    Series G Preferred Stock;
                                                                  - 800,000 shares of Citigroup
                                                                    Series H Preferred Stock;
                                                                  - 500,000 shares of Citigroup
                                                                    Series K Preferred Stock;
                                                                  - 800,000 shares of Citigroup
                                                                    Series M Preferred Stock;
                                                                  - 700,000 shares of Citigroup
                                                                    Series Q Preferred Stock;
                                                                  - 400,000 shares of Citigroup
                                                                    Series R Preferred Stock;
                                                                  - 500,000 shares of Citigroup
                                                                    Series U Preferred Stock;
                                                                  - 250,000 shares of Citigroup
                                                                    Series V Preferred Stock;
                                                                  - 2,262 shares of Citigroup
                                                                    Series Y Preferred Stock; and
                                                                  - 987 shares of Citigroup
                                                                    Series YY Preferred Stock.
Board of Directors:              Banacci's by-laws provide for a  There are sixteen Citigroup
                                 maximum of fifteen directors.    directors and one honorary
                                 Each shareholder owning at       director. The Citigroup
                                 least 10% of the capital stock   restated certificate of
                                 in Banacci has the right to      incorporation and by-laws
                                 appoint one director. Such       provide that the Citigroup
                                                                  board of

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 appointments are made at an      directors will consist of a
                                 ordinary shareholders meeting.   number of directors to be
                                                                  determined from time to time by
                                 Under Banacci's by-laws the      the affirmative vote of a
                                 majority of the members of the   majority of the entire
                                 board of directors must be       Citigroup board.
                                 Mexican or non-Mexican citizens
                                 residing in Mexican territory.   The Citigroup by-laws provide
                                                                  that the election and term of
                                 Under Mexican law, at least one  the Citigroup directors is
                                 quarter of the members of the    determined pursuant to the
                                 board of directors must be       restated certificate of
                                 independent directors.           incorporation. The Citigroup
                                                                  board of directors is not
                                 Under Mexican law, the general   divided into classes, and
                                 director of Banacci and          Citigroup directors are elected
                                 officers of the following two    for one-year terms by the
                                 administrative ranks must        stockholders at the annual
                                 reside in Mexican territory.     stockholders meeting.
                                 Currently the board of           The Citigroup restated
                                 directors of Banacci is          certificate of incorporation
                                 composed of fifteen directors    and the Citigroup by- laws are
                                 and fourteen alternates.         silent as to the requisite vote
                                                                  of stockholders to elect
                                 The quorum for board meetings    directors. Under Delaware law,
                                 is a majority of the board       directors are elected by a
                                 members, provided that, at       plurality of the votes present
                                 least one of the independent     in person or represented by
                                 directors must be present.       proxy at a meeting of
                                                                  stockholders by the holders of
                                 Board meetings must be held      shares entitled to vote in the
                                 quarterly or as otherwise        election.
                                 called by the chairman, an
                                 examiner or 25% of the members   A quorum at any meeting of the
                                 of the board of directors.       Citigroup board of directors
                                                                  consists of a majority of the
                                                                  total number of Citigroup
                                                                  directors, except when the
                                                                  Citigroup board of directors
                                                                  consists of one director, then
                                                                  one director constitutes a
                                                                  quorum for the transaction of
                                                                  business. A majority of the
                                                                  directors present at any
                                                                  meeting at which a quorum is
                                                                  present is required to approve
                                                                  an action of the Citigroup
                                                                  board of directors.
Committees of the Board of       Banacci's by-laws permit the     The Citigroup by-laws permit
Directors:                       designation of an Executive      the Citigroup board of
                                 Committee (Comite Ejecutivo) by  directors to designate one or
                                 an ordinary meeting of the       more standing committees. This
                                 shareholders. Members of the     includes an executive
                                 Executive Committee must be      committee, which must consist
                                 directors. The minimum number    of the Chairmen of Citigroup
                                 of members of the Executive      and not fewer than three
                                 Committee is three and the       Citigroup directors.
                                 maximum is nine.

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                  The Citigroup board of
                                 Under Mexican law, the board of  directors currently has the
                                 directors must create an audit   following committees:
                                 committee, consisting of board
                                 members. The president of such   - an executive committee;
                                 committee and the majority of
                                 its members must be independent  - an audit committee;
                                 directors.
                                                                  - a public affairs committee;
                                                                  - a personnel, compensation and
                                                                    directors committee;
                                                                  - a preferred stock committee;
                                                                  and
                                                                  - a stock award committee.
Newly created Directorships:     There is no specific provision   The Citigroup restated
                                 in Banacci's by-laws regarding   certificate of incorporation
                                 newly created directorships.     provides that newly created
                                 Any vacancy occurring on the     directorships resulting from an
                                 Banacci board of directors may   increase in the number of
                                 be filled by any alternate       Citigroup directors may be
                                 director. Otherwise, the         filled by a majority of the
                                 shareholder appointing the       Citigroup directors then in
                                 director causing the vacancy     office, provided that a quorum
                                 may appoint a new director.      is present. Any other vacancy
                                                                  occurring on the Citigroup
                                                                  board of directors may be
                                                                  filled by a majority of the
                                                                  directors then in office, even
                                                                  if less than a quorum, or by
                                                                  the sole remaining director.
Removal of Directors:            Any shareholder having the       Neither the Citigroup restated
                                 right to appoint a director      certificate of incorporation
                                 also has the right to remove or  nor the Citigroup by-laws
                                 replace that director at any     includes a provision setting
                                 time, but only through a         forth the procedure for the
                                 shareholders meeting.            removal of directors.
                                 The appointment of a director    Under Delaware law, any
                                 nominated by a shareholder who   director or the entire board of
                                 represents at least 10% of the   directors of a corporation may
                                 capital stock may only be        be removed, with or without
                                 revoked when the appointment of  cause, by the holders of a all other directors is revoked.  majority of shares then
                                                                  entitled to vote at an election
                                                                  of directors.
Officers:                        Banacci's by-laws provide that   Pursuant to the Citigroup
                                 the board of directors shall     by-laws, Citigroup's officers
                                 appoint among its members one    consist of one or more
                                 chairman and one or more         chairmen, and may include a
                                 vice-chairmen.                   president, one or more vice
                                                                  chairmen, one or more vice
                                 The chairman has a tie-breaking  presidents, a secretary, and
                                 vote in respect of board         other officers and assistant
                                 meetings.                        officers as may be elected or
                                                                  appointed by or

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 The by-laws also provide for     pursuant to the direction of
                                 the appointment of a secretary   the Citigroup board.
                                 of the board of directors, who
                                 will also act as secretary at    The Citigroup restated
                                 the shareholders                 certificate of incorporation
                                 meeting. Such secretary shall    and by-laws are silent as to
                                 be appointed by the board of     the procedures for removal of
                                 directors and does not need to   officers.
                                 be a board member.
                                                                  Under Delaware law, officers
                                 Holders of 10% of the capital    may be removed at any time by
                                 stock may appoint an examiner.   resolution of the Citigroup
                                                                  board.
                                 The other principal officers of
                                 Banacci shall be also appointed
                                 by the board of directors.
                                 Banacci must inform the CNBV in
                                 respect of the appointment of
                                 the directors, statutory
                                 auditors, general manager and
                                 other specified senior
                                 officers, and under specified
                                 circumstances the CNBV may
                                 request the removal or
                                 suspension of any of them.
Fiduciary Duties of Directors:   The members of the board of      Directors of corporations
                                 directors may incur liability    incorporated or organized under
                                 to third parties if they act     Delaware law have fiduciary
                                 beyond the corporate purpose of  obligations to the corporation
                                 Banacci in contravention of the  and its stockholders. Pursuant
                                 by-laws or exceed their          to these fiduciary obligations,
                                 authority.                       the directors must act in
                                                                  accordance with the duties of
                                 The directors are jointly        "due care" and "loyalty." The
                                 liable with the company in       duty of care generally requires
                                 respect of:                      that the directors act in an
                                                                  informed and deliberative
                                 - statements in respect of the   manner and they inform
                                 paid up capital of the company;  themselves, prior to making a business decision, of all
                                 - compliance with legal and      material information reasonably
                                   statutory requirements with    available to them. The duty of
                                   respect to payment of          loyalty can be summarized as
                                   dividends to shareholders;     the duty to act in good faith
                                                                  in a manner in which the
                                 - the existence and maintenance  directors reasonably believe to
                                 of the systems of accounting,    be in or not opposed to the
                                   control, book-keeping, filing  best interests of the
                                   and information established    corporation. It generally
                                   by law;                        requires that there be no
                                                                  conflict between duty and
                                 -share repurchases that do not   self-interest. Delaware law
                                  comply with the Securities Law  generally provides that no
                                  and the rules thereunder; and   transaction between a director
                                                                  and a corporation is void or
                                                                  voidable for that reason or
                                                                  because the director

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 - the strict compliance with     participates in the meeting of
                                 the resolutions adopted in the   the board that authorizes the
                                   shareholders meetings.         transaction, provided adequate
                                                                  disclosure is made to the board
                                 Any director whose interests     before the transaction is
                                 conflict with those of the       approved or the transaction is
                                 company in any business          fair to the corporation.
                                 transaction, must disclose it
                                 to the other directors and       In certain circumstances,
                                 refrain from participating in    including a transaction that
                                 the corresponding deliberation   would be a "change of control,"
                                 and decision. Any director who   judicial decisions under
                                 violates this provision may be   Delaware law have interpreted
                                 liable for any damages incurred  the fiduciary duties of a
                                 by the company as a result.      director to require that the
                                                                  director seek to obtain the
                                                                  highest value reasonably
                                                                  available for the stockholders
                                                                  of the corporation.
Indemnification of Officers and  Banacci's by-laws and the        Citigroup's bylaws provide for
Directors:                       Corporate Law are silent as to   indemnification of directors
                                 indemnification of officers and  and officers and employees to
                                 directors.                       the fullest extent permitted by
                                                                  Delaware law. Under Delaware
                                                                  law, Citigroup generally has
                                                                  the power to indemnify its
                                                                  present and former directors,
                                                                  officers, employees and agents
                                                                  against expenses, judgments,
                                                                  fines and amounts paid in
                                                                  settlements incurred by them in
                                                                  connection with any action to
                                                                  which they are, or are
                                                                  threatened to be made, a party
                                                                  by reason of their serving in
                                                                  those positions so long as they
                                                                  acted in good faith and in a
                                                                  manner they reasonably believed
                                                                  to be in or not opposed to the
                                                                  best interest of Citigroup, and
                                                                  with respect to any criminal
                                                                  action, they had no reasonable
                                                                  cause to believe their conduct
                                                                  was unlawful. With respect to
                                                                  suits by or in the right of a
                                                                  corporation, however,
                                                                  indemnification is not
                                                                  available if a person is
                                                                  finally adjudged to be liable
                                                                  to Citigroup, unless and only
                                                                  to the extent the court
                                                                  determines that indemnification
                                                                  is appropriate.
Voting Rights:                   At any shareholders meeting any  At the annual and special
                                 holder of Banacci ordinary       meetings of Citigroup common
                                 shares is entitled to one vote   stockholders, each holder of
                                 for each ordinary share.         Citigroup common stock is
                                                                  entitled to one vote for

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                  each share standing registered
                                 Series "L" shares have limited   in his name. Each class of
                                 voting rights under the          Citigroup preferred stock
                                 by-laws.                         carries different voting
                                                                  rights, as set out in the
                                                                  restated certificate of
                                                                  incorporation.
Meetings of Stockholders:        Banacci's by-laws provide that   The corporate laws of Delaware
                                 a shareholders meeting is        require that Citigroup hold an
                                 either ordinary, extraordinary   annual meeting of stockholders.
                                 or special. All meetings must    In addition, the Citigroup
                                 be held at the corporate         by-laws provide that the
                                 domicile unless they must be     chairman may call a special
                                 held elsewhere due to force      meeting of Citigroup's
                                 majeure.                         stockholders. The Citigroup
                                                                  by-laws also provide that a
                                 Special meetings shall meet to   special meeting must be called
                                 discuss any matters that may     at the request, in writing, of
                                 affect the rights of a special   a majority of the Citigroup
                                 class of shareholders.           board of directors, or by the
                                                                  vote of the Citigroup board of
                                 An ordinary shareholders         directors.
                                 meeting must be held at least
                                 once a year, within four months  The Citigroup by-laws also following the end of the fiscal  provide that a special meeting
                                 year and must address the        may be called by any Citigroup
                                 following matters as provided    stockholder in the event the
                                 by the Corporate Law and the     entire board of directors
                                 Securities Law:                  becomes vacant.
                                 - discuss, approve or modify
                                 the report of the board of
                                   directors taking into
                                   consideration the report of
                                   the statutory auditors, and
                                   the financial statements of
                                   Banacci and Banacci's
                                   subsidiaries the value of
                                   which exceeds 20% of
                                   Banacci's net worth, and take
                                   the steps that they deem
                                   necessary with respect
                                   thereto;
                                 - appoint the board of
                                 directors and the statutory
                                   auditor; and
                                 - determine the remuneration
                                   payable to the board of
                                   directors and the statutory
                                   auditor if such remuneration
                                   is not determined in the
                                   by-laws.
                                 Extraordinary shareholders
                                 meetings are required to
                                 approve the following matters
                                 as provided by the Corporate
                                 Law or the by-laws:

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 - extension of the duration of
                                 the company;
                                 - anticipated dissolution of
                                 the company;
                                 - increase or reduction of the
                                 fixed or authorized capital of
                                   the company;
                                 - changes in the corporate
                                 purpose of the company;
                                 - change of nationality of the
                                   company;
                                 - transformation of the
                                 company;
                                 - spin-off or merger with
                                 another company;
                                 - redemption of its own shares
                                 and issue of shares (not
                                   including the repurchase of
                                   its own shares in accordance
                                   with the Securities Law);
                                 - issue of subordinated,
                                 convertible bonds (debentures);
                                 - any other modifications to
                                 the articles of incorporation
                                   (by-laws);
                                 - cancellation of the
                                 registration of series "L"
                                   shares from any stock
                                   exchange; and
                                 - such other matters that
                                 require a special quorum for
                                   voting under law or the
                                   by-laws.

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 Shareholders representing not
                                 less than 10% of the capital
                                 stock may make a written
                                 request to the board of
                                 directors or the statutory
                                 auditor that a general
                                 shareholders meeting be called
                                 to deal with matters set forth
                                 in their request. Should the
                                 board of directors or the
                                 statutory auditor refuse to
                                 call a meeting, or fail to do
                                 so within fifteen days from the
                                 date on which they receive the
                                 request, the meeting may be
                                 called by the judicial
                                 authorities of the domicile of
                                 the company upon the petition
                                 of the requesting shareholders.
Quorum at Stockholder Meetings:  Banacci's bylaws provide that    The Citigroup by-laws provide
                                 the quorum required to hold an   that the holders of a majority
                                 ordinary shareholders meeting    of the shares of stock of
                                 upon first call should be at     Citigroup entitled to vote
                                 least 50% of the common voting   constitutes a quorum at all
                                 shares in the capital stock. On  stockholder meetings. In the the second or subsequent calls,  absence of a quorum, the
                                 the meeting may be held with     holders of a majority of the
                                 any number of common shares      shares of stock present in
                                 represented at such meeting.     person or by proxy and entitled
                                                                  to vote may adjourn any meeting
                                 To approve any matter at an      until a quorum attends.
                                 ordinary shareholders meeting,
                                 either in first or subsequent    Under Delaware law and except
                                 calls, the affirmative vote of   as otherwise described herein,
                                 the majority of the common       the minimum stockholder vote
                                 shares represented at the        necessary to approve any
                                 meeting is required.             resolution is the affirmative
                                                                  vote of a majority of the
                                 In the case of special and       shares represented.
                                 extraordinary shareholders
                                 meeting, in first call at least
                                 75% of the common voting shares
                                 in the capital stock must be
                                 represented to constitute a
                                 quorum. At a second or
                                 subsequent call, at least 50%
                                 of the common voting shares
                                 should be represented.
                                 To approve any matter at an
                                 special or extraordinary
                                 shareholders meeting either in
                                 first or subsequent calls, the
                                 affirmative vote of 50% of the
                                 shares outstanding is required.

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
Stockholder Action by Written    Written resolutions in lieu of   The Citigroup restated
Consent:                         a shareholders meeting are       certificate of incorporation is
                                 permitted under Mexican law and  silent on the matter of action
                                 Banacci's by-laws, if adopted    by stockholders by written
                                 unanimously and confirmed in     consent in lieu of a meeting.
                                 writing to the secretary of the
                                 board of directors.              Under Delaware law, unless
                                                                  otherwise provided in the
                                                                  certificate of incorporation,
                                                                  any action which may be taken
                                                                  at any annual or special
                                                                  meeting of stockholders may be
                                                                  taken without a meeting,
                                                                  without prior notice and
                                                                  without a vote, if written
                                                                  consents are signed by the
                                                                  holders of outstanding stock
                                                                  having not less than the
                                                                  minimum number of votes that
                                                                  would be necessary to authorize
                                                                  or take any action at a meeting
                                                                  at which all shares entitled to
                                                                  vote on the action were present
                                                                  and voted.
Advance Notice of Stockholder    Notice of a shareholders         The Citigroup by-laws provide
Proposed Business at Annual      meeting must be published at     for an advance notice procedure
Meetings:                        least fifteen days before the    for the nomination of
                                 date of the meeting in the       candidates for election as
                                 Official Gazette of the          directors as well as for other
                                 domicile of Banacci or in one    stockholder-proposed business
                                 of the newspapers of largest     to be considered at stockholder
                                 circulation in said domicile.    meetings.
                                 During this period information   Generally, notice of intent to
                                 related to the agenda for the    make a nomination or raise
                                 shareholders meeting must be     matters at an annual
                                 kept in the offices of Banacci   stockholder meeting must be
                                 and be available for             received in writing by the
                                 shareholder inspection.          secretary of Citigroup, not
                                                                  more than 120 days and not less
                                                                  than 90 days in advance of the
                                                                  anniversary date of the
                                                                  immediately preceding annual
                                                                  meeting. Notice of intent to
                                                                  make a nomination or raise
                                                                  matters at a special meeting of
                                                                  stockholders must be received
                                                                  by the Secretary of the Company
                                                                  by the 15th day following the
                                                                  earlier of the day that notice
                                                                  of the meeting is first mailed
                                                                  to stockholders or the day that
                                                                  the date of the special meeting
                                                                  was publicly disclosed.
                                                                  The stockholder notice must
                                                                  contain certain information,
                                                                  including:

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                  - information relating to the
                                                                    stockholder submitting the
                                                                    proposal;
                                                                  - the matter to be brought
                                                                  before the meeting; and
                                                                  - a representation that the
                                                                    stockholder will appear in
                                                                    person or by proxy to address
                                                                    the nomination or other
                                                                    matter specified in the
                                                                    notice.
Amendment of Governing           Banacci's by-laws may be only    The Citigroup restated
Documents:                       amended through an               certificate of incorporation
                                 extraordinary shareholders       specifically reserves
                                 meeting.                         Citigroup's right to amend or
                                                                  repeal any provision of the
                                 Amendment of the Banacci         Citigroup restated certificate
                                 by-laws also requires the        of incorporation as permitted
                                 authorization from the Mexican   under Delaware law, except as
                                 Ministry of Finance.             noted below.
                                 Under Mexican Securities Law, a  Under Delaware law, an
                                 special quorum of 95%            amendment to a corporation's
                                 representation of the            certificate of incorporation
                                 outstanding shares is required   requires:
                                 to amend the by-laws of Banacci
                                 with respect to rights           - the recommendation of a
                                 conferred on shareholders upon     corporation's board of
                                 a delisting from the Mexican       directors;
                                 Stock Exchange.
                                                                  - the approval of a majority of
                                                                  all shares entitled to vote
                                                                    thereon, voting together as a
                                                                    single class; and
                                                                  - the approval of a majority of
                                                                  the outstanding stock of each
                                                                    class entitled to vote on the
                                                                    amendment, unless a higher
                                                                    vote is required in the
                                                                    corporation's restated
                                                                    certificate of incorporation.
                                                                  The Citigroup restated
                                                                  certificate of incorporation
                                                                  requires a 75% vote to amend
                                                                  the provisions relating to the
                                                                  rights of various series of
                                                                  Citigroup preferred stock.
                                                                  The Citigroup restated
                                                                  certificate of incorporation
                                                                  also provides that the
                                                                  affirmative vote of holders of
                                                                  66 2/3% percent of the votes
                                                                  entitled to be cast by the
                                                                  holders of all the then

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                  outstanding shares of voting
                                                                  stock, voting together as a
                                                                  single class, is required to
                                                                  amend, alter, change or repeal,
                                                                  or adopt any provisions
                                                                  inconsistent with, the
                                                                  provisions of Citigroup's
                                                                  restated certificate of
                                                                  incorporation relating to
                                                                  various business combinations.
                                                                  The Citigroup restated
                                                                  certificate of incorporation
                                                                  also provides that the
                                                                  Citigroup board of directors
                                                                  has the power to make, alter,
                                                                  amend and repeal the Citigroup
                                                                  by-laws by an affirmative vote
                                                                  of at least 66 2/3% of the
                                                                  entire Citigroup board of
                                                                  directors.
                                                                  The Citigroup restated
                                                                  certificate of incorporation
                                                                  also provides that the
                                                                  affirmative vote of 75% of the
                                                                  voting power of the shares
                                                                  entitled to vote at an election
                                                                  of directors is required to
                                                                  amend, alter, change or repeal,
                                                                  or adopt any provision as part
                                                                  of the Citigroup restated
                                                                  certificate of incorporation
                                                                  inconsistent with the purpose
                                                                  and intent of, the provisions
                                                                  of Citigroup's restated
                                                                  certificate of incorporation
                                                                  relating to:
                                                                  - the board of directors
                                                                  including the powers and
                                                                    authority expressly conferred
                                                                    upon the board of directors;
                                                                  - the priority of payment of
                                                                    dividends on preferred stock
                                                                    and common stock;
                                                                  - voting power of holders of
                                                                    common stock;
                                                                  - the priority of distributions
                                                                  upon liquidation, dissolution
                                                                    or winding up of Citigroup;

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                  - the issuance of any shares of
                                                                    common or preferred stock;
                                                                    and
                                                                  - the 66 2/3% voting
                                                                  requirement to amend, alter,
                                                                    change or repeal the
                                                                    Citigroup by-laws.
                                                                  Pursuant to the Citigroup
                                                                  by-laws, the Citigroup
                                                                  directors may exercise their
                                                                  power of amendment at any
                                                                  meeting. Any alteration,
                                                                  however, can be repealed by the
                                                                  Citigroup board of directors or
                                                                  by the stockholders at any
                                                                  meeting duly called.
                                                                  Under Delaware law, the
                                                                  stockholders also have the
                                                                  power to amend or repeal the
                                                                  Citigroup by-laws or to adopt
                                                                  new by-laws.
Fair Price Provisions:           There are no specific "fair      In addition to the approval
                                 price" provisions in Banacci's   requirements of business
                                 by-laws or the Corporate Law or  combinations under Delaware
                                 the Securities Law.              law, the Citigroup restated
                                                                  certificate of incorporation
                                                                  includes what generally is
                                                                  referred to as a "fair price
                                                                  provision."
                                                                  In general, this provision of
                                                                  the Citigroup restated
                                                                  certificate of incorporation
                                                                  provides that a business
                                                                  combination, which is defined
                                                                  to include mergers,
                                                                  consolidations, various
                                                                  recapitalizations and the sale,
                                                                  lease, exchange or transfer of
                                                                  all or substantially all of the
                                                                  assets of Citigroup or any
                                                                  major subsidiary, with, to or
                                                                  for the benefit of an
                                                                  interested stockholder of
                                                                  Citigroup, requires approval by
                                                                  the affirmative vote of at
                                                                  least 66 2/3% of the votes
                                                                  entitled to be cast by the
                                                                  holders of all then outstanding
                                                                  shares of voting capital stock
                                                                  of Citigroup, excluding shares
                                                                  held by the interested
                                                                  stockholder and other related
                                                                  parties, unless:
                                                                  - the business combination is

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                    approved by a majority of the
                                                                    continuing directors; or
                                                                  - minimum price criteria and
                                                                    procedural requirements which
                                                                    are intended to assure an
                                                                    adequate and fair price under
                                                                    the circumstances are
                                                                    satisfied.
                                                                  In general, an interested
                                                                  stockholder includes any person
                                                                  who is, or has announced or
                                                                  publicly disclosed a plan or
                                                                  intention to become, the
                                                                  beneficial owner of 25% or more
                                                                  of the voting capital stock of
                                                                  Citigroup.
                                                                  In general, a continuing
                                                                  director is any member of the
                                                                  Citigroup board of directors
                                                                  who is not an affiliate (as
                                                                  defined in the federal
                                                                  securities laws) of an
                                                                  interested stockholder and who
                                                                  either was a director of
                                                                  Citigroup prior to the time any
                                                                  interested stockholder became
                                                                  an interested stockholder or
                                                                  whose nomination for election
                                                                  or election to the Citigroup
                                                                  board of directors was
                                                                  recommended or approved by a
                                                                  majority of the continuing
                                                                  directors then in office. A
                                                                  continuing director does not
                                                                  include any officer, affiliate
                                                                  or associate of Citigroup.
Mergers and Consolidations:      Under Banacci's by-laws, prior   Delaware law requires the
                                 approval at an ordinary          affirmative vote of a majority
                                 shareholders meeting is          of the outstanding stock
                                 required for the acquisition or  entitled to vote thereon to sale of shares of capital stock  authorize any merger,
                                 of other companies the value of  consolidation, dissolution or
                                 which exceeds 20% of Banacci's   sale of substantially all of
                                 net worth.                       the assets of a corporation,
                                                                  except that, unless required by
                                 The Corporate Law and Banacci's  its certificate of
                                 by-laws require the approval of  incorporation: (i) no
                                 company at an extraordinary      authorizing stockholder vote is
                                 shareholders meeting to          required of a corporation's
                                 authorize any merger,            surviving a merger if (A) that
                                 consolidation, spin-off or       corporation's certificate of
                                 dissolution of the corporation.  incorporation is not amended in any respect by the merger, (B)
                                 In the event that any            each share of stock of that
                                 shareholders' meeting of         corporation outstanding
                                 Banacci resolves to change the   immediately prior to the
                                 corporate purpose or the         effective date of the merger
                                                                  will be an identical
                                                                  outstanding or

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 jurisdiction of incorporation    treasury share of the surviving
                                 of the company, or to transform  corporation after the effective
                                 or spin-off the company, any     date of the merger, and (C) the
                                 shareholder which has voted      number of shares to be issued
                                 against such resolution is       in the merger plus those
                                 entitled to separate from the    initially issued upon
                                 company and be reimbursed for    conversion of any other
                                 its equity contribution,         securities to be issued in the
                                 provided that it has so          merger do not exceed 20% of
                                 requested within fifteen days    that corporation's outstanding
                                 following the date of such       common stock immediately prior
                                 shareholders' meeting.           to the effective date of the
                                                                  merger; and (ii) no authorizing
                                                                  stockholder vote is required of
                                                                  a corporation to authorize a
                                                                  merger with or into a single
                                                                  direct or indirect wholly-
                                                                  owned subsidiary of that
                                                                  corporation (provided certain
                                                                  other limited circumstances
                                                                  apply).
                                                                  Stockholder approval is also
                                                                  not required under Delaware law
                                                                  for mergers or consolidations
                                                                  in which a parent corporation
                                                                  merges or consolidates with a
                                                                  subsidiary of which it owns at
                                                                  least 90% of the outstanding
                                                                  shares of each class of stock.
                                                                  Under Delaware law, in certain
                                                                  situations, appraisal rights
                                                                  may be available in connection
                                                                  with a merger or consolidation.
                                                                  Appraisal rights are not
                                                                  available under Delaware law to
                                                                  stockholders of the surviving
                                                                  corporation when a corporation
                                                                  is to be the surviving
                                                                  corporation and no vote of its
                                                                  stockholders is required to
                                                                  approve the merger. In
                                                                  addition, no appraisal rights
                                                                  are available under Delaware
                                                                  law to holders of shares of any
                                                                  class of or series of stock
                                                                  which is either:
                                                                  - listed on a national
                                                                  securities exchange or
                                                                    designated as a national
                                                                    market system security on an
                                                                    interdealer quotation system
                                                                    by the National Association
                                                                    of Securities Dealers, Inc.;
                                                                    or

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                                                  - held of record by more than
                                                                    2,000 stockholders.
                                                                  Appraisal rights shall be
                                                                  available to those stockholders
                                                                  who are required by the terms
                                                                  of the merger or consolidation
                                                                  to accept for that stock
                                                                  anything other than:
                                                                  - shares of stock of the
                                                                  corporation surviving or
                                                                    resulting from the merger or
                                                                    consolidation, or depository
                                                                    receipts in respect thereof;
                                                                  - shares of stock of another
                                                                    corporation, or depository
                                                                    receipts in respect thereof,
                                                                    which, as of the effective
                                                                    date of the merger or
                                                                    consolidation, are listed on
                                                                    a national securities
                                                                    exchange or designated as a
                                                                    national market system
                                                                    security on an interdealer
                                                                    quotation system by the
                                                                    National Association of
                                                                    Securities Dealers, Inc. or
                                                                    held of record by more than
                                                                    2,000 stockholders;
                                                                  - cash in lieu of fractional
                                                                  shares or fractional depository
                                                                    receipts in the foregoing
                                                                    paragraphs; or
                                                                  - any combination of the items
                                                                    listed above.
Stockholder Pre-emptive Rights:  The Corporate Law and Banacci's  Under Delaware law, no
                                 by-laws provide that each        stockholder will have any pre-
                                 shareholder shall have the       emptive rights to purchase
                                 preferred right to subscribe     additional securities of the
                                 and acquire shares pursuant any  corporation unless the
                                 capital increase in accordance   certificate of incorporation
                                 with the proportion of its       expressly grants these rights.
                                 holding of such series of        Citigroup's certificate of
                                 issued shares. This pre-emptive  incorporation does not provide right does not apply in respect  for pre-emptive rights for
                                 of a public offering of newly    holders of common stock.
                                 issued or repurchased Banacci
                                 shares.
Stockholder Actions:             Other than in respect of         Citigroup stockholders do not
                                 actions to enforce the           have a direct and individual
                                 fiduciary duties of members of   right to enforce rights which
                                 the board of                     could be

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 directors, the Corporate Law,    asserted by Citigroup itself.
                                 the Securities Law and           However, under Delaware law,
                                 Banacci's by-laws are silent     they may in certain
                                 as to derivative actions.        circumstances enforce the
                                                                  rights derivatively on behalf
                                 The company by resolution of     of Citigroup through a judicial
                                 the shareholders at general      process.
                                 meeting may designate a person
                                 to take necessary steps to       Under Delaware law, a complaint
                                 enforce the liability of any     in a derivative suit must:
                                 director. Those directors who
                                 are shareholders will not be     - state that the plaintiff was
                                 able to vote in a meeting that   a stockholder at the time of
                                 deals with their own potential     the transaction with respect
                                 liability.                         to which the plaintiff
                                                                    complains or that the
                                 If the shareholders in general     plaintiff's shares thereafter
                                 meeting resolve not to take        became the plaintiff's by
                                 action in respect of an alleged    operation of law; and
                                 breach of fiduciary duty,
                                 shareholders representing at     - allege with particularity the
                                 least 15% of the capital stock     efforts plaintiff has made to
                                 of the company may directly        obtain the action the
                                 institute proceedings for civil    plaintiff desires from the
                                 damages against any directors,     directors of the company or
                                 provided that such action is       state the reasons for the
                                 only to the benefit of the         plaintiff's failure to obtain
                                 company and such shareholders      the action or for not making
                                 did not agree to the previous      the effort to obtain the
                                 shareholders resolution not to     action.
                                 commence action against such
                                 directors.                       The plaintiff must remain a
                                                                  stockholder throughout the
                                 Subject to compliance with       duration of the derivative
                                 certain legal requirements,      suit.
                                 shareholders representing 20%
                                 of the capital stock have the
                                 right to challenge through
                                 court proceedings any
                                 resolution passed at a
                                 shareholder meeting, on the
                                 grounds of violation of the
                                 Mexican corporate law or the
                                 by-laws.
Stock Purchases:                 Pursuant to the Securities Law   Under Delaware law, no
                                 and Banacci's by-laws, Banacci   corporation may purchase or
                                 may repurchase its own shares    redeem its own shares of
                                 through the Mexican Stock        capital stock for cash or other
                                 Exchange.                        property when the capital of
                                                                  the corporation is impaired or
                                 Shares in the capital stock of   when the purchase or redemption
                                 Banacci may only be issued or    would cause any impairment of
                                 redeemed by resolution of a      the capital of the corporation.
                                 shareholders meeting, other      Citigroup may only repurchase
                                 than shares repurchased on the   or redeem its stock if
                                 Mexican Stock Exchange.          Citigroup's remaining assets
                                                                  after the repurchase or
                                                                  redemption are

                                   BANACCI SHAREHOLDER RIGHTS      CITIGROUP STOCKHOLDER RIGHTS
                                 Upon notice given to Banacci,    sufficient to pay any of its
                                 any shareholder may withdraw     outstanding debts. No stock
                                 its equity contribution to the   repurchase or redemption
                                 variable portion of the capital  releases any liability of any
                                 stock of the company and         stockholder whose shares have
                                 thereby effect the cancellation  not been fully paid.
                                 of those shares attributable to
                                 such portion. Such notice shall  Unless stock is held in a
                                 take effect at the end of the    fiduciary capacity, Delaware
                                 fiscal year when the notice is   law prohibits subsidiaries from
                                 given (except in the event that  voting their parent company's
                                 notice is given during the       stock or counting that stock
                                 fourth quarter of the relevant   for quorum purposes.
                                 fiscal year, in which case,
                                 notice shall take effect at the
                                 end of the fiscal year
                                 following the fiscal year when
                                 the notice is given), and
                                 payment from the company shall
                                 be due on the day following the
                                 shareholders meeting approving
                                 the financial statements of
                                 Banacci at the end of the
                                 fiscal year on which such
                                 notice becomes effective.


RECLASSIFICATION OF BANACCI SHARES UPON CONSUMMATION OF THE OFFER



The consummation of the offer will transform Banacci into a "controlled affiliate" under Mexican law. As a result, upon consummation, Banacci's by-laws will be amended to reclassify the capital stock of Banacci from Series "O" shares into either Series "F" shares, which must be held by the "foreign financial entity" controlling Banacci, or Series "B" shares, which may be held by any other person. The primary difference between Series "F" shares and Series "B" shares will be that the holder of Series "F" Shares will be entitled to appoint one-half plus one of the board members, plus one additional director for each 10% of shares held in excess of 51% of the outstanding capital shares of Banacci. Holders of Series "B" Shares will be entitled to appoint the remainder of the board of directors.



                             LEGAL AND TAX MATTERS



     Certain legal matters with respect to the validity of the Citigroup common stock to be issued pursuant to the offer will be passed upon for Citigroup by Michael A. Ross, Esq., Deputy General Counsel of Citigroup and certain legal matters with respect to the U.S. federal income tax consequences of the offer will be passed upon by Davis Polk & Wardwell, U.S. tax advisor to Citigroup. Certain matters with respect to the Mexican federal income tax consequences of the offer will be passed upon by Chevez, Ruiz, Zamarripa y Cia, S.C., Mexican tax advisor to Citigroup.

                                    EXPERTS


     The consolidated financial statements of Citigroup as of December 31, 2000 and December 31, 1999, and for each of the years in the three-year period ended December 31, 2000, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements are included in Citigroup's annual report on Form 10-K, as amended, for the year ended December 31, 2000, and incorporated by reference in this prospectus. The consolidated financial statements of Citigroup referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP is also incorporated by reference in this prospectus. The report of KPMG LLP covering the December 31, 2000 consolidated financial statements refers to changes, in 1999, in Citigroup's methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the cost of start-up activities.

                                    PART SIX

                    ADDITIONAL INFORMATION FOR SHAREHOLDERS

                      WHERE YOU CAN FIND MORE INFORMATION

     Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Citigroup public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Citigroup also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Citigroup has filed a registration statement on Form S-4 to register with the SEC the shares of Citigroup common stock to be issued to Banacci shareholders in the offer. This prospectus is a part of that registration statement.

     As allowed by SEC rules, this prospectus does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement.

     The SEC allows Citigroup to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Citigroup has previously filed with the SEC. These documents contain important information about us.


CITIGROUP SEC FILINGS (FILE NO. 1-9924)                     PERIOD
---------------------------------------                     ------
Annual Report on Form 10-K, as amended by  Year ended December 31, 2000 the Annual Report on Form 10-K/A-1
  filed on June 29, 2001
Quarterly Report on Form 10-Q              Three months ended March 31, 2001
Current Reports on Form 8-K                Dated January 8, 2001, January 16, 2001,
                                           February 2, 2001, March 7, 2001,
                                           March 16, 2001, April 9, 2001, April 16,
                                           2001,
                                           April 23, 2001, May 3, 2001, May 17, 2001
                                           and May 23, 2001
Registration Statement on Form 8-B         May 10, 1988
  describing Citigroup's common stock,
  including any amendments or reports
  filed for the purpose updating such
  description


     Citigroup incorporates by reference any additional documents that we may file with the SEC between the date of this prospectus and the date Banacci ordinary shares are accepted for payment in the offer. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Citigroup has supplied all information contained or incorporated by reference in this prospectus relating to Citigroup, and Banacci has supplied all information contained in this prospectus relating to Banacci.

     You can obtain copies any of any of these documents from us, the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may also obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the information agent at the following address or telephone numbers:

                             Georgeson Shareholder
                          17 State Street, 10th Floor
                            New York, New York 10004
                 Banks and brokers call collect: (212) 440-9800
                   All others call toll free: (800) 223-2064

     If you would like to request documents, please do so by --, 2001 to receive them in time to be able to tender shares in the offer before the expiration date. If you request any incorporated documents from us, we will mail them to you promptly by first-class mail, or similar means.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN MAKING A DECISION WHETHER OR NOT TO TENDER YOUR BANACCI ORDINARY SHARES IN THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS DATED --, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROSPECTUS TO BANACCI'S SHAREHOLDERS NOR EXCHANGE OF CITIGROUP'S COMMON STOCK FOR BANACCI ORDINARY SHARES IN THE OFFER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                    CURRENCY PRESENTATION AND EXCHANGE RATES

     In this prospectus, all references to "United States dollars," "U.S. dollars," "US$," "$," "USD" or "dollars" are to U.S. currency, references to "Mexican pesos," "pesos," "Ps." or "Ps$" are to Mexican currency.

     The following table sets out, for the periods and dates indicated, certain information concerning the rates of exchange for the Mexican peso expressed in pesos per U.S. dollar:


                                                   MEXICAN PESOS PER U.S. DOLLAR(1)
                                              -------------------------------------------
YEAR ENDED DECEMBER 31,                       PERIOD END    AVERAGE(2)     HIGH      LOW
-----------------------                       ----------    ----------    ------    -----
1996........................................    7.881         7.635        8.045    7.325
1997........................................    8.070         7.917        8.410    7.717
1998........................................    9.901         9.152       10.630    8.040
1999........................................    9.480         9.562       10.600    9.243
2000........................................    9.618         9.471       10.087    9.183
2001 (through June 29, 2001)................    9.060         9.391        9.972    8.946


---------------
(1) Source: Noon buying rate in New York City as certified for customs purposes by the Federal Reserve Bank of New York for cable transfers in pesos per US$1.00.

(2) The average of the noon buying rates in the City of New York for cable transfers in pesos as certified for customs purposes by the Federal Reserve Bank of New York on the last business day of each full month during the relevant period.

                     PRESENTATION OF FINANCIAL INFORMATION

FOREIGN CURRENCY AMOUNTS

     Banacci's ordinary shares trade on the Mexican Stock Exchange in Mexican pesos and Banacci pays dividends in Mexican pesos. Unless otherwise indicated, translations of amounts in Mexican pesos into U.S. dollars in this prospectus have been made at the noon buying rate in New York City as certified for customs purposes by the Federal Reserve Bank of New York for cable transfers on March 30, 2001 of US$1.00 = Ps.9.485.

     These translations have been presented as a convenience to the reader and should not be understood as representations that these amounts actually represent the U.S. dollar amounts that the stated amount of pesos could have been or could in the future be converted into.

ACCOUNTING PRINCIPLES


     Banacci prepares and presents its financial statements in conformity with accounting criteria established by the Mexican National Banking and Securities Commission, which are referred to in this prospectus as "Mexican Banking GAAP." Mexican Banking GAAP differs in some important respects from U.S. generally accepted accounting principles, which are generally referred to in this prospectus as "U.S. GAAP." Annex C to this prospectus contains a summary of the significant differences between U.S. and Mexican Banking GAAP. This summary does not include all differences between Mexican Banking GAAP and U.S. GAAP that may be material to you. We currently expect that Banacci's shareholders' equity and net income would be materially lower if reported under U.S. GAAP and such U.S. GAAP amounts could differ from Banacci management estimates.


     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH AN OFFER OR SOLICITATION IS UNLAWFUL. THE OFFER IS NOT BEING MADE TO, AND TENDERS WILL NOT BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, CITIGROUP MAY, IN ITS SOLE DISCRETION, TAKE ANY ACTION IT MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF SHARES IN ANY JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON CITIGROUP'S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF THE RELEVANT JURISDICTION.

     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE IN THE OFFER WILL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THE AFFAIRS OF CITIGROUP OR BANACCI HAVE NOT CHANGED SINCE THE DATE AS OF WHICH INFORMATION IS FURNISHED OR SINCE THE DATE OF THIS PROSPECTUS.

     SUBJECT TO THE CONDITIONS SET FORTH IN "PART THREE -- THE
OFFER -- CONDITIONS," CITIGROUP INTENDS TO DELAY COMMENCEMENT OF THE OFFER UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART IS DECLARED EFFECTIVE BY THE SEC, THE CNBV GRANTS REGISTRATION OF THE CITIGROUP SHARES TO BE ISSUED IN THE OFFER, AND THE MEXICAN STOCK EXCHANGE LISTS THE NEW CITIGROUP SHARES.

                                   PART SEVEN

                               REGULATORY MATTERS


     Under the transaction agreement, Citigroup, Citibank, Banacci and Banamex have agreed to use their best efforts to take all actions that are necessary, proper or advisable under applicable laws and regulations to consummate the offer, including making all required filings with and procuring all required licenses from all governmental authorities as promptly as practicable. The required regulatory approvals include approvals of various state and federal banking agencies, and other domestic and foreign regulatory authorities, as described below. All material applications for such approvals have been filed.


     Federal Reserve Approvals. We have filed two applications with the Board of Governors of the U.S. Federal Reserve System (the "Federal Reserve Board"). The first, under Section 3 of the Bank Holding Company Act of 1956, seeks the Federal Reserve Board's approval of our acquisition of Banacci's U.S. bank subsidiary, California Commerce Bank. The second, under the Federal Reserve Board's Regulation K, is a notice regarding the acquisition of Banacci and its foreign subsidiaries and operations. Copies of the applications have been provided to the U.S. Department of Justice, the Federal Trade Commission and appropriate state regulatory agencies. The applications describe the terms of the transaction, the parties involved and the activities to be conducted by us upon consummation of the offer and provide other financial and managerial information. In evaluating our Section 3 application, the Federal Reserve Board will consider the convenience and needs of the communities to be served by California Commerce Bank and our insured depository institution subsidiaries. In addition, in evaluating both applications, the Federal Reserve Board will consider the financial and managerial resources and prospects of the existing and combined institutions, including their capital adequacy.

     The Federal Reserve Board must deny the Section 3 application if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. The Federal Reserve Board must also deny the Section 3 application if it determines that the transaction would substantially lessen competition or would tend to create a monopoly in any section of the country, or would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

     Under the Community Reinvestment Act, or CRA, the Federal Reserve Board must take into account, when evaluating a Section 3 application, the record of performance of California Commerce Bank and our subsidiary depository institutions in meeting the credit needs of the entire community, including low and moderate income neighborhoods. As part of the review process in acquisition transactions, the Federal Reserve Board considers public comment and frequently receives protests from community groups and others. California Commerce Bank and all of our insured depository institution subsidiaries required to have ratings under the CRA have received either an outstanding or satisfactory CRA rating in their most recent CRA examinations by their respective federal regulators, except for one subsidiary acquired in November 2000 that had a "needs to improve" CRA rating at the time of acquisition. We are taking steps to bring CRA compliance at this newly acquired institution into line with that of our other subsidiaries.

     Applicable federal law provides for the publication of notice and public comment on the Section 3 application filed by us with the Federal Reserve Board. Under current law, the offer may not be consummated until 30 days after the Federal Reserve Board has approved the transaction, which may be reduced to 15 days by the Federal Reserve Board with the concurrence of the Attorney General of the United States.

     California Commissioner of Financial Institutions Approval. We have filed an application for prior approval with the California Commissioner of Financial Institutions with respect to its acquisition of California Commerce Bank. The factors that the California Commissioner of Financial Institutions will consider in determining whether to grant his approval are similar to those considered by the Federal Reserve Board in evaluating our Section 3 application.

                                      VII-1

     U.S. Securities and Exchange Commission. We may not consummate the offer until the registration statement to which this prospectus relates is effective under the rules of the U.S. Securities and Exchange Commission.

     U.S. Antitrust Clearance. In satisfaction of the filing requirements under the Hart-Scott-Rodino Act, certain of Banacci's shareholders and Citigroup have filed with the U.S. Federal Trade Commission and the U.S. Department of Justice a notice relating to the shareholders' acquisition in the offer of shares of our common stock. Under the applicable requirements of the Hart-Scott-Rodino Act, we may not consummate the offer for 30 days after submission of that notice, and this period may be extended by an agency request for additional information or terminated at any time with the approval of both agencies.

     Competition Approvals Abroad. In addition, the parties are also required to comply with competition law requirements in Mexico and Argentina. The local procedural rules in these countries differ as do the legal tests against which acquisitions are reviewed to determine if the local competition authority can issue a decision clearing the transaction. Local authorities may have the power to block acquisitions which breach the substantive test set out in the local jurisdiction.


     In both countries, a filing requires the disclosure of financial and transaction information which is then reviewed by the competition authority. In most reviews the competition authority contacts other industry participants, such as customers, suppliers and competitors of the merging parties, to confirm that the information provided is correct and to canvass their opinions on the transaction. In reaching its decision each competition authority will consider if the transaction results in a market concentration which is likely to breach the test for acceptable acquisitions in its jurisdiction. In Mexico, this test relates either to the creation of a dominant position or market power sufficient to operate against the proper functioning of the market. In Argentina, this test relates either to the abuse of a dominant position or market power sufficient to operate against the proper functioning of the market. We have received the necessary clearance from the Argentine competition authorities.



     Other Mexican Regulatory Approvals. In addition to the Mexican antitrust approval, the transaction requires approvals by other Mexican governmental agencies. The approvals required in Mexico are: authorization from the CNBV to effect the tender offer and make a public announcement of the offer; authorization from each of the CNBV and the Mexican Stock Exchange of the registration of the Citigroup shares offered to Banacci's shareholders; authorization from the Secretaria de Hacienda y Credito Publico ("SHCP") and the Comision de Apertura Financiera for us to acquire more than 51% of Banacci's shares and for Banacci's transformation into a "controlling affiliate entity" under Mexican law; authorization from the Comision Nacional de Sistemas de Ahorro para Retiro with respect to our acquisition of Banacci's pension management subsidiary; authorization from the SHCP for a waiver of certain Mexican bank secrecy laws; authorization from the Comision Nacional de Inversiones Extranjeras with respect to the acquisition of Banacci's telecommunications joint venture, Avantel.



     Other Regulatory Filings and Approvals. In addition to the foregoing approvals, Banamex will be required to provide notice after the consummation of the tender offer to the New York State Banking Department and the Texas State Banking Department of the change in its control. We will be required to provide notice after the consummation of the offer to the Federal Reserve Board of our acquisition of Banacci's U.S. financial subsidiaries. The National Association of Securities Dealers must approve the change in control of Banacci's U.S. broker-dealers and prior notice of the change in control must be provided to the U.S. states in which Banacci's U.S. broker-dealers are registered. We have filed a license application with the U.S. Department of the Treasury, Office of Foreign Assets Control, and other pre-consummation filings will be required in foreign jurisdictions in which subsidiaries of Banacci operate, including Argentina, the Bahamas, the Cayman Islands, and the United Kingdom. We have received the required approvals from Argentina and the Bahamas.


     Although the parties believe that they will receive the requisite regulatory approvals for the consummation of the offer, there can be no assurances regarding the timing of the approvals, their ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. There can likewise be no assurance that U.S. or foreign regulatory authorities will not attempt to challenge the transaction on
                                      VII-2
antitrust grounds or for other reasons, or, if such a challenge is made, as to the result thereof. The parties' obligation to complete the transaction is conditioned upon the receipt of all required regulatory approvals (other than immaterial approvals). See "-- The Offer -- Conditions."

     Third Party Interests. Banacci and its subsidiaries are parties to a number of joint venture agreements, credit agreements, guaranties, operating agreements, purchase agreements and other agreements. Consummation of the offer may give rise to certain rights of other parties to certain of such agreements. However, consummation of the offer is not conditioned upon obtaining any third-party consent, approval or waiver of such rights.

                                      VII-3

                                                                           ANNEX
A


                             TRANSACTION AGREEMENT

                                  DATED AS OF

                                  MAY 17, 2001

                                     AMONG

                                GRUPO FINANCIERO
                         BANAMEX ACCIVAL, S.A. DE C.V.,

                        BANCO NACIONAL DE MEXICO, S.A.,

                       EACH OF THE SHAREHOLDERS LISTED ON
                                ANNEX B HERETO,

                                 CITIGROUP INC.

                                      AND

                                 CITIBANK, N.A.

                               TABLE OF CONTENTS


                                                                              PAGE
                                                                              ----
                                    ARTICLE 1
                                   DEFINITIONS
 Section 1.01.  Definitions.................................................   A-1

                                    ARTICLE 2
                                    THE OFFER
 Section 2.01.  The Offer...................................................   A-6
 Section 2.02.  Action by Banacci...........................................   A-8
 Section 2.03.  Board of Directors..........................................   A-8
 Section 2.04.  Adjustments.................................................   A-8
 Section 2.05.  Escrow Arrangements.........................................   A-8

                                    ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF BANACCI AND BANAMEX
 Section 3.01.  Corporate Existence and Power...............................   A-9
 Section 3.02.  Corporate Authorization.....................................   A-9
 Section 3.03.  Governmental Authorization..................................   A-9
 Section 3.04.  Non-contravention...........................................   A-9
 Section 3.05.  Capitalization..............................................   A-9
 Section 3.06.  Significant Subsidiaries....................................  A-10
 Section 3.07.  Investments.................................................  A-11
 Section 3.08.  CNBV Filings................................................  A-11
 Section 3.09.  Financial Statements........................................  A-11
 Section 3.10.  Disclosure Documents........................................  A-11
 Section 3.11.  Absence of Certain Changes..................................  A-12
 Section 3.12.  No Undisclosed Material Liabilities.........................  A-13
 Section 3.13.  Compliance with Laws and Regulatory Matters.................  A-13
 Section 3.14.  Material Contracts..........................................  A-14
 Section 3.15.  Properties..................................................  A-15
 Section 3.16.  Litigation..................................................  A-15
 Section 3.17.  Finders' Fees...............................................  A-15
 Section 3.18.  Taxes.......................................................  A-15
 Section 3.19.  Employee Benefit Plans......................................  A-16
 Section 3.20.  Environmental Matters.......................................  A-18
 Section 3.21.  Intellectual Property.......................................  A-18
 Section 3.22.  Derivative Transactions.....................................  A-18
 Section 3.23.  Loan Portfolio..............................................  A-18
 Section 3.24.  Affiliate Transactions......................................  A-19
 Section 3.25.  Improper Payments; etc......................................  A-19
 Section 3.26.  Credit Underwriting.........................................  A-19
 Section 3.27.  Certain Laws................................................  A-19

                                                                              PAGE
                                                                              ----
                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER
 Section 4.01.  Existence...................................................  A-20
 Section 4.02.  Authorization...............................................  A-20
 Section 4.03.  Governmental Authorization..................................  A-20
 Section 4.04.  Non-contravention...........................................  A-20
 Section 4.05.  Ownership of Banacci Shares.................................  A-20
 Section 4.06.  Ownership of Subsidiaries' Securities.......................  A-20
 Section 4.07.  Litigation..................................................  A-20
 Section 4.08.  Finders' Fees...............................................  A-21

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF CITIGROUP
 Section 5.01.  Corporate Existence and Power...............................  A-21
 Section 5.02.  Corporate Authorization.....................................  A-21
 Section 5.03.  Governmental Authorization..................................  A-21
 Section 5.04.  Non-contravention...........................................  A-21
 Section 5.05.  Offer Documents.............................................  A-22
 Section 5.06.  Finders' Fees...............................................  A-22
 Section 5.07.  Financing...................................................  A-22
 Section 5.08.  Capitalization..............................................  A-22
 Section 5.09.  Subsidiaries................................................  A-24
 Section 5.10.  SEC Filings.................................................  A-24
 Section 5.11.  Financial Statements........................................  A-24
 Section 5.12.  Absence of Certain Changes..................................  A-24
 Section 5.13.  No Undisclosed Material Liabilities.........................  A-24
 Section 5.14.  Compliance with Laws and Regulatory Matters.................  A-24
 Section 5.15.  Disclosure Documents........................................  A-25
 Section 5.16.  Litigation..................................................  A-25
 Section 5.17.  Improper Payments; etc......................................  A-25
 Section 5.18.  Financial Holding Company...................................  A-25
 Section 5.19.  Certain Laws................................................  A-25

                                    ARTICLE 6
            COVENANTS OF THE BANACCI AND BANAMEX AND THE SHAREHOLDERS
 Section 6.01.  Conduct of Banacci and its Subsidiaries.....................  A-26
 Section 6.02.  Access to Information.......................................  A-28
 Section 6.03.  Revised Disclosure Letter...................................  A-28
 Section 6.04.  No Solicitation; Other Offers...............................  A-28
 Section 6.05.  Tax Matters.................................................  A-29
 Section 6.06.  Notices of Certain Events...................................  A-29
 Section 6.07.  Avantel.....................................................  A-29
 Section 6.08.  Restructuring...............................................  A-30

                                                                              PAGE
                                                                              ----
                                    ARTICLE 7
                          COVENANTS OF THE SHAREHOLDERS
 Section 7.01.  Tender of Shares into Offer.................................  A-30
 Section 7.02.  No Proxies for or Encumbrances on Shares....................  A-30
 Section 7.03.  Option Agreement............................................  A-30
 Section 7.04.  Shareholder Voting..........................................  A-30

                                    ARTICLE 8
                              COVENANTS OF CITIGROUP
 Section 8.01.  Conduct of Citigroup........................................  A-31
 Section 8.02.  Citigroup Disclosure Statement..............................  A-31
 Section 8.03.  Registration Statement......................................  A-31
 Section 8.04.  Stock Exchange Listings.....................................  A-31
 Section 8.05.  Existence and Name of Banamex...............................  A-31
 Section 8.06.  Confidentiality.............................................  A-31
 Section 8.07.  Additional Directors; New Management Team...................  A-31
 Section 8.08.  Notices of Certain Events...................................  A-32

                                    ARTICLE 9
                             COVENANTS OF THE PARTIES
 Section 9.01.  Best Efforts................................................  A-32
 Section 9.02.  Certain Filings.............................................  A-32
 Section 9.03.  Public Announcements........................................  A-32
 Section 9.04.  Employment Arrangements.....................................  A-32
 Section 9.05.  Compliance..................................................  A-33
 Section 9.06.  Certain Laws................................................  A-33
 Section 9.07.  Lending Limits..............................................  A-33

                                    ARTICLE 10
                             CONDITIONS TO THE OFFER
Section 10.01.  Conditions to Obligations of the Parties....................  A-33
Section 10.02.  Conditions to Citigroup's Obligations.......................  A-34
Section 10.03.  Conditions to Each Shareholder's Obligations................  A-34

                                    ARTICLE 11
                                   TERMINATION
Section 11.01.  Termination.................................................  A-35
Section 11.02.  Effect of Termination.......................................  A-35
Section 11.03.  Survival....................................................  A-36
Section 11.04.  Indemnification.............................................  A-36
Section 11.05.  Procedures..................................................  A-36

                                                                              PAGE
                                                                              ----
                                    ARTICLE 12
                                  MISCELLANEOUS
Section 12.01.  Notices.....................................................  A-36
Section 12.02.  Amendments; No Waivers......................................  A-37
Section 12.03.  Expenses....................................................  A-37
Section 12.04.  Successors and Assigns......................................  A-37
Section 12.05.  Governing Law...............................................  A-38
Section 12.06.  Jurisdiction; Agent for Service of Process..................  A-38
Section 12.07.  Waiver of Jury Trial........................................  A-38
Section 12.08.  Counterparts; Effectiveness; Benefit........................  A-38
Section 12.09.  Entire Agreement............................................  A-38
Section 12.10.  Captions and Interpretation.................................  A-39
Section 12.11.  Severability................................................  A-39
Section 12.12.  Specific Performance........................................  A-39


Annex A -- Conditions to the Offer
Annex B -- Shareholders

Exhibit A Escrow Agreement
Exhibit B Option Agreement

                             TRANSACTION AGREEMENT

     TRANSACTION AGREEMENT (this "AGREEMENT") dated as of May 17, 2001, among Grupo Financiero Banamex Accival, S.A. de C.V., a financial services holding company (sociedad controladora de grupo financiero) organized under the laws of the United Mexican States ("BANACCI"), Banco Nacional de Mexico, S.A., a multiple banking institution (institucion de banca multiple) organized under the laws of the United Mexican States ("BANAMEX"), each of the shareholders of Banacci set forth in Annex B hereto (collectively, the "SHAREHOLDERS"), Citigroup Inc., a Delaware corporation ("CITIGROUP") and Citibank, N.A., a national association ("CITIBANK").

     The parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "ACQUISITION PROPOSAL" means, other than the transactions contemplated by this Agreement, the Option Agreement and the Escrow Agreements, any Third Party offer, proposal or inquiry relating to, or any Third Party indication of interest in, (1) any acquisition or purchase, direct or indirect, of any material assets of Banacci or any Significant Subsidiary, or of over 10% of any class of equity or voting securities of Banacci or any Significant Subsidiary,
(2) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party beneficially owning 10% or more of any class of equity or voting securities of Banacci or any Significant Subsidiary, or (3) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Banacci or any Significant Subsidiary; provided that any exercise by Worldcom, Inc. of its option to acquire shares of Avantel, S.A., by Accenture Inc. of its option to acquire shares of Inteligia S.A. or by any other Person of an option or other right that it may have with respect to any asset which is not material under any legally binding contract entered into prior to the date hereof between such Person, on the one hand, and Banacci or a Significant Subsidiary, on the other hand, shall be deemed not to be an Acquisition Proposal.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, including all Subsidiaries.

     "AFORE" means Afore Banamex-Aegon, S.A.

     "AVANTEL INTEREST" means the 55.5% voting interest in Avantel, S.A. and the 52% equity interest in Avantel Servicios Locales S.A., in each case, held directly or indirectly by Banacci.

     "BANACCI ANNUAL REPORT" means Banacci's annual report dated and filed with the CNBV on February 16, 2001, for the fiscal year ended December 31, 2000.

     "BANACCI BALANCE SHEET" means the audited consolidated balance sheet of Banacci and its Subsidiaries as of December 31, 2000 and the footnotes thereto prepared in accordance with Mexican GAAP.

     "BANACCI BALANCE SHEET DATE" means December 31, 2000.

     "BHC ACT" means the U.S. Bank Holding Company Act of 1956.

     "BMV" or "MEXICAN STOCK EXCHANGE" means the Bolsa Mexicana de Valores, S.A. de C.V.

     "BOARD" means the Board of Governors of the U.S. Federal Reserve System.

     "BUSINESS DAY" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Mexico City, Mexico are authorized or required by law to close.

     "C.F.R." means the U.S. Code of Federal Regulations.

     "CHARTER DOCUMENTS" of any Person means the articles of incorporation, bylaws, partnership agreement, limited liability company agreement, trust agreement or other constitutive documents, as applicable, of such Person.

     "CITIGROUP DISCLOSURE LETTER" means the disclosure letter of Citigroup and Citibank, if any, delivered to Banacci, Banamex and the Shareholders on the date hereof and any disclosure letter or modified or revised disclosure letter delivered pursuant to Section 8.02.

     "CITIGROUP MEXICAN OPERATIONS" means the business conducted by Citigroup and its Subsidiaries in Mexico.

     "CNBV" means the Mexican Comision Nacional Bancaria y de Valores and any subdivision thereof.

     "CNIE" means the Mexican Comision Nacional de Inversiones Extranjeras and any subdivision thereof.

     "CNSF" means the Mexican Comision Nacional de Seguros y Fianzas and any subdivision thereof.

     "CODE" means the U.S. Internal Revenue Code of 1986.

     "COMPLIANCE POLICIES" means the written policies and procedures of Banacci and its Subsidiaries relating to compliance with applicable laws and regulations regarding money laundering, bank secrecy and corrupt practices attached to the Disclosure Letter.

     "COFECO" means the Mexican Comision Federal de Competencia and any subdivision thereof.

     "COFETEL" means the Mexican Comision Federal de Telecomunicaciones and any subdivision thereof.

     "CONSAR" means the Mexican Comision Nacional de Sistemas de Ahorro para el Retiro and any subdivision thereof.

     "DISCLOSURE LETTER" means the disclosure letter of Banacci, Banamex and the Shareholders delivered to Citigroup on the date hereof as modified or revised only as to Banacci, Banamex and their Subsidiaries pursuant to Section 6.03.

     "ENVIRONMENTAL LAWS" means any Mexican (including the Ley Federal de Equilibrio Ecologico y Proteccion al Medio Ambiente), U.S. federal, U.S. state or U.S. local law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or legally binding requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety as it relates to hazardous materials exposure, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "ENVIRONMENTAL PERMITS" means all material permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and required in connection with the business of Banacci or any of its Subsidiaries as currently conducted.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "ESCROW AGREEMENT" means the Escrow Agreement dated as of the date hereof among the Shareholders, Citigroup, Citibank, as escrow agent, and such other Persons as may become parties thereto in accordance with the Escrow Agreement relating to the deposit of the Shareholders' Shares in escrow pending completion of the Offer, in the form of Exhibit A hereto.

     "ESCROWED SHARES" means the Shares transferred to the Escrow Agent pursuant to Section 2.05.

     "FDIC" means the U.S. Federal Deposit Insurance Corporation.

     "FEDERAL RESERVE ACT" means the U.S. Federal Reserve Act.

     "GOVERNMENTAL AUTHORITY" means any governmental, administrative or regulatory body, agency, official or authority, any court or arbitrator and any governmental or financial industry self-regulatory organization, in each case, whether Mexican, U.S., supranational or other.

     "HSR ACT" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "INSURANCE LAWS" means all applicable Mexican, U.S. federal, U.S. state and U.S. local laws and regulations regulating the business and products of insurance, reinsurance and healthcare and all applicable orders and directives of Governmental Authorities (including authorities with respect to health maintenance organizations, health and workmen's compensation products and variable insurance and annuity products) and market conduct recommendations resulting from market conduct examinations conducted by or on behalf of Governmental Authorities (including authorities with respect to health maintenance organizations, health and workmen's compensation products and variable insurance and annuity products).

     "KNOWLEDGE" of any Person that is not an individual means the knowledge of such Person's executive officers.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, or encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "LOAN" means any written or oral loan agreement, note or other borrowing arrangement, including, without limitation, leases, credit enhancements, loan commitments, guarantees, and special CETES in respect of the UDI and Punto Final programs.

     "LOCK-UP ARRANGEMENTS" means, with respect to each Shareholder, the irrevocable power of attorney granted by such Shareholder in favor of Banamex in connection with the transactions contemplated hereby, the issuance by such Shareholder of the irrevocable tender instructions relating to its Shares, the Escrow Agreement, and the Stock Option Agreement.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any adverse effect resulting from (1) Non-Discriminatory Changes in banking or other laws or regulations (or interpretations thereof) adopted by any Governmental Authority, (2) actions or omissions of a party to this Agreement taken with the prior written consent of Banacci, in the case of any act or omission of Citigroup or of Citibank, or Citigroup, in the case of any act or omission of Banacci, Banamex or any Shareholder, or actions in furtherance of the transactions contemplated hereby, and (3) to the extent not adversely affecting such Person in a way that differs materially from the effect on other financial institutions operating primarily in the same jurisdictions as such Person (a) changes in Mexican or U.S. GAAP, Mexican RAP or U.S. regulatory accounting requirements applicable to Mexican or U.S., as the case may be, banks and their holding companies generally, (b) changes in prevailing interest rates, exchange rates or other general economic conditions affecting financial services companies or banks and their holding companies generally, and (c) changes arising from the announcement of the transactions contemplated hereby.

     "MEXICAN GAAP" means Mexican generally accepted accounting principles as in effect from time to time.

     "MEXICAN RAP" means the accounting principles and criteria established by the CNBV as applicable to Banamex and its Subsidiaries as in effect from time to time.

     "MEXICO" means the United Mexican States.

     "NASD" means the National Association of Securities Dealers, Inc.

     "1933 ACT" means the U.S. Securities Act of 1933.

     "1934 ACT" means the U.S. Securities Exchange Act of 1934.

     "NON-DISCRIMINATORY CHANGE" means, with respect to any Person, any change in banking or other laws or regulations (or interpretations thereof) adopted by any Governmental Authority that does not discriminate against such Person based on factors not generally applicable to all Persons who, considered together with their Affiliates, operate similar businesses within the jurisdiction of that Governmental Authority.

     "OPTION AGREEMENT" means the Option Agreement dated as of the date hereof among Citigroup and the Shareholders in the form attached as Exhibit B hereto.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PESOS" or "PS$" means the lawful currency of Mexico.

     "REQUIRED APPROVALS" means all approvals required to be obtained from, all actions required to be taken by and all filings required to be made with any Governmental Authority in connection with the transactions contemplated hereby; including, without limitation, all approvals, actions and filings set forth in
Section 3.03 of the Disclosure Letter.

     "SCT" means the Mexican Secretaria de Comunicaciones y Transportes and any subdivision thereof.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SHARES" means the "Series O-1 Stock", Ps$3.00 par value, of Banacci.

     "SHCP" means the Mexican Secretaria de Hacienda y Credito and any subdivision thereof.

     "SIGNIFICANT SUBSIDIARIES" means Banamex, Seguros Banamex Aegon, S.A. de C.V., Afore Banamex Aegon, S.A. de C.V., Promotora Banamex de Sistemas de Teleinformatica y Telecomunicaciones, S.A. de C.V., Avantel, S.A., Acciones y Valores de Mexico, S.A. de C.V., California Commerce Bank and Banco Bansud, S.A.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, Fideicomiso, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "THIRD PARTY" means any Person as defined in this Agreement or in Section 13(d) of the 1934 Act, other than Citigroup or any of its Affiliates.

     "U.S." or "UNITED STATES" means the United States of America.

     "US$" means the lawful currency of the United States.

     "U.S. GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "U.S.C." means the United States Code.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                          SECTION
----                                                          -------
Acceptance Time.............................................    2.03
Adverse Condition...........................................   10.02
Aggregate Cash Consideration................................    2.01
Applicable Laws.............................................    3.27
Avantel Trust Arrangement...................................    6.06
Banacci.....................................................    3.20
Banacci Adverse Condition...................................   10.02
Banacci Audited Financial Statements........................    3.09
Banacci CNBV Documents......................................    3.08
Banacci Disclosure Documents................................    3.10
Banacci Intellectual Property...............................    3.21
Banacci Securities..........................................    3.05
Banacci Shareholder Meeting.................................    2.03
Banacci Subsidiary Securities...............................    3.06
Bansud......................................................    3.13
Broker......................................................    3.13
Broker Filings..............................................    3.13
California Bank.............................................    3.13
Cash Consideration..........................................    2.01
Citigroup Authorized Preferred Stock........................    5.08
Citigroup Balance Sheet.....................................    5.13
Citigroup Employee Stock Options............................    5.08
Citigroup Public Offering...................................    2.01
Citigroup SEC Document......................................    5.10
Citigroup Series F Preferred Stock..........................    5.08
Citigroup Series G Preferred Stock..........................    5.08
Citigroup Series H Preferred Stock..........................    5.08
Citigroup Series K Preferred Stock..........................    5.08
Citigroup Series L Preferred Stock..........................    5.08
Citigroup Series M Preferred Stock..........................    5.08
Citigroup Series Q Preferred Stock..........................    5.08
Citigroup Series R Preferred Stock..........................    5.08
Citigroup Series U Preferred Stock..........................    5.08
Citigroup Series V Preferred Stock..........................    5.08
Citigroup Series Y Preferred Stock..........................    5.08
Citigroup Series YY Preferred Stock.........................    5.08
Citigroup Shares............................................    2.01
Citigroup Stock Plans.......................................    5.08
Commencement Date...........................................    9.04
Confidentiality Agreement...................................    6.02
Damages.....................................................   11.04
Derivative Transactions.....................................    3.22
Employee Plans..............................................    3.19
Employment Agreements.......................................    9.04
Exchange Agent..............................................    2.01
FCPA........................................................    3.12

TERM                                                          SECTION
----                                                          -------
Financial Regulator.........................................    3.13
Form S-4....................................................    2.01
Indemnified Party...........................................   11.05
Indemnifying Party..........................................   11.05
Indeval.....................................................    3.03
Loan Portfolio..............................................    3.23
Mexican Offer Documents.....................................    2.01
Minimum Condition...........................................    2.01
Offer.......................................................    2.01
Offer Consideration.........................................    2.01
Offer Documents.............................................    2.01
Offer Price.................................................    2.01
Payment Event...............................................   12.02
Regulatory Reports..........................................    3.13
Restructuring...............................................    6.08
Settlement Date.............................................    2.01
Substitute Escrow Agent.....................................    2.05
Substitute Escrow Agreement.................................    2.05
Tax.........................................................    3.18
Tax Return..................................................    3.18
Taxing Authority............................................    3.18
Warranty Breach.............................................   11.04

                                   ARTICLE 2

                                   THE OFFER

     Section 2.01. The Offer. (a) As promptly as practicable after the date hereof and after satisfaction or waiver of the conditions set forth in Article 10, Citibank shall, and Citigroup shall cause Citibank to, commence an offer (the "OFFER") to purchase all of the outstanding Shares at a price per Share equal to US$12.5 billion divided by the total number of Shares on a fully diluted basis as of the Commencement Date (as defined in Section 9.04) (the "OFFER PRICE"), with such price to be paid as set forth in Section 2.01(b); provided that, if Citibank is unable to make the Offer in a timely manner for any reason and Citigroup is able and authorized to do so, then Citigroup shall be obligated to make the Offer. The Offer shall be made to all stockholders of Banacci on equal terms and shall be settled on the Mexican Stock Exchange. The Offer shall provide that tenders of Shares pursuant to the Offer may not be withdrawn. Citigroup and Citibank agree to conduct the Offer in accordance with all applicable laws, regulations, rules and interpretations of each applicable Governmental Authority or stock exchange. The Offer shall be subject (1) to the condition that there be validly tendered (and not withdrawn in case any withdrawal rights apply) in accordance with the terms of the Offer a number of Shares equal to at least 57% of the Shares on a fully diluted basis (the "MINIMUM CONDITION"), (2) to the condition that each tendering stockholder shall have agreed that 50% of the Offer Price in respect of each Share tendered by it shall be applied by the Exchange Agent acting on behalf of and pursuant to the agreement of such tendering stockholder (to which, under the terms of the Offer, such tendering stockholder will be deemed to have agreed by virtue of tendering its Shares) to subscribe and pay for Citigroup Shares in the Citigroup Public Offering at a price per Citigroup Share of US$49.26, as described in Section
2.02 and (3) to the other conditions set forth in Annex A hereto. Citigroup expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of, or conditions to, the Offer, provided that, except with the prior written consent of Banacci, Citigroup will not decrease the Offer Price, change the form of consideration to be paid, decrease the number of Shares sought in the Offer, impose conditions to the Offer in addition to those set forth above or in Annex A, take any action that changes the Mexican income tax treatment of the Offer to the stockholders or amend any other term of the Offer in a manner that is adverse, in any material respect, to holders of Shares. The Offer shall remain open for no longer than the minimum time period required by Mexican and U.S. law; provided that, without requiring the consent of any of the other parties hereto, Citigroup shall have the right to include a subsequent offering period in the Offer after paying for the Shares tendered by the expiration date of the Offer or to extend the Offer to any date on or before the date specified in Section 11.01(b) (1) from time to time if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or waived, until such conditions are satisfied or waived, and (2) for any period required by applicable law or by any rule, regulation, interpretation or position of the CNBV, the SEC or their respective staffs that is applicable to the Offer. Subject to the foregoing and upon the terms and subject to the conditions of the Offer, after the expiration of the Offer Citigroup shall accept and pay for, as required by the rules of the BMV, all Shares validly tendered pursuant to the Offer. Citigroup will pay all fees and expenses of the Exchange Agent in connection with the Offer. Any other brokerage fees, taxes or costs arising in connection with the tender of Shares pursuant to the Offer will be borne by the tendering stockholders and shall be the sole responsibility of such Persons.

     (b) Settlement. One Business Day prior to the settlement date for the Offer (the "SETTLEMENT DATE"), which date shall be scheduled so as to ensure that a Citigroup fiscal quarter end date does not occur between such first Business Day prior to the Settlement Date and the Settlement Date, Citigroup shall deliver to Citibank or an Affiliate thereof, as exchange agent for the Offer (the "EXCHANGE AGENT"), pursuant to an agreement in a form and substance satisfactory to Citigroup, cash, in immediately available funds, and, to the extent permissible under Mexican Stock Exchange rules, denominated in U.S. dollars, in an amount equal to the Offer Price multiplied by the number of Shares validly tendered pursuant to the Offer (the "AGGREGATE CASH CONSIDERATION"). On the Settlement Date, the Exchange Agent shall use 50% of the Aggregate Cash Consideration to subscribe and pay, on behalf of, and pursuant to the agreement of the stockholders who have validly tendered (and not withdrawn in case any withdrawal rights apply) their Shares in the Offer (to which, under the terms of the Offer, each tendering stockholder will be deemed to have agreed by virtue of tendering its Shares), newly-issued shares of common stock, par value $0.01 per share, of Citigroup (the "CITIGROUP SHARES") pursuant to a simultaneous public offering by Citigroup of such Citigroup Shares (the "CITIGROUP PUBLIC OFFERING") at a price equal to US$49.26 per Citigroup Share, and thereafter shall distribute (1) the remaining 50% of the Aggregate Cash Consideration (not including any interest received in respect of the Aggregate Cash Consideration) and the Citigroup Shares (collectively, the "OFFER CONSIDERATION"), pro-rata on the basis of the Shares tendered, to all Persons whose Shares have been accepted in the Offer and (2) all such interest to Citigroup; provided that any fractional Citigroup Shares shall be aggregated and sold in an open market transaction by an agent of Citigroup and the net proceeds of such sale shall be paid to the tendering stockholders in lieu of such fractional Citigroup Shares. If and to the extent cash payments made by Citigroup pursuant to this Section 2.01(b) are required to be made in Mexican pesos, Citigroup and Banacci agree to cooperate fully to achieve a favorable rate of conversion from U.S. dollars into Mexican pesos for the benefit of the stockholders of Banacci in connection with converting U.S. dollars payable by Citigroup hereunder to Mexican pesos, including but not limited to, seeking appropriate licenses in respect thereof from the Banco de Mexico, it being understood that Citigroup shall not be required to bear any foreign currency exchange risk in connection with any such conversion.

     (c) As soon as practicable after the date hereof, Citigroup shall file with the CNBV and the BMV (1) all of the documents required to be filed by Citigroup or any of its Affiliates in connection with the registration in both the Securities Section of the Mexican National Registry of Securities and Intermediaries and the registration and listing on the BMV of the Citigroup Shares and (2) all documents required to be filed in connection with the Offer, the Citigroup Public Offering and the public announcements thereof (collectively, the "MEXICAN OFFER DOCUMENTS"). As soon as practicable after the date hereof, Citigroup shall file with the SEC a Registration Statement on Form S-4 (the "FORM S-4") with respect to the offering of Citigroup Shares pursuant to the Offer (such Form S-4 and the Mexican Offer Documents and any documents incorporated therein by reference, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Each of the parties hereto agrees promptly to correct any information provided by it in writing for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Citigroup agrees to take all steps necessary to cause, as may be applicable, the Offer Documents as so corrected to be filed with the SEC and/or the CNBV and BMV, as the case may be, and published or otherwise disseminated to holders of Shares, in each case as and to the extent required by applicable laws and regulations. Banacci and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC and/or the CNBV and BMV or published or otherwise disseminated to the holders of Shares, and any comments provided by Banacci or its counsel shall, to the extent reasonable and practicable, be reflected in the Offer Documents.

     Section 2.02. Action by Banacci. Banacci hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held or by validly taken unanimous written consent, has (1) determined that this Agreement and the transactions contemplated hereby, including the Offer, are fair to and in the best interests of Banacci's stockholders, (2) approved the execution and delivery by Banacci of this Agreement and the transactions contemplated hereby, including the Offer, in accordance with all requirements of applicable law and
(3) resolved to recommend to the holders of Shares acceptance of the Offer (subject to the Board of Directors' right to withdraw such recommendation if required in accordance with the exercise of fiduciary duties requiring withdrawal of such recommendation; it being understood no such fiduciary duties exist under the relevant law in Mexico in effect as of the date of this Agreement). Banacci has been advised that all of its directors and executive officers who own Shares intend to tender their Shares pursuant to the Offer. Banacci further represents that Goldman, Sachs & Co. has delivered to Banacci's Board of Directors its oral opinion that the consideration to be offered is fair to holders of Shares from a financial point of view. Banacci shall promptly furnish Citigroup with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories or book-entry transfer systems, in each case true and correct as of the most recent practicable date, and shall provide to Citigroup such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Citigroup may reasonably request in connection with the Offer.

     Section 2.03. Board of Directors. The Shareholders and Banacci shall take all actions necessary to cause Banacci and its Subsidiaries to convene prior to the Commencement Date such meetings of the stockholders of each of Banacci and its Subsidiaries as are necessary for the purposes of (1) electing to the Boards of Directors of Banacci and each Subsidiary thereof such Persons as Citigroup may designate prior to the convening of such meeting, (2) amending the Charter Documents of Banacci and each such Subsidiary in such manner as may be requested by Citigroup consistent with applicable law, (3) appointing the statutory examiner ("comisario") designated by Citigroup for Banacci and each such Subsidiary; and (4) revoking and granting such powers of attorney of Banacci and each such Subsidiary as Citigroup may specify; provided that all resolutions adopted at such meetings shall provide that such resolutions will have no legal force or effect until payment for the Shares has been made in accordance with the terms of the Offer.

     Section 2.04. Adjustments. If, during the period between the date of this Agreement and the Settlement Date, any change in the outstanding Shares or any change in the outstanding common stock of Citigroup shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares or Citigroup Shares, or stock dividend thereon with a record date during such period, the Offer Price shall be appropriately adjusted.

     Section 2.05. Escrow Arrangements. Each Shareholder has taken all actions necessary to cause all Shares owned beneficially by such Shareholder to be subject to the Lock-up Arrangements, including, without limitation, the transfer of such Shares to the account of Citibank, as escrow agent (the "ESCROW AGENT"), established pursuant to the Escrow Agreement and has issued irrevocable tender instructions in the form attached as Exhibit C.

                                   ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF BANACCI AND BANAMEX

     Banacci and Banamex, jointly and severally, represent and warrant to Citigroup and Citibank that, except as set forth in the Disclosure Letter:

     Section 3.01. Corporate Existence and Power. Each of Banacci and Banamex is a corporation duly organized and validly existing under the laws of Mexico and each has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those powers, licenses, authorizations, permits, consents and approvals the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci. Each of Banacci and Banamex is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci. Each of Banacci and Banamex has heretofore delivered to Citigroup true and complete copies of its Charter Documents as currently in effect.

     Section 3.02. Corporate Authorization. The execution, delivery and performance of this Agreement by Banacci and Banamex and the consummation by Banacci and Banamex of the transactions contemplated hereby are within Banacci's and Banamex's corporate powers and have been duly authorized by all necessary corporate action on the part of Banacci and Banamex. This Agreement constitutes a valid and binding agreement of each of Banacci and Banamex.

     Section 3.03. Governmental Authorization. (a) To the Knowledge of Banacci and Banamex, the execution, delivery and performance of this Agreement by Banacci and Banamex and the consummation by Banacci and Banamex of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than the actions, filings and approvals set forth in Section 3.03 of the Disclosure Letter and actions, filings or approvals that are immaterial.

     (b) Neither Banacci nor Banamex has any reason to believe that any Required Approval will not be obtained on a timely basis.

     Section 3.04. Non-contravention. The execution, delivery and performance of this Agreement by Banacci and Banamex and the consummation by Banacci and Banamex of the transactions contemplated hereby do not and will not (1) contravene, conflict with, or result in any violation or breach of any provision of the Charter Documents of Banacci, Banamex, or their Subsidiaries, (2) assuming all Required Approvals are obtained, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (3) except as set forth in Section 3.04 of the Disclosure Letter, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Banacci or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Banacci or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Banacci and its Subsidiaries or (4) result in the creation or imposition of any Lien on any asset of Banacci or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (2) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (3) and (4) that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci or materially to impair the ability of Banacci or Banamex to consummate the transactions contemplated by this Agreement.

     Section 3.05. Capitalization. (a) The authorized capital stock of Banacci consists of 5,031,732,825 Series "O-1" shares, par value Ps$3.00 per share. As of May 11, 2001, there were outstanding 4,709,000,000 Series "O-1" shares, par value Ps$3.00 per share, including shares of restricted stock. All outstanding shares of capital stock of Banacci have been duly authorized and validly issued and are fully paid and nonassessable. Banacci has disclosed accurately to Citigroup prior to the date hereof the number of outstanding Shares which constitute restricted stock awarded to officers, directors or employees of Banacci or its Affiliates and the terms of such restricted stock.

     (b) Except as set forth in this Section 3.05 or in Section 3.05 of the Disclosure Letter, there are no outstanding (1) shares of capital stock or voting securities of Banacci, (2) securities of Banacci convertible into or exchangeable for shares of capital stock or voting securities of Banacci or (3) options or other rights to acquire from Banacci or any of its Subsidiaries, or other obligation of Banacci or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Banacci (the items in clauses (1), (2) and (3) being referred to collectively as the "BANACCI SECURITIES"). There are no outstanding obligations of Banacci or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Banacci Securities.

     (c) None of the outstanding Shares are owned by Banacci or any Subsidiary of Banacci, except for Shares held by mutual funds, restricted stock option plans and pension plans controlled or managed by Banacci or its Subsidiaries and Shares held of record by Acciones y Valores de Mexico, S.A. de C.V. for the account of its customers.

     (d) The Shares owned by the Shareholders, when taken together with Shares transferred to the Escrow Agent by or at the direction of Alfredo Harp Helu, Roberto Hernandez Ramirez and Jose G. Aguilera Medrano on or prior to the close of business on Friday, April 18, 2001 will constitute as of the date of the transfer of Shares by or at the direction of such Persons, and at all times from such date up to and including the Settlement Date, at least 51% of the capital stock of Banacci calculated on a fully-diluted basis.

     Section 3.06. Significant Subsidiaries. (a) Section 3.06 of the Disclosure Letter identifies with respect to each Significant Subsidiary, its jurisdiction of organization and the percentage of its capital stock that is owned, directly or indirectly by Banacci. Each Significant Subsidiary is a corporation, partnership, limited liability company or other entity duly organized, validly existing and, where relevant, in good standing under the laws of its jurisdiction of organization, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci. Each Significant Subsidiary is duly qualified to do business as a foreign corporation, partnership, limited liability company or other entity, as the case may be, and is, where relevant, in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Significant Subsidiary of Banacci, identified as being owned, directly or indirectly, by Banacci in Section 3.06 of the Disclosure Letter is owned by Banacci, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) except (i) for the statutory Lien on the shares of Banamex required by the Ley de Proteccion al Ahorro Bancario, (ii) statutory Liens on the shares of certain Subsidiaries of Banacci (other than Banamex) required by the Ley para Regular las Agrupaciones Financieras and (iii) Liens existing on the date hereof on all the assets and outstanding stock of Avantel, S.A. in favor of its commercial bank creditors. Except as set forth in Section 3.06 of the Disclosure Letter there are no outstanding (1) shares of capital stock, voting securities or other ownership interests in, any Significant Subsidiary, (2) securities of Banacci or any of its Significant Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of Banacci or (3) options or other rights to acquire from Banacci or any of its Significant Subsidiaries, or other obligation of Banacci or any of its Significant Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Significant Subsidiary of Banacci (the items in clauses (2) and (3) being referred to collectively as the "BANACCI SUBSIDIARY SECURITIES") except (i) the option of Worldcom, Inc. to acquire shares of Avantel, S.A., (ii) the option of Accenture Inc. to acquire shares of Inteligia, S.A. and (iii) the option of Aegon Mexico Holding N.V. to put shares of Seguros Banamex Aegon, S.A. de C.V. and of

AFORE to Banacci. Except as set forth above and in Section 3.06 of the Disclosure Letter there are no outstanding obligations of Banacci or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any Banacci Subsidiary Securities.

     Section 3.07. Investments. Except as set forth on Section 3.07 of the Disclosure Letter, except for the Significant Subsidiaries and except for investments made in the ordinary course of their business, neither Banacci nor any of its Significant Subsidiaries holds, directly or indirectly, any material equity, profit or voting interest in any other Person which is material to Banacci and its Subsidiaries.

     Section 3.08. CNBV Filings. (a) Banacci has delivered to Citigroup (1) Banacci's annual reports filed with the CNBV for its fiscal years ended December 31, 1998, 1999 and 2000 and (2) all other reports filed with the CNBV or the BMV since December 31, 2000, including all reports and all "eventos relevantes" (the documents referred to in this Section 3.08(a), collectively, the "BANACCI CNBV DOCUMENTS").

     (b) As of its filing date, each Banacci CNBV Document complied in all material respects with all applicable laws, regulations and circulars.

     Section 3.09. Financial Statements. (a) The audited consolidated balance sheets of Banacci as of December 31, 1998, 1999 and 2000 and the unaudited balance sheet of Banacci as of March 31, 2001, together with the corresponding audited income statements of Banacci for the fiscal years ended December 31, 1998, 1999 and 2000, and the corresponding unaudited income statement of Banacci for the three months ended March 31, 2001, each of which has been delivered to Citigroup, fairly present, in all material respects, in conformity with Mexican GAAP applied on a consistent basis, the consolidated financial position of Banacci and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. The audited financial statements of Banacci described in this Section 3.09(a) are referred to as the "BANACCI AUDITED FINANCIAL STATEMENTS." The books and records of Banacci and its Subsidiaries have been, and are being, maintained, in all material respects, in accordance with Mexican GAAP and any other applicable legal and accounting requirements.

     (b) The audited consolidated balance sheets of Banamex as of December 31, 1998, 1999 and 2000, and the unaudited balance sheet of Banamex as of March 31, 2001, together with the corresponding audited income statements of Banamex for the fiscal years ended December 31, 1998, 1999 and 2000, and the corresponding unaudited income statement of Banamex for the three months ended March 31, 2001, each of which have been delivered to Citigroup, fairly present, in all material respects, in conformity with Mexican RAP applied on a consistent basis, the consolidated financial position of Banamex and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. The books and records of Banamex and its Subsidiaries have been, and are being, maintained, in all material respects, in accordance with Mexican RAP and any other applicable legal and accounting requirements.

     Section 3.10. Disclosure Documents. (a) Each document required to be filed by Banacci and its Subsidiaries with the CNBV and the BMV or any other Governmental Authority or required to be published, distributed or otherwise disseminated to Banacci's shareholders in connection with the transactions contemplated by this Agreement (the "BANACCI DISCLOSURE DOCUMENTS"), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with all applicable laws and regulations, except for information provided in writing by Citigroup to Banacci specifically for inclusion therein (with respect to which Banacci makes no representation or warranty).

     (b) The information with respect to Banacci or any of its Subsidiaries that Banacci or any Shareholder furnishes to Citigroup in writing specifically for use in the Offer Documents, at the time of any publication, distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.11. Absence of Certain Changes.  Except as set forth in Section
3.11 of the Disclosure Letter, since the Banacci Balance Sheet Date and through the date of this Agreement, the business of Banacci and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts applicable to Banacci or any of its Subsidiaries, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Banacci, or any repurchase, redemption or other acquisition by Banacci or any of its Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Banacci or any of its Subsidiaries except for (1) any and all dividends declared or set aside for payment or paid by any Subsidiary of Banacci to Banacci or another Subsidiary of Banacci and (2) the dividend paid by Banacci to its stockholders in February 2001;

          (c) any amendment of any material term of any outstanding material security of Banacci or any of its Subsidiaries;

          (d) any incurrence, assumption or guarantee since March 31, 2001 by Banacci or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business;

          (e) any creation or other incurrence by Banacci or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (f) any making of any material loan, advance or capital contributions to or investment in any Person not a Subsidiary of Banacci, other than loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Banacci or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci;

          (h) any transaction or commitment made, or any contract or agreement entered into, by Banacci or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition, whether by sale, lease merger or otherwise, of any assets) or any relinquishment by Banacci or any of its Subsidiaries of any contract or other right, in either case, material to Banacci and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any material change in any method of accounting, method of tax accounting or accounting principles or practice by Banacci or any of its Subsidiaries, except for any such change required by reason of a change in Mexican GAAP or Mexican RAP;

          (j) other than pursuant to Section 9.04, any (1) payment of any severance or termination pay to (or amendment to any existing arrangement with) any director or executive officer of Banacci or Banamex, (2) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director or executive officer of Banacci or Banamex, (3) entering into any employment, deferred compensation, severance or other similar agreement (or any amendment to any such existing agreement) with any director or executive officer of Banacci or Banamex, (4) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director or executive officer of Banacci or Banamex, or (5) material increase in compensation, bonus or other benefits payable to any director, executive officer or other employee of Banacci or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice;

          (k) any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns or claims for material

     Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered;

          (l) any cancellation of any material licenses, sublicenses, franchises, permits or agreements to which Banacci or any Subsidiary is a party, or any notification to Banacci or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond their expiration date as in effect on the date hereof, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci, other than the cancellation of all licensing agreements with Commerce One, Inc.;

          (m) any forgiving or cancellation of any material indebtedness or contractual obligation other than in the ordinary course of business consistent with past practices;

          (n) any material increase in the consolidated reserves for future insurance policy benefits or other insurance policy claims and benefits with respect to any insurance business of Banacci or any of its Subsidiaries other than as a result of new business produced in the ordinary course of business since the Banacci Balance Sheet Date;

          (o) any material changes in the actuarial, investment, reserving, underwriting or claims administration policies, practices or principles with respect to any insurance business of Banacci or any of its Subsidiaries, except as may be appropriate to conform to changes in statutory or regulatory accounting or actuarial rules or generally accepted accounting or actuarial principles or regulatory requirements with respect thereto; or

          (p) any commitment, whether or not in writing, by Banacci or any of its Subsidiaries to do or engage in any of the foregoing.

     Section 3.12. No Undisclosed Material Liabilities. Except as disclosed in the Banacci Annual Report, the March 31, 2001 unaudited consolidated balance sheet of Banacci, or in Section 3.12 of the Disclosure Letter, neither Banacci nor any of its Subsidiaries has any obligation or liability (contingent, absolute, determined, determinable or otherwise), that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Banacci.

     Section 3.13. Compliance with Laws and Regulatory Matters. (a) Except as set forth in Section 3.13 of the Disclosure Letter, Banacci and each of its Subsidiaries is and, since January 1, 1998, has been in compliance, in all material respects, with, and to the Knowledge of Banacci or Banamex, is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree.

     (b) Banacci and each of its Subsidiaries have timely filed all material reports, registrations, applications and statements, together with any amendments required to be made with respect thereto, that are required to be filed with any Governmental Authority having jurisdiction over it (all such filings and reports being referred to collectively as "REGULATORY REPORTS"). As of its filing date, each Regulatory Report complied in all material respects with all statutes, rules and regulations adopted, enforced or promulgated by the Governmental Authority with which it was filed. Except for examinations conducted by a Governmental Authority in the ordinary course of the business of Banacci and the Subsidiaries, and except as set forth in Section 3.13 of the Disclosure Letter, no Governmental Authority has initiated any proceeding with respect to, or, to the Knowledge of Banacci or Banamex, any investigation, with respect to the business or operations of Banacci or of its Subsidiaries that remains pending or unresolved as of the date of this Agreement. There is no material unresolved violation or exception by any Governmental Authority with respect to any report or statement relating to any examination of Banacci or any of its Subsidiaries.

     (c) Banacci and each of its Subsidiaries have timely paid, as and when due, all material fees, charges and assessments to each and every Governmental Authority having jurisdiction with respect to it as required by law, regulation, or rule.

     (d) None of Banacci or any of its Subsidiaries is a party to any agreement, commitment, cease and desist order, or memorandum of understanding or similar undertaking with, or is subject to any order or directive by or from, or is a recipient of any supervisory letter from or has adopted any board resolution at the request of any Governmental Authority, that restricts, or would reasonably be expected to restrict, the conduct of its business by Banacci or any of its Subsidiaries, or that requires, or would reasonably be expected to require, adverse actions by Banacci or any of its Subsidiaries. Except as set forth in
Section 3.13(d) of the Disclosure Letter, none of Banacci or any of its Subsidiaries has been advised that any Governmental Authority is contemplating issuing or requesting any of the foregoing.

     (e) Banacci is a bank holding company registered under the BHC Act.

     (f) Banamex is "well-capitalized" as that term is defined at 12 C.F.R. sec. 225.90(b) and "well-managed" as that term is defined at 12 C.F.R. sec. 225.90(c).

     (g) California Commerce Bank ("CALIFORNIA BANK") is a wholly-owned subsidiary of Banacci and a banking corporation organized under the laws of California. California Bank is (x) the only "insured depositary institution," as that term is defined in the U.S. Federal Deposit Insurance Act, and (y) the only "bank," as that term is defined in the BHC Act, of which 5 percent or more of any class of voting securities is directly or indirectly owned or controlled by Banacci. California Bank maintains in full force and effect deposit insurance from the FDIC through the Bank Insurance Fund, and has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required by the FDIC. California Bank is (x) "well-capitalized" as that term is defined at 12 C.F.R. sec. 225.2(r)(2)(i), and (y) "well-managed" as that term is defined at 12 C.F.R. sec. 225.2(s)(1), and, at its most recent examination, its rating under the U.S. Community Reinvestment Act of 1977 was satisfactory or outstanding.

     (h) Banco Bansud, S.A. ("BANSUD") is a banking corporation organized under the laws of the Republic of Argentina. Bansud (1) is in material compliance with all applicable laws and regulations relating to the maintenance of required bank capital, (2) maintains in full force and effect deposit insurance in accordance with all applicable laws and regulations, and has fully paid as and when due all assessments with respect to its deposits as are required by such laws and regulations, and (3) is in material compliance with all other applicable requirements of the laws and regulations of Argentina and each other jurisdiction that regulates Bansud's operations and practices.

     (i) Section 3.13(i) of the Disclosure Letter contains a list, as of the date of this Agreement, of each Subsidiary or Affiliate of Banacci that acts as a broker or dealer in securities in Mexico, the United States, Argentina, the United Kingdom and in any other jurisdiction in which Banacci or its Subsidiaries conduct business (each, a "BROKER"). Banacci has not acted as a Broker.

     (j) Each Broker is appropriately registered, in all material respects, with any Governmental Authority having jurisdiction over such Broker (each, a "FINANCIAL REGULATOR").

     (k) Except as set forth in Section 3.13(k) of the Disclosure Letter, each Broker is in compliance, in all material respects, with the rules and regulations of each Financial Regulator having authority over it.

     (l) Except as set forth in Section 3.13(l) of the Disclosure Letter, each Broker has filed with its appropriate Financial Regulator(s) all material reports, schedules, forms, statements and other documents (including financial statements and documents) required by such Financial Regulators during the past five years (the "BROKER FILINGS"). The Broker Filings were prepared in all material respects in accordance with the applicable requirements of such Financial Regulator(s).

     Section 3.14. Material Contracts. (a) Except as disclosed in Section 3.14 of the Disclosure Letter, neither Banacci nor any Subsidiary is a party to or bound by:

          (1) any agreement relating to the acquisition or disposition of any material business (whether by merger, sale or purchase of stock, sale or purchase of assets or otherwise) or any Shares;

          (2) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions), other than such agreements relating to indebtedness incurred in the ordinary course of business;

          (3) other than the agreements establishing or governing certain of the Significant Subsidiaries, any agreement that limits the freedom of Banacci or any Subsidiary to compete in any line of business or with any Person or in any geographic area or which would so limit the freedom of Banacci or any Subsidiary after consummation of the Offer, or which limits, restricts or attempts to limit or restrict the manner in which Banacci or any Subsidiary conducts its business; or

          (4) any other agreement or commitment not made in the ordinary course of business that is material to the business of Banacci and its Subsidiaries.

     (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in the Disclosure Letter to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of Banacci or a Subsidiary, as the case may be, and is in full force and effect, and none of Banacci, any Subsidiary or, to the Knowledge of Banacci or Banamex, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, and, to the Knowledge of Banacci or Banamex, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder. True and complete copies of each such agreement, contract, plan, arrangement or commitment shall be delivered or made available to Citigroup.

     Section 3.15. Properties. Except as set forth in Section 3.15 of the Disclosure Letter, Banacci and its Subsidiaries have good and marketable title to, or in the case of leased real property and fixed assets have valid leasehold interests in, all material real property and fixed assets reflected in the Banacci Balance Sheet or acquired after the Banacci Balance Sheet Date, except for real property and fixed assets sold since the Banacci Balance Sheet Date in the ordinary course of business consistent with past practices. None of such real property or fixed assets is subject to any material Lien, except:

          (1) Liens disclosed on the Banacci Balance Sheet;

          (2) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Banacci Balance Sheet); or

          (3) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets.

     Section 3.16. Litigation. Except as set forth in Section 3.16 of the Disclosure Letter, there is no action, suit, investigation or proceeding pending against, or, to the Knowledge of Banacci or Banamex, threatened against or affecting, Banacci or any of its Subsidiaries (or any basis therefor), that would reasonably be expected to enjoin, materially alter or materially delay the Offer or any of the other transactions contemplated hereby, or that reasonably could be expected to result in a liability to Banacci or any of its Subsidiaries materially in excess of the applicable reserves set forth in the Banacci Balance Sheet or that would reasonably be expected to result in a material non-monetary remedy against Banacci or any such Subsidiary.

     Section 3.17. Finders' Fees. There is no investment banker, broker, finder or other intermediary, other than Goldman, Sachs & Co., that has been retained by or is authorized to act on behalf of Banacci or any of its Subsidiaries who might be entitled to any fee or commission from Banacci or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     Section 3.18. Taxes.  Except as set forth in Section 3.18 of the Disclosure
Letter: (a) All material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, Banacci or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such material Tax Returns are, or will be at the time of filing, accurate and complete in all material respects.

     (b) Banacci and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material amounts of Taxes (including, without limitation, Mexican value added and other similar transfer taxes) due, or, where payment is not yet due, has established

(or has had established on its behalf and for its sole benefit and recourse) in accordance with Mexican GAAP an adequate accrual for all material Taxes (including, without limitation, Mexican value added and other similar transfer taxes) through the end of the last period for which Banacci and its Subsidiaries ordinarily record items on their respective books.

     (c) (i) The material income, franchise and value added Tax Returns of Banacci and its Subsidiaries (filed with tax authorities outside the United States) through the Tax year ended December 31, 2000 have been prepared and filed with the applicable Governmental Authority. The applicable statutes of limitations with respect to such Tax Returns have expired for all years prior to and including the years set forth on Section 3.18(c)(i) of the Disclosure Letter.

     (ii) Section 3.18(c)(ii) of the Disclosure Letter sets forth the years with respect to which the material income and franchise Tax Returns of Banacci and its Subsidiaries (filed with tax authorities in the United States) have been examined and closed or with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

     (d) There is no material claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to Banacci or its Subsidiaries in respect of any Tax.

     (e) During the five-year period ending on the date hereof, neither Banacci nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code or any comparable provision under Mexican law.

     (f) Neither Banacci nor any of its Subsidiaries owns a material interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.

     (g) Section 3.18(g) of the Disclosure Letter contains a list of all jurisdictions (whether foreign or domestic) in which Banacci or any of its Subsidiaries currently files Tax Returns.

     (h) "TAX" means (1) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (2) in the case of Banacci or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (1) as a result of being or having been before the Settlement Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of Banacci or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (3) liability of Banacci or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount imposed on any person of the type described in (1) or (2) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     Section 3.19. Employee Benefit Plans. (a) Section 3.19(a) of the Disclosure Letter contains a correct and complete list identifying each material employee benefit plan, each employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), "savings fund" (fondo de ahorro o caja de ahorro), "profit sharing guarantee agreement" (convenio de pago garantizado de reparto de utilidades) or "golden parachute severance payments" which is maintained, administered or contributed to by Banacci or any of its Subsidiaries and covers any employee or former employee of Banacci or any of its Subsidiaries, or with respect to which Banacci or any Subsidiary has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof shall be made available to Citigroup together with the most recent accounting or actuarial report (if any) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the "EMPLOYEE PLANS."

     (b) Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan. There is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of Banacci or Banamex, threatened against or involving, any Employee Plan before any Governmental Authority. Neither Banacci nor any Affiliate thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA. A favorable determination letter is currently in effect for each Employee Plan which is intended to be qualified under Section 401(a) of the Code, and to the Knowledge of Banacci, Banamex or any of their Subsidiaries, no fact or circumstance exists giving rise to a material likelihood that such Employee Plan would not be treated as qualified by the U.S. Internal Revenue Service. Neither Banacci nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of Banacci or any of its Subsidiaries in the United States except as required to avoid excise tax under Section 4980B of the Code.

     (c) Except as set forth in Section 3.19(c) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of Banacci or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

     (d) There has been no amendment to, written interpretation or announcement (whether or not written) by Banacci or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000. All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, have been discharged and paid on or prior to the date hereof except to the extent reflected as a liability on the Banacci Balance Sheet or Banacci's unaudited balance sheet as of March 31, 2001.

     (e) Except as set forth on Section 3.19(e) of the Disclosure Letter, neither Banacci nor any of its Subsidiaries has been a party to any collective bargaining agreement or any other labor agreement with any union or labor organization. Furthermore: (1) no unfair labor practices, charges or complaints are pending or to the Knowledge of Banacci or Banamex, threatened against Banacci or any of its Subsidiaries; (2) other than routine individual grievances, no labor strikes, disputes, slowdowns or work stoppages are pending, or to the Knowledge of Banacci or Banamex, threatened against or affecting Banacci or any of its Subsidiaries; (3) to the Knowledge of Banacci and Banamex, there is no activity or proceeding by any labor union or representative thereof to organize any employees of Banacci or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement as of the Banacci Balance Sheet Date; (4) no representation claims or petitions are pending before the U.S. National Labor Relations Board or any Governmental Authority having jurisdiction over labor matters; and (5) no grievance or arbitration proceedings are pending against Banacci or any of its Subsidiaries that arose out of or under any collective bargaining agreement, except with respect to clauses (1) through (5), such events would not, individually or in the aggregate, be material.

     (f) Banacci and its Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of labor practice and are not engaged in any unfair labor practice, except for such non-compliance the failure of which is not material individually or in the aggregate.

     Section 3.20. Environmental Matters.  (a) Except as set forth on Section
3.20 to the Disclosure Letter and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci:

          (1) no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of Banacci or Banamex, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law; and

          (2) Banacci and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits.

     (b) There has been no material environmental investigation, study, audit or review which Banacci or Banamex has in its possession in relation to the current or prior business of Banacci or any of its Subsidiaries or any property or facility now or previously owned or leased by Banacci or any of its Subsidiaries that has not been made available to Citigroup.

     (c) Neither Banacci nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

     Section 3.21. Intellectual Property. Except as set forth on Section 3.21 to the Disclosure Letter, Banacci and its Subsidiaries own or have a valid license to use all material intellectual property, including patents, copyrights, trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "BANACCI INTELLECTUAL PROPERTY"), necessary to carry on its business substantially as currently conducted. Neither Banacci nor any such Subsidiary has received any notice of infringement of or conflict with, and there are no infringements of or conflicts with, the rights of others with respect to the use of any material Banacci Intellectual Property.

     Section 3.22. Derivative Transactions. (a) All Derivative Transactions entered into by Banacci or any of its Subsidiaries were entered into in all material respects in accordance with the applicable rules and regulations of all applicable regulatory authorities, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Banacci or any such Subsidiary, as the case may be, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. Banacci and each of its Subsidiaries have duly performed in all material respects all of their obligations under such Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of Banacci or Banamex or any of its Subsidiaries, there are no material breaches, violations or defaults or allegations or assertions of such by any counterparty thereunder.

     (b) For purposes of this Section 3.22, "DERIVATIVE TRANSACTIONS" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of such transactions) or combination of any of such transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

     Section 3.23. Loan Portfolio. (a) The documentation relating to the Loans made by Banamex or any other Subsidiary of Banacci (including amendments and modifications entered into from time to time, the "LOAN PORTFOLIO") and relating to all security interests, mortgages and other Liens with respect to collateral for such Loans, taken as a whole, are adequate for the enforcement of the material terms of such Loans and of the related security interests, mortgages and other Liens.

     (b) The Loan Portfolio was originated substantially in accordance with the applicable underwriting and documentation guidelines and policies of Banamex or such Subsidiary, as applicable, and has been administered substantially in accordance with the applicable loan servicing and operating procedures and policies of Banamex or such Subsidiary, as applicable.

     (c) Note 8 to the Banacci Balance Sheet and the unaudited consolidated balance sheet of Banacci as of March 31, 2001, accurately discloses in all material respects the classification of the Loan Portfolio of Banacci and its Subsidiaries by type of loan, including, without limitation, with respect to whether such loans are current or past due (as such terms are used therein).

     (d) Except as set forth on Section 3.23 to the Disclosure Letter, none of the Loans comprising Banamex's fifty (50) largest commercial credit exposures and no Loan to any Governmental Authority having an outstanding principal amount in excess of US$50 million (or its equivalent in any local currency) is past due (as used therein).

     Section 3.24. Affiliate Transactions. As of the date hereof, except as set forth in Section 3.24 of the Disclosure Letter, neither Banacci nor any of its Subsidiaries is a party to any agreement, arrangement or understanding (whether oral or written), directly or indirectly (including, without limitation, any purchase, sale, lease, investment, loan, service or management agreement or other transaction), with any director or executive officer of Banacci or any of its Subsidiaries, any Shareholder or with any Person controlled by any such Person. Each agreement, arrangement or understanding set forth in Section 3.24 of the Disclosure Letter was entered into by Banacci or such Subsidiary on an arm's length basis. For purposes of this Section 3.24 only, "Subsidiary" shall mean any of Banamex, Avantel, S.A., Avantel Servicios Locales S.A., Acciones y Valores de Mexico, S.A. de C.V., Seguros Banamex Aegon, S.A. de C.V. and Afore Banamex Aegon, S.A. de C.V.

     Section 3.25. Improper Payments; etc. To the Knowledge of Banacci and Banamex, neither Banacci nor any of its Subsidiaries, nor any other Person acting on behalf of Banacci or any of its Subsidiaries has, in the U.S., Mexico or any other country used any corporate or other funds for unlawful contributions, gifts or entertainment, or has made any unlawful expenditures relating to political activity of governmental officials, or established or maintained any unlawful funds.

     Section 3.26. Credit Underwriting. Section 3.26 of the Disclosure Letter accurately discloses all material policies and procedures of Banacci and its Subsidiaries with respect to all credit underwriting activities of Banacci and its Subsidiaries. There have not been material changes to those policies and procedures (other than enhancements) during, and such policies and procedures have been complied with in all material respects for the three years prior to the date of this Agreement.

     Section 3.27. Certain Laws. Since January 1, 1998, the business and operations of Banacci and each of its Subsidiaries have been and are being conducted in material compliance with all applicable statutes, laws, regulations, ordinances, rules, judgments, orders and decrees relating to money laundering, bank secrecy, anti-bribery and foreign corrupt practices ("APPLICABLE LAWS"). To the Knowledge of Banacci and Banamex, there is no pending charge, or any threatened charge, by any Governmental Authority that Banacci or any of its Subsidiaries has violated any such Applicable Laws, nor, to the Knowledge of Banacci or Banamex, is there any pending or threatened investigation, by any Governmental Authority with respect to possible violations of any such Applicable Laws. There is no material unresolved violation or exception by any Governmental Authority with respect to the compliance by Banacci and each of its Subsidiaries with respect to any such Applicable Laws. The business and operations of Banacci and each of its Subsidiaries are being conducted in compliance in all material respects with the Compliance Policies.

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

     Each Shareholder represents and warrants to Citigroup and Citibank severally and not jointly that:

     Section 4.01. Existence. If such Shareholder is a corporation, partnership, trust or other entity, such Shareholder is duly organized, validly existing and, where relevant, in good standing under the laws of its jurisdiction of organization.

     Section 4.02. Authorization. The execution, delivery and performance by such Shareholder of this Agreement, the Option Agreement and the Escrow Agreement and the consummation by such Shareholder of the transactions contemplated hereby and thereby are within such Shareholder's corporate, partnership, limited liability company, trust or other powers, as applicable, and have been duly authorized by all necessary corporate, partnership, limited liability company, trust or other action, as applicable, on the part of such Shareholder. Each of this Agreement, the Option Agreement and the Escrow Agreement constitutes a valid and binding agreement of such Shareholder.

     Section 4.03. Governmental Authorization. To the knowledge of such Shareholder, the execution, delivery and performance by such Shareholder of this Agreement, the Option Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than as set forth in Section 3.03 of the Disclosure Letter and actions, filings or approvals that are immaterial.

     Section 4.04. Non-contravention. The execution, delivery and performance by such Shareholder of this Agreement, the Option Agreement and the Escrow Agreement and the consummation by such Shareholder of the transactions contemplated hereby and thereby do not and will not (1) contravene, conflict with, or result in any violation or breach of any Charter Document of such Shareholder, (2) assuming all Required Approvals are obtained, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, or (3) require any consent or other action by any Person under any provision of any agreement or other instrument binding upon such Shareholder.

     Section 4.05. Ownership of Banacci Shares. Such Shareholder is the lawful owner of the Shares set forth opposite its name in Section 4.05 of the Disclosure Letter, free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of such Shares). Such Shareholder will be the lawful owner of all such Shares at all times up to and including the Settlement Date and, by tendering such Shares pursuant to the Offer, shall transfer and deliver to Citigroup or Citibank, as the case may be, valid title to such Shares free and clear of any Lien and any such limitation or restriction (other than any Lien created under this Agreement, the Option Agreement or the Escrow Agreement). Such Shareholder has not granted to any Person any option or other right to acquire any of its Shares. Except as disclosed in Section 4.05 of the Disclosure Letter, no Shareholder's Shares are subject to a claim, interest or other right of a spouse (whether pursuant to a marriage under common property status (comunidad de bienes) or otherwise) or other Person.

     Section 4.06. Ownership of Subsidiaries' Securities. Other than the Shares set forth opposite its name in Section 4.05 of the Disclosure Letter, such Shareholder does not own, directly or indirectly, (1) any outstanding capital stock of, or other voting securities or ownership interests in Banacci or any of its Affiliates, (2) securities of Banacci or any Affiliate of Banacci convertible into or exchangeable for shares of capital stock or voting securities of Banacci or any of its Affiliates or (3) options or other rights to acquire from Banacci or any Affiliate of Banacci, or other right to require Banacci or any Affiliate of Banacci to issue, any such capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Banacci or any of its Affiliates.

     Section 4.07. Litigation. There is no action, suit, investigation or proceeding pending against, or, to the Knowledge of such Shareholder, threatened against or affecting, such Shareholder (or any basis therefor) before any Governmental Authority, that in any manner relates to such Shareholder's ownership of its Shares or that would reasonably be expected to enjoin, materially alter or materially delay the Offer or any of the other transactions contemplated hereby or by the Option Agreement or the Escrow Agreement.

     Section 4.08. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Shareholder who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreement.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF CITIGROUP

     Citigroup represents and warrants to Banacci, Banamex and each of the Shareholders that, except as set forth in the Citigroup Disclosure Letter:

     Section 5.01. Corporate Existence and Power. Citigroup is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Citibank is a national association duly organized, validly existing and in good standing under the laws of the United States. Each of Citigroup and Citibank has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citigroup.

     Section 5.02. Corporate Authorization. The execution, delivery and performance by Citigroup and Citibank of this Agreement, the Option Agreement and the Escrow Agreement and the consummation by Citigroup and Citibank of the transactions contemplated hereby and thereby are within the corporate powers of Citigroup and Citibank and have been duly authorized by all necessary corporate action. Each of this Agreement, the Option Agreement and the Escrow Agreement constitutes a valid and binding agreement of each of Citigroup and Citibank.

     Section 5.03. Governmental Authorization. (a) To the Knowledge of Citigroup and Citibank, the execution, delivery and performance by Citigroup and Citibank of this Agreement, the Option Agreement and the Escrow Agreement and the consummation by Citigroup and Citibank of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority, other than as set forth in Section 3.03 of the Disclosure Letter and actions, filings or approvals that are immaterial.

     (b) Neither Citigroup nor Citibank has any reason to believe that any Required Approval will not be obtained on a timely basis.

     Section 5.04. Non-contravention. The execution, delivery and performance by Citigroup and Citibank of this Agreement, the Option Agreement and the Escrow Agreements and the consummation by Citigroup and Citibank and of the transactions contemplated hereby and thereby do not and will not (1) contravene, conflict with, or result in any violation or breach of any provision of any Charter Document of Citigroup or Citibank, (2) assuming all Required Approvals are obtained, contravene, conflict with, or result in any violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, (3) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Citigroup or Citibank or any of their Subsidiaries is entitled under any provision of any agreement, or other instrument binding upon Citigroup or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization or relating in any way, to the asset or business of Citigroup and its Subsidiaries or (4) result in the creation or imposition of any Lien on any asset of Citigroup or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (2) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses
(3) and (4) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citigroup or materially to impair the ability of Citigroup and Citibank to consummate the transactions contemplated by this Agreement, the Option Agreement and the Escrow Agreement.

     Section 5.05. Offer Documents. (a) The Offer Documents to be filed by Citigroup or its Affiliates, when filed, published, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of applicable laws and regulations and, at the time of the filing thereof, at the time of any, publication, distribution or dissemination thereof and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty will not apply to statements or omissions included in the Offer Documents based upon information furnished to Citigroup or its Affiliates in writing by Banacci, Banamex and/or the Shareholders specifically for use therein.

     (b) The information with respect to Citigroup or any of its Subsidiaries that Citigroup furnishes to Banacci specifically for use in the Banacci Disclosure Documents, at the time of the filing thereof, at the time of any publication, distribution or dissemination thereof and at the time of the consummation of the Offer, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statement made therein, not misleading.

     Section 5.06. Finders' Fees. Except for Salomon Smith Barney, Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Citigroup or Citibank who might be entitled to any fee or commission from Banacci or any of its Affiliates upon consummation of the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreement.

     Section 5.07. Financing. Citigroup and Citibank have, or will have prior to the expiration of the Offer, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to purchase pursuant to the Offer all of the Shares outstanding and to pay all related fees and expenses pursuant to the Offer.

     Section 5.08. Capitalization. (a) The authorized capital stock of Citigroup consists of 15,000,000,000 shares of common stock, par value $0.01 per share, of Citigroup and 30,000,000 shares of preferred stock, par value $1.00 per share, of Citigroup ("CITIGROUP AUTHORIZED PREFERRED STOCK"), of which 1,600,000 shares have been designated as 6.365% Cumulative Preferred Stock, Series F ("CITIGROUP SERIES F PREFERRED STOCK"), 800,000 shares have been designated as 6.213% Cumulative Preferred Stock, Series G ("CITIGROUP SERIES G PREFERRED STOCK"), 800,000 shares have been designated as 6.231% Cumulative Preferred Stock, Series H ("CITIGROUP SERIES H PREFERRED STOCK"), 500,000 shares have been designated as 8.40% Cumulative Preferred Stock, Series K ("CITIGROUP SERIES K PREFERRED STOCK"), 690,000 shares have been designated as 9.50% Cumulative Preferred Stock, Series L ("CITIGROUP SERIES L PREFERRED STOCK"), 800,000 shares have been designated as 5.864% Cumulative Preferred Stock, Series M ("CITIGROUP SERIES M PREFERRED STOCK"), 700,000 shares have been designated as Adjustable Rate Cumulative Preferred Stock, Series Q ("CITIGROUP SERIES Q PREFERRED STOCK"), 400,000 shares have been designated as Adjustable Rate Cumulative Preferred Stock, Series R ("CITIGROUP SERIES R PREFERRED STOCK"), 500,000 shares have been designated as 7 3/4% Cumulative Preferred Stock, Series U ("CITIGROUP SERIES U PREFERRED STOCK"), 250,000 shares have been designated as Fixed/Adjustable Rate Cumulative Preferred Stock, Series V ("CITIGROUP SERIES V PREFERRED STOCK"), 5,000 shares have been designated as Cumulative Adjustable Rate Preferred Stock, Series Y ("CITIGROUP SERIES Y PREFERRED STOCK") and 987 shares have been designated as 5.321% Cumulative Preferred Stock, Series YY ("CITIGROUP SERIES YY PREFERRED STOCK"). At the close of business on April 30, 2001: (1) 5,087,755,985 shares of common stock of Citigroup were issued and outstanding; (2) 262,950,757 shares of common stock of Citigroup were held by Citigroup in its treasury (3) 59,672,927 shares of common stock of Citigroup were held by subsidiaries of Citigroup (as of March 1, 2001); (4) 1,600,000 shares of Citigroup Series F Preferred Stock were issued and outstanding (evidenced by 8,000,000 depositary shares, each of which represents a 1/5 interest in a share of Citigroup Series F Preferred Stock); (5) 800,000 shares of Citigroup Series G Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/5 interest in a share of Citigroup Series G Preferred Stock); (6) 800,000 shares of

Citigroup Series H Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/5 interest in a share of Citigroup Series H Preferred Stock); (7) 500,000 shares of Citigroup Series K Preferred Stock were issued and outstanding (evidenced by 10,000,000 depositary shares, each of which represents a 1/20 interest in a share of Citigroup Series K Preferred Stock); (8) no shares of Citigroup Series L Preferred Stock were issued and outstanding; (9) 800,000 shares of Citigroup Series M Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/5 interest in a share of Citigroup Series M Preferred Stock); (10) 700,000 shares of Citigroup Series Q Preferred Stock were issued and outstanding (evidenced by 7,000,000 depositary shares, each of which represents a 1/10 interest in a share of Citigroup Series Q Preferred Stock);
(11) 400,000 shares of Citigroup Series R Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/10 interest in a share of Citigroup Series R Preferred Stock); (12) 500,000 shares of Citigroup Series U Preferred Stock were issued and outstanding (evidenced by 5,000,000 depositary shares, each of which represents a 1/10 interest in a share of Citigroup Series U Preferred Stock); (13) 250,000 shares of Citigroup Series V Preferred Stock were issued and outstanding (evidenced by 2,500,000 depositary shares, each of which represents a 1/10 interest in a share of Citigroup Series V Preferred Stock); (14) 2,262 shares of Citigroup Series Y Preferred Stock were issued and outstanding; (15) 987 shares of Citigroup Series YY Preferred Stock were issued and outstanding; (16) approximately 528.7 million shares of common stock of Citigroup were reserved for issuance pursuant to certain stock-based plans of Citigroup (such plans, collectively, the "CITIGROUP STOCK PLANS"), of which approximately 413.2 million shares are subject to outstanding employee stock options or other rights to purchase or receive common stock of Citigroup granted under the Citigroup Stock Plans (collectively, "CITIGROUP EMPLOYEE STOCK OPTIONS"); (17) 1,116,769 shares of common stock of Citigroup are reserved for issuance pursuant to convertible securities; and (18) other than as set forth above, no other shares of Citigroup Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of Citigroup are, and all shares thereof which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 5.08 and except for changes since April 30, 2001 resulting from the issuance of shares of common stock of Citigroup pursuant to the Citigroup Stock Plans, Citigroup Employee Stock Options or Citigroup Convertible Securities and other rights referred to in this Section 5.08, as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Citigroup, (B) any securities of Citigroup or any Citigroup subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Citigroup, (C) any warrants, calls, options or other rights to acquire from Citigroup or any Citigroup subsidiary, and any obligation of Citigroup or any Citigroup subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Citigroup or other ownership interests of Citigroup, and
(y) there are no outstanding obligations of Citigroup or any Citigroup subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of Citigroup or any Citigroup subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or other ownership interests in any Citigroup subsidiary, (B) warrants, calls, options or other rights to acquire from Citigroup or any Citigroup subsidiary, and any obligation of Citigroup or any Citigroup subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Citigroup subsidiary or (C) obligations of Citigroup or any Citigroup subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Citigroup subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To Citigroup's Knowledge, neither Citigroup nor any Citigroup subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Citigroup Stock Plans, Citigroup Employee Stock Options and Citigroup Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

     (b) The Citigroup Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

     Section 5.09. Subsidiaries. Each Subsidiary of Citigroup comprising part of the Citigroup Mexican Operations is a corporation duly organized, validly existing and, where relevant, in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citigroup. Each such Subsidiary of Citigroup is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citigroup. All material Subsidiaries of Citigroup and their respective jurisdictions of incorporation are identified in the most recently filed report on Form 10-K of Citigroup.

     Section 5.10. SEC Filings. Each of (1) Citigroup's annual report on Form 10-K for its fiscal year ended December 31, 2000, (2) Citigroup's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2001, (3) Citigroup's proxy or information statements relating to meetings of or actions taken without a meeting by Citigroup's stockholders held since December 31, 2000, and (4) all of Citigroup's other reports, statements, schedules and registration statements filed with the SEC since December 31, 2000 (the documents referred to in this Section 5.10, collectively, the "CITIGROUP SEC DOCUMENTS") at the time it was filed with the SEC or, in the case of any registration statement, at the time it was declared effective by the SEC, complied as to form, in all material respects, with the applicable requirements of the 1933 Act and the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 5.11. Financial Statements. The audited consolidated financial statements of Citigroup included in the Citigroup's Form 10-K for the year ended December 31, 2000 (the "CITIGROUP BALANCE SHEET") fairly present, in all material respects, in conformity with U.S. GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Citigroup and its consolidated Subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the period then ended. The books and records of Citigroup and its Subsidiaries have been, and are being, maintained, in all material respects, in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

     Section 5.12. Absence of Certain Changes. Except as set forth in the Citigroup Disclosure Letter, since December 31, 2000 and through the date of this Agreement, the business of Citigroup and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or fact, excluding any change in Mexican, U.S. or other laws or regulations that apply to the banking industry generally and any economic or political development materially and adversely affecting financial conditions in the United States applicable to Citigroup or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citigroup.

     Section 5.13. No Undisclosed Material Liabilities. Except as disclosed in the annual report of Citigroup most recently filed with the SEC, or in Section
5.13 of the Citigroup Disclosure Letter, neither Citigroup nor any of its Subsidiaries has any obligation or liability (contingent, absolute, determined, determinable or otherwise), that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Citigroup.

     Section 5.14. Compliance with Laws and Regulatory Matters. (a) Except as set forth in Section 5.14 of the Citigroup Disclosure Letter, since January 1, 1998 (i) Citigroup and each Subsidiary which comprises part of the Citigroup Mexican Operations is and, has been in compliance, in all material respects, with, and to the Knowledge of Citigroup, is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any applicable law (including the U.S. federal fair lending laws and regulations), statute, ordinance, rule, regulation, judgment, injunction, order or decree, and (ii) Citigroup and each Subsidiary which comprises part of the Citigroup Mexican Operations has timely filed all Regulatory Reports, that are required to be filed with any Governmental Authority having jurisdiction over it, and, as of its filing date, each such Regulatory Report complied in all material respects with all statutes, rules and regulations adopted, enforced or promulgated by the Governmental Authority with which it was filed.

     (b) Except for examinations conducted by a Governmental Authority in the ordinary course of business of Citigroup and each Subsidiary which comprises part of the Citigroup Mexican Operations, and except as set forth in Section
5.14 of the Citigroup Disclosure Letter, since January 1, 1998 no Governmental Authority has initiated any proceeding with respect to, or, to the Knowledge of Citigroup, any investigation, with respect to the business or operations of Citigroup or of any Subsidiary which comprises part of the Citigroup Mexican Operations. There is no material unresolved violation or exception by any Governmental Authority with respect to any report or statement relating to any examination of Citigroup or of any Subsidiary which comprises part of the Citigroup Mexican Operations.

     (c) Citigroup is a bank holding company registered under the BHC Act.

     (d) Citibank is "well-capitalized" as that term is defined at 12 C.F.R. sec.225.(2)(r)(2)(i) and "well-managed" as that term is defined at 12 C.F.R. sec.225.2(s)(1).

     Section 5.15. Disclosure Documents. The Form S-4 of Citigroup, and any amendments or supplements thereto, when filed, will comply as to form in all material respects with the requirements of the 1933 Act. At the time the Form S-4 or any amendment or supplement thereto becomes effective, the Form S-4, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations and warranties contained in this Section 5.15 will not apply to statements or omissions in the Form S-4 or any amendment or supplement thereto based upon information furnished to Citigroup or any of its affiliates or advisors in writing by Banacci, Banamex, or any of the Shareholders specifically for use therein.

     Section 5.16. Litigation. Except as set forth in the Citigroup SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the Knowledge of Citigroup, threatened against or affecting, Citigroup or any Subsidiary which comprises part of the Citigroup Mexican Operations (or any basis therefor), that would reasonably be expected materially to impair Citigroup's ability to consummate the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreement or that reasonably could be expected to result in a liability to Citigroup and such Subsidiaries which comprise part of the Citigroup Mexican Operations materially in excess of the applicable reserves set forth in the Citigroup Balance Sheet or that would reasonably be expected to result in a material non-monetary remedy against Citigroup and such Subsidiaries which comprise part of the Citigroup Mexican Operations.

     Section 5.17. Improper Payments; etc. To the Knowledge of Citigroup, neither Citigroup nor any of its Subsidiaries, nor any other Person acting on behalf of Citigroup or any of its Subsidiaries has, in the U.S., Mexico or any other country used any corporate or other funds for unlawful contributions, gifts or entertainment, or has made any unlawful expenditures relating to political activity of governmental officials, or established or maintained any unlawful funds.

     Section 5.18. Financial Holding Company. Citigroup is a "financial holding company" under the BHC Act and the Board's regulations thereunder, has no filing pending with the Board relating to its continued status as a "financial holding company", and, to its Knowledge, there are no circumstances that would reasonably be expected to cause Citigroup to cease to be a "financial holding company."

     Section 5.19. Certain Laws. Since January 1, 1998, the business and operations of Citigroup and each of its Subsidiaries which comprises a part of the Citigroup Mexican Operations have been and are being conducted in material compliance with all Applicable Laws. To the Knowledge of Citigroup, there is no pending charge, or any threatened charge, by any Governmental Authority that Citigroup or any of such Subsidiaries has violated any such Applicable Laws, nor, to the Knowledge of Citigroup, is there any pending or threatened investigation, by any Governmental Authority with respect to possible violations of any such Applicable Laws. There is no material unresolved violation or exception by any Governmental Authority with respect to the compliance by Citigroup and each of such Subsidiaries which comprises a part of the Citigroup Mexican Operations with respect to any such Applicable Laws. The business and operations of Citigroup and each of such Subsidiaries which comprises a part of the Citigroup Mexican Operations are being conducted in compliance in all material respects with the compliance policies of the Citigroup Mexican Operations.

                                   ARTICLE 6

           COVENANTS OF THE BANACCI AND BANAMEX AND THE SHAREHOLDERS

     Banacci and Banamex agree that:

     Section 6.01. Conduct of Banacci and its Subsidiaries. From the date hereof until the Settlement Date, Banacci and each of its Subsidiaries shall (1) conduct their business in the ordinary course consistent with past practice and
(2) use their best efforts to preserve intact their business organizations and relationships with third parties and employees. Without limiting the generality of the foregoing, other than as required under this Agreement, under any agreement listed in Section 6.01 of the Disclosure Letter or under agreements which are not material, from the date hereof until the Settlement Date:

          (a) Except as contemplated by Section 2.03, Banacci and each of its Subsidiaries shall not adopt or propose any change to their respective Charter Documents;

          (b) Banacci and each of its Subsidiaries shall not merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

          (c) Banacci and each of its Subsidiaries shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Banacci, and shall not repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Banacci or any of its Subsidiaries except for any and all dividends declared or set aside for payment or paid by any Subsidiary of Banacci; provided that nothing in this Section 6.01 herein shall prohibit the payment of any dividend permitted after September 30, 2001 in accordance with Section 9.01;

          (d) Banacci and each of its Subsidiaries shall not amend any material term of any outstanding material security of Banacci or any of its Subsidiaries;

          (e) Banacci and each of its Subsidiaries shall not incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business;

          (f) Banacci and each of its Subsidiaries shall not create or otherwise incur any Lien on any material asset other than in the ordinary course of business consistent with past practice;

          (g) Banacci and each of its Subsidiaries shall not make any material loan, advance or capital contribution to or investment in any Person not a wholly-owned Subsidiary of Banacci, other than loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practice;

          (h) Banacci and each of its Subsidiaries shall not enter into any transaction or make any commitment, or any contract or agreement relating to its assets or business (including the acquisition or disposition, whether by sale, lease, merger or otherwise, of any assets) or relinquish any contract or other right, in either case, material to Banacci and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

          (i) Banacci and each of its Subsidiaries shall not materially change any method of accounting, method of tax accounting or accounting principles or practice, except for any such change required by reason of a change in Mexican GAAP or Mexican RAP;

          (j) Other than pursuant to Section 9.04, Banacci and each of its Subsidiaries shall not (1) pay any severance or termination pay to (or amend any existing arrangement with) any director or executive officer of Banacci or Banamex, (2) increase the benefits payable under any existing severance or termination pay policies or employment agreements with any director or executive officer of Banacci or Banamex, (3) enter into any employment, deferred compensation, severance or other similar agreement (or any amendment to any such existing agreement) with any director or executive officer of Banacci or Banamex, (4) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director or executive officer of Banacci or Banamex, or (5) materially increase the compensation, bonus or other benefits payable to any director, executive officer or other employee of Banacci or any of its Subsidiaries, in each case other than in the ordinary course of business consistent with past practice;

          (k) Banacci and each of its Subsidiaries shall not cancel any material licenses, sublicenses, franchises, permits or agreements to which Banacci or any Subsidiary is a party, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci, other than the cancellation of all licensing agreements with Commerce One, Inc.;

          (l) Banacci and each of its Subsidiaries shall not change the material credit policies or procedures or underwriting standards of Banacci or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect;

          (m) Banacci and its Subsidiaries shall not split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

          (n) Banacci and its Subsidiaries shall not issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its or their capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

          (o) Banacci and its Subsidiaries shall not create, renew or amend any agreement or contract or other binding obligation of Banacci or its Subsidiaries containing (A) any material restriction on the ability of Banacci or its Subsidiaries to conduct its business as it is presently being conducted or (B) any material restriction on Banacci or its Subsidiaries engaging in any type of activity or business;

          (p) Banacci and its Subsidiaries shall not pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, in each case, material to Banacci and its Subsidiaries taken as a whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice;

          (q) Banacci and each of its Subsidiaries shall not forgive or cancel any material indebtedness or contractual obligation other than in the ordinary course of business consistent with past practices;

          (r) Banacci and each of its Subsidiaries shall not change in any material respect the actuarial, investment, reserving, underwriting or claims administration policies, practices or principles of any insurance company, except as may be appropriate to conform to changes in statutory or regulatory accounting or actuarial rules or generally accepted accounting or actuarial principles or regulatory requirements with respect thereto; and

          (s) Banacci and each of its Subsidiaries shall not agree or commit to do any of the foregoing.

     Section 6.02. Access to Information. To the extent permitted by applicable laws and regulations of applicable Governmental Authorities, from the date hereof until the Settlement Date and subject to applicable law and the Confidentiality Agreement dated as of April 24, 2001 between Banacci and Citigroup (the "CONFIDENTIALITY AGREEMENT"), Banacci and Banamex shall, and shall cause their respective Affiliates and Subsidiaries to: (1) upon reasonable notice, give Citigroup and its Affiliates and their respective, counsel, financial advisors, auditors and other authorized representatives full access during normal business hours to the offices, properties, books and records of Banacci and its Subsidiaries, (2) furnish to Citigroup, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and
(3) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of Banacci and its Subsidiaries to cooperate with Citigroup and its Affiliates in its investigation of Banacci and its Subsidiaries. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Banacci and its Subsidiaries. No information or knowledge obtained by Citigroup in any investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty made by Banacci hereunder.

     Section 6.03. Revised Disclosure Letter. Banacci and Banamex may revise the Disclosure Letter to this Agreement by delivering to Citigroup, within 10 Business Days after the date of this Agreement, a revised Disclosure Letter. Citigroup shall have the right to review the revised Disclosure Letter for a period of 10 Business Days after receipt thereof. At any time within the 10 Business Day time period Citigroup shall have the right to terminate this Agreement by notice to the other parties hereto if the revised information discloses a Material Adverse Effect on Banacci that was not disclosed in the initial Disclosure Letter. This notice, if given, shall specify the information forming the basis for the decision to terminate. Banacci shall have 10 Business Days after receipt of the notice to review with Citigroup the information forming the basis for the decision to terminate and to attempt to agree on corrective measures, if any. If Banacci, Banamex and Citigroup cannot agree on corrective measures within such 10 Business Day period, then this Agreement shall terminate. If this Agreement is not terminated within the time periods as permitted by this Section, Citigroup shall be deemed to have accepted such revisions, and the Disclosure Letter attached to this Agreement as of the date hereof shall be deemed to be superseded by the revised Disclosure Letter. The mere inclusion of an item in the Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item was required to be disclosed therein and inclusion of an item in any section of the Disclosure Letter shall be deemed to be so included for purposes of all other relevant sections of the Disclosure Letter. Any item or information included in any document specifically identified in the Disclosure Letter or in the annual reports filed with the CNBV for its fiscal years ended December 31, 1998, 1999 and 2000 or included in Banacci's or any Subsidiary's audited or unaudited financial statements (including the footnotes thereto) furnished to Citigroup at any time prior to the date of this Agreement shall be deemed to be set forth, and included in, the Disclosure Letter for all purposes.

     Section 6.04. No Solicitation; Other Offers. Except, in the case of Banacci and Banamex, to the extent required in accordance with the exercise of fiduciary duties requiring it to take any of the actions described below (it being understood that no such fiduciary duties exist under the relevant law of Mexico in effect as of the date of this Agreement), none of the Shareholders, Banacci or Banamex shall, and none of such Persons shall authorize or permit any of their respective Subsidiaries, Affiliates, officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (1) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (2) enter into or participate in any discussions or negotiations with, furnish any confidential information relating to Banacci or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Banacci or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, an Acquisition Proposal, or
(3) grant any waiver or release under any standstill or similar agreement to which Banacci or any of its Subsidiaries is a party.

     (b) Each of the Shareholders and Banacci and Banamex shall, and shall cause their respective Subsidiaries, Affiliates, officers, directors, employees, investment bankers, attorneys or other agent of advisors to, notify Citigroup promptly (but in no event later than 24 hours) after receipt by any of such Persons of any Acquisition Proposal, any indication by a Third Party to any of such Persons that it is considering making an Acquisition Proposal or any request for confidential information relating to Banacci or any of its Subsidiaries or for access to the business, properties, assets, books or records of Banacci or any of its Subsidiaries by any Third Party that Banacci reasonably believes may be considering making, or has made, an Acquisition Proposal. Each of the Shareholders and Banacci and Banamex shall, and shall cause all such other Persons to identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. Each of the Shareholders and Banacci and Banamex shall, and shall cause all such other Persons to, keep Citigroup fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request. Each of the Shareholders and Banacci and Banamex shall, and shall cause all such other Persons to, cease immediately and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and use its commercially reasonable best efforts to cause any such Party (or its agents or advisors) in possession of confidential information about Banacci or any of its Affiliates that was furnished by or on behalf of Banacci, Banamex or the Shareholders to return or destroy all such information.

     Section 6.05. Tax Matters. (a) Except by written consent of Citigroup, which consent shall not be unreasonably withheld or delayed, neither Banacci, Banamex or any of their Subsidiaries shall (1) make or change any Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; (2) file any amended Mexican federal income or value added Tax Returns or claims for Mexican federal income or value added tax refunds, enter into any Mexican federal income or value added tax closing agreement, surrender any Mexican federal income or value added tax claim, audit or assessment, surrender any right to claim a Mexican federal income or value added tax refund, offset or other reduction in Mexican federal income or value added tax liability; or (3) file any other amended Tax Returns or claims for other Tax refunds, enter into any other closing agreement, surrender any other Tax claim, audit or assessment, surrender any right to claim any other Tax refund, offset or other reduction in Tax liability, or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of Banacci or any of its Subsidiaries by an amount in excess of U.S. $100,000 or the local currency equivalent thereof or would have a continuing aggregate effect in excess of such amount taking into account all tax periods of Banacci or any of its Subsidiaries.

     (b) Citigroup shall have the right, in its sole discretion, to make an election pursuant to Section 338(g) of the Code with respect to any of Banacci, Banamex or their Subsidiaries.

     Section 6.06. Notices of Certain Events. The Shareholders, Banacci and Banamex shall and the Shareholders shall cause Banacci and its Subsidiaries to, promptly notify Citigroup of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreements;

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreements; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Shareholders, Banacci or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or Section 4.07, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreements.

     Section 6.07. Avantel. Banacci and Citigroup will, and will cause their respective Affiliates to restructure the ownership of the Avantel Interest in a manner that will permit Citigroup to consummate the transactions contemplated hereby without violating limitations on foreign ownership of the Avantel Interest imposed by Mexican law and shall cooperate as necessary to accomplish the foregoing.

     Section 6.08. Restructuring. It is understood that Citigroup will cause the restructuring of certain of the assets of Banacci, Banamex and their Subsidiaries in connection with the transactions contemplated by this Agreement in order to meet certain regulatory, accounting and other requirements and objectives (the "RESTRUCTURING"). Banacci, Banamex and their Subsidiaries shall, at the request of Citigroup, take all actions necessary to complete any portion of the Restructuring prior to the Commencement Date to the extent the objectives of the Restructuring require such actions to be taken prior to the Commencement Date, provided that such actions do not result in a material cost to Banacci, Banamex or their Subsidiaries, or adverse impact on the businesses of Banacci, Banamex or their Subsidiaries, and further provided that the Restructuring is permissible under all applicable laws and regulations and all necessary approvals of Governmental Authorities for the Restructuring have been obtained.

                                   ARTICLE 7

                         COVENANTS OF THE SHAREHOLDERS

     Each Shareholder agrees that:

     Section 7.01. Tender of Shares into Offer. Subject to the satisfaction or waiver of the conditions set forth in Section 10.01 and Section 10.03, each Shareholder shall, or shall cause the Escrow Agent to validly tender in the Offer, all of Shares held by it, it being understood, however, that the sale of such Shares being tendered pursuant to the Offer shall not occur until acceptance of such tender of the Shares by Citibank or Citigroup, as the case may be, and execution of the trade relating to such Shares through the facilities of the Mexican Stock Exchange. In addition, each Shareholder further agrees that once such Shares are tendered by it, or by the Escrow Agent, such Shareholder will not, and will not permit the Escrow Agent to, withdraw any of such Shares from the Offer, unless and until the Offer shall be abandoned by Citigroup and its Affiliates or this Agreement shall be terminated.

     Section 7.02. No Proxies for or Encumbrances on Shares. Except as expressly contemplated by this Agreement, the Option Agreement and the Escrow Agreement and except with the prior written consent of Citigroup, no Shareholder shall, directly or indirectly, during the term of the Option Agreement (1) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares held by it or (2) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any of such Shares or any interest therein. No Shareholder shall seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding. Each Shareholder agrees to notify Citigroup promptly and to provide all details requested by Citigroup if such Shareholder is approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

     Section 7.03. Option Agreement. Concurrently with the execution of this Agreement, each Shareholder shall grant Citigroup an option to purchase the Shares held of record or beneficially by it on the terms and conditions set forth in the Option Agreement.

     Section 7.04. Shareholder Voting. Each Shareholder shall exercise his, her or its voting authority with respect to its Shares in a manner consistent with the terms of this Agreement. Each such Shareholder shall vote or cause to be voted all of its Shares as may be necessary to implement the terms of this Agreement, including but not limited to voting in favor of the matters described in Section 2.03. No Shareholder shall vote its shares in contravention of the terms of this Agreement.

                                   ARTICLE 8

                             COVENANTS OF CITIGROUP

     Citigroup agrees that:

     Section 8.01. Conduct of Citigroup. Citigroup agrees that, from the date hereof until the Settlement Date it will not, and will not permit any of its Subsidiaries to, take any action that materially would impair its or their ability to consummate the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreement on a timely basis.

     Section 8.02. Citigroup Disclosure Statement. Citigroup may revise the Citigroup Disclosure Letter to this Agreement by delivering to Banacci, within 10 Business Days after the date of this Agreement, a revised Citigroup Disclosure Letter. Banacci shall have the right to review the revised Citigroup Disclosure Letter for a period of 10 Business Days after receipt thereof. At any time within the 10 Business Day period, Banacci shall have the right to terminate this Agreement by notice to Citigroup if the revised information discloses a Material Adverse Effect on Citigroup that was not disclosed in the initial Citigroup Disclosure Letter. This notice, if given, shall specify the information forming the basis for the decision to terminate. Citigroup shall have 10 Business Days after receipt of the notice to review with Banacci the information forming the basis for the decision to terminate and to attempt to agree on corrective measures, if any. If the parties cannot agree on corrective measures within such 10 Business Day period, then this Agreement shall terminate. If this Agreement is not terminated within the time periods and as permitted by this Section 8.02, Banacci shall be deemed to have accepted such revisions. The mere inclusion of an item in the Citigroup Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item was required to be disclosed therein and the inclusion of an item in any section of the Citigroup Disclosure Letter shall be deemed to be so included for purposes of all other relevant sections of the Citigroup Disclosure Letter. Any item or information included in any document specifically identified in the Citigroup Disclosure Letter, any item or information included in Citigroup's SEC Documents or audited or unaudited financial statements (including the footnotes thereto) available to Banacci at any time prior to the date of this Agreement shall be deemed to be set forth and included in the Citigroup Disclosure Letter for all purposes.

     Section 8.03. Registration Statement. Citigroup will use its best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable. Citigroup shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Citigroup Shares pursuant to the Offer. Citigroup and the Shareholders shall use their commercially reasonable best efforts to negotiate and enter into prior to the Settlement Date a customary registration rights agreement, which agreement shall provide for a single demand registration right exercisable on or before the first anniversary of the Settlement Date by Messrs. Hernandez Ramirez and Harp Helu and will require Citigroup to indemnify, on customary terms, the broker dealer participating in the distribution of such Citigroup Shares.

     Section 8.04. Stock Exchange Listings. Citigroup shall use its best efforts to cause the Citigroup Shares to be listed on the New York Stock Exchange and the BMV and to maintain such listings in effect.

     Section 8.05. Existence and Name of Banamex. Citigroup covenants to Banamex (but not to any other party hereto) that it will do or cause to be done all things necessary to preserve the existence and the name (as such name is in effect as of the date hereof) of Banamex.

     Section 8.06. Confidentiality. Prior to the Settlement Date and after any termination of this Agreement, Citigroup shall comply with its obligations under the Confidentiality Agreement.

     Section 8.07. Additional Directors; New Management Team. Promptly following the consummation of the Offer, Citigroup will take such actions as may be required to cause Mr. Roberto Hernandez Ramirez and Mr. Alfredo Harp Helu to be elected as directors of Citigroup. In addition, the management team of Banamex will be headed by Manuel Medina Mora, as Chief Executive Officer, who will report to Victor Menezes, head of Citigroup's Emerging Markets' business.

     Section 8.08. Notices of Certain Events. Citigroup shall, and shall cause its Subsidiaries to, promptly notify Banacci of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreement;

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Citigroup, threatened against, relating to or involving or otherwise affecting Citigroup or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.16, or that relate to the consummation of the transactions contemplated by this Agreement, the Option Agreement or the Escrow Agreement.

                                   ARTICLE 9

                            COVENANTS OF THE PARTIES

     The parties hereto agree that:

     Section 9.01. Best Efforts. Subject to the terms and conditions of this Agreement, Banacci, Banamex, each Shareholder and Citigroup will, and will cause its Affiliates to, use its and their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, the Option Agreement and the Escrow Agreement on or prior to September 30, 2001. In furtherance and not in limitation of the foregoing, each of Banacci, Banamex, each Shareholder and Citigroup agrees to make all filings with all Governmental Authorities required to be made in connection with the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested in connection therewith. In the event that the transactions contemplated by this Agreement, the Option Agreement and the Escrow Agreement are not consummated on or prior to September 30, 2001, the parties shall consult with each other reasonably promptly to consider whether it is commercially reasonable that Banacci should declare dividends prior to the consummation of such transactions. Such dividends shall only be paid with the consent of Citigroup, such consent not to be unreasonably withheld or delayed.

     Section 9.02. Certain Filings. Banacci, Banamex, each Shareholder and Citigroup shall cooperate with one another (1) in connection with the preparation of the Offer Documents, (2) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, the Option Agreement and the Escrow Agreement and (3) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 9.03. Public Announcements. The parties hereto shall consult with each other before issuing any press release or making any public statement with respect to this Agreement, the Option Agreement or the Escrow Agreement or the transactions contemplated hereby and thereby and, except as may be required by applicable law or any listing agreement with any applicable securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Section 9.04. Employment Arrangements. Each of Banacci and Banamex will use their commercially reasonable best efforts to cause approximately twenty individuals selected by mutual agreement of Banacci and Citigroup to enter into, prior to the date on which the Offer is first published, sent or given to the stockholders of Banacci (the "COMMENCEMENT DATE"), an employment agreement containing terms and conditions reasonably satisfactory to Citigroup (the "EMPLOYMENT AGREEMENTS").

     Section 9.05. Compliance. From the date hereof until the Settlement Date, and subject to the Confidentiality Agreement, Banacci and each of its Subsidiaries will join in a cooperative effort with Citigroup to develop and implement policies and procedures and shall take such actions, including consultation with Mexican and United States regulatory authorities, such that Banacci and each of its Subsidiaries will be in compliance with all laws relating to the conduct of their businesses that are or become applicable to Banacci and its Subsidiaries as of the Settlement Date.

     Section 9.06. Certain Laws. From the date hereof until the Settlement Date, Banacci and each of its Subsidiaries shall join in a cooperative effort with Citigroup and its Subsidiaries to develop and implement policies and procedures such that effective as soon as practicable but in no event later than the Settlement Date Banacci and each of its Subsidiaries will be in compliance with any and all laws and regulations relating to money laundering, bank secrecy, anti-bribery, and foreign corrupt practices that become applicable to Banacci and its Subsidiaries as a result of the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, Banacci and Citigroup shall cooperate to implement as soon as practicable compliance standards and practices with respect to such laws and regulations that conform to international best practices for the prevention and detection of money laundering to the extent not currently in place.

     Section 9.07. Lending Limits. To the extent reasonably requested by Citigroup, Banacci and Banamex will cooperate with Citigroup in taking such actions as may be necessary to amend, alter or restructure the Loan Portfolio of Banacci and its Subsidiaries as necessary to permit Citigroup and its Subsidiaries to comply as of the Settlement Date with all lending limits to which such Persons are subject under applicable law and regulation.

                                   ARTICLE 10

                            CONDITIONS TO THE OFFER

     Section 10.01. Conditions to Obligations of the Parties. The obligations of Citigroup and Citibank to make the Offer and the obligation of each Shareholder to tender, or cause to be tendered, its Shares in the Offer is subject to the satisfaction on and as of the Commencement Date of each of the following conditions:

          (a) no provision of applicable law or regulation and no judgment, injunction or decree shall prohibit the making or consummation of the Offer;

          (b) the Citigroup Shares (1) shall have been registered in accordance with all applicable Mexican laws, (2) shall have been approved for listing on the New York Stock Exchange and the Mexican Stock Exchange, subject to official notice of issuance, and (3) shall have been determined by the SHCP to have been placed among the investing public within the meaning, and for the purposes of paragraph XVI of Article 77 and Article 151 of the Mexican income tax law;

          (c) all Required Approvals other than any immaterial Required Approvals shall have been obtained and shall remain in full force and effect; provided that a Required Approval shall not be deemed to have been obtained to the extent that any Governmental Authority shall have (1) imposed, in connection with granting any such Required Approval, any condition, which, when taken together with all other conditions imposed by Governmental Authorities in connection with the Required Approvals, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Citigroup Mexican Operations (including Banacci and its Subsidiaries) after the Settlement Date or (2) required the taking of any action after the Settlement Date which itself requires prior approvals or actions by a Governmental Authority if, in the reasonable judgment of Citigroup after consultation with Banacci, such action or approval would not reasonably be expected to be taken or obtained and the failure to take such actions or obtain such approvals would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Citigroup Mexican Operations (including Banacci and its Subsidiaries).

     Section 10.02. Conditions to Citigroup's Obligations. The obligations of Citigroup and Citibank to make the Offer is subject to the satisfaction on and as of the Commencement Date of each of the following conditions:

          (a) Each of Banacci, Banamex and each Shareholder shall have performed in all material respects all of its obligations required to be performed by it at or before the Commencement Date under this Agreement, the Option Agreement and the Escrow Agreement;

          (b) the representations and warranties of Banacci and Banamex set forth in Section 3.05 shall be true and correct as of the Commencement Date in all material respects as if made at and as of such Date and all other representations and warranties of Banacci and Banamex set forth in this Agreement, disregarding all qualifications as to materiality or Material Adverse Effect contained therein, shall be true and correct as of the Commencement Date as if made at and as of such Date, except to the extent that any breaches thereof or inaccuracies therein (determined after disregarding all such qualifications) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci.

          (c) the representations and warranties of the Shareholders set forth in Section 4.05 (Ownership of Banacci Shares) shall be true and correct as of the Commencement Date in all material respects and all other representations and warranties of the Shareholders set forth in this Agreement, the Option Agreement and the Escrow Agreement disregarding all qualifications as to materiality or Material Adverse Effect contained therein, shall be true and correct as of the Commencement Date as if made at and as of such date, except to the extent that any breaches thereof or inaccuracies therein (determined after disregarding all such qualifications) would not materially impair the ability of Citigroup and Citibank to consummate the transactions contemplated by this Agreement, the Option Agreement and the Escrow Agreement;

          (d) Citigroup shall have received a certificate signed by each of the Chief Executive Officer and the Chief Financial Officer of Banacci to the effect set forth in paragraphs (a) and (b) above to the extent that they relate to Banacci or Banamex; and

          (e) there shall not have occurred since the date of this Agreement any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci.

     Section 10.03. Conditions to Each Shareholder's Obligations. The obligation of each Shareholder to tender, or cause to be tendered, its Shares in the Offer is subject to the satisfaction on and as of the Commencement Date of each of the following conditions:

          (a) Citigroup and Citibank shall have performed in all material respects all of its obligations hereunder and under the Option Agreement and the Escrow Agreement required to be performed by it at or before the Commencement Date;

          (b) the representations and warranties of Citigroup and Citibank set forth in Section 5.08 shall be true and correct as of the Commencement Date in all material respects as if made at and as of such date and all other representations and warranties of Citigroup and Citibank set forth in this Agreement, the Option Agreement and the Escrow Agreement, disregarding all qualifications as to materiality or Material Adverse Effect contained therein, shall be true and correct as of the Commencement Date as if made at and as of such date, except to the extent that any breaches thereof or inaccuracies therein (determined after disregarding all such qualifications) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citigroup;

          (c) Banacci shall have received a certificate signed by the Chief Financial Officer of Citigroup to the effect set forth in paragraphs (a) and (b) above;

          (d) there shall not have occurred since the date of this Agreement any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Citigroup; and

          (e) the tender of the Shareholders' Shares in the Offer and the exchange thereof for Citigroup Shares shall be treated for Mexican income tax purposes as a tax exempt transaction.

                                   ARTICLE 11

                                  TERMINATION

     Section 11.01. Termination. This Agreement may be terminated and the Offer may be abandoned at any time prior to the Commencement Date:

          (a) by mutual written agreement of Banacci and Citigroup;

          (b) by Banacci or Citigroup, if:

             (1) the Offer has not been consummated on or before February 28, 2002; provided that, the right to terminate this Agreement pursuant to this Section 11.01(b)(1) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Offer to be consummated and; provided, further, that, notwithstanding the first provision of this Section 11.01(b)(1), Banacci shall be entitled to terminate this Agreement on February 28, 2002 pursuant to
        Section 11.01(b)(1) regardless of whether a breach by Banacci resulted in the failure of the Offer to be consummated so long as Citigroup shall not have exercised the Option on or prior to such date; or

             (2) there shall be any law or regulation that makes consummation of the Offer illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoins the consummation of the Offer and such judgment, injunction, order or decree shall have become final and nonappealable; or

             (3) prior to the Settlement Date, (i) the Board of Directors of Banacci shall have failed to make, withdrawn or modified in a manner adverse to Citigroup, its approval or recommendation of this Agreement or the Offer or (ii) Banacci shall have willfully taken any of the actions prohibited by Section 6.04(a); provided that (x) Banacci shall only be entitled to terminate this Agreement pursuant to this Section 11.01(b)(3) if the failure to make, withdrawal or modification of the approval or recommendation by the Banacci Board of Directors is made or if the action otherwise prohibited by Section 6.04(a) is taken as a result of the exercise by the Board of Directors or Banacci of its fiduciary duties under applicable law, (y) in the case of a termination by Banacci, (A) Banacci shall have paid any amounts due pursuant to
        Section 12.03 in accordance with the terms, and at the times, specified therein, and (B) Banacci notifies Citigroup in writing and at least 72 hours prior to such termination, promptly of its intention to terminate this Agreement attaching a statement as to the basis for its termination and including a description of any Acquisition Proposal it may have received and (C) neither Citigroup nor Citibank makes, within 72 hours of receipt of such written notification, an offer that the Board of Directors of Banacci determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of Banacci as such Acquisition Proposal, if any, or otherwise resolves the issues giving rise to such termination, it being understood that Banacci and its Affiliates shall not enter into any such binding agreement during such 72-hour period; and provided further that any termination of this Agreement by either Banacci or Citigroup pursuant to Section 11.01(b)(3) shall not prejudice the rights of Citigroup under the Option Agreement; or

          (c) by Citigroup pursuant to Section 6.03; or

          (d) by Banacci pursuant to Section 8.02.

     The party desiring to terminate this Agreement pursuant to this Section 11.01(b) shall give notice of such termination to each other party.

     Section 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party hereto, provided that, if such termination shall result from the willful (1) failure of any party to fulfill a condition to the performance of the obligations of the other party or (2) failure of any party to perform a covenant hereof, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure. The provisions of Sections 8.06 (Confidentiality), 9.03 (Expenses) and Article 12 (Miscellaneous), shall survive any termination hereof pursuant to Section 11.01.

     Section 11.03. Survival. The representations and warranties of the Shareholders contained in this Agreement shall survive for a period of three years after the Settlement Date; provided that the representations and warranties contained in Section 4.05 and 4.06 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. The representations and warranties and covenants of Banacci, Banamex and Citigroup and Citibank contained in this Agreement or in any writing or certificate delivered by such Persons pursuant hereto or in connection herewith shall not survive the Settlement Date.

     Section 11.04. Indemnification. Each Shareholder agrees to indemnify Citigroup and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable and documented attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Citigroup, any Affiliate of Citigroup or any of its Affiliates arising out of the breach of any representation and warranty made by such Shareholder set forth in Article 4 of this Agreement (each such misrepresentation or breach of warranty a "WARRANTY BREACH"); provided that the maximum liability of such Shareholder under this Section 11.04 shall not exceed the gross proceeds to such Shareholder from the sale of the Shares contemplated by this Agreement.

     Section 11.05. Procedures.  The party seeking indemnification under Section
11.04 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 11.04 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE 12

                                 MISCELLANEOUS

     Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Citigroup or Citibank, to:

          Citigroup Inc.
        399 Park Avenue
        New York, New York 10043
        Fax: (212) 793-7600
        Attention: General Counsel

        with a copy (which shall not constitute notice) to:

        Davis Polk & Wardwell
        450 Lexington Avenue
        New York, New York 10017
        Fax: (212) 450-4800
        Attention: Diane G. Kerr
          if to Banacci or Banamex, to:

          Grupo Financiero Banamex Accival, S.A. de C.V.
        Venustiano Carranza 64
        06089 Mexico D.F.
        MEXICO
        Fax: (011 525) 720-7780
        Attention: Fernando Quiroz Robles

        with copies (which shall not constitute notice) to:

        White & Case, P.C.
        Torre Optima, 5 piso
        Paseo de las Palmas 405
        Col. Lomas de Chapultepec
        11000 Mexico, D.F.
        MEXICO
        Fax: (011 525) 540-9607
        Attention: Alberto Sepulveda Cosio

        and

        Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004
        Fax: (212) 558-3588
        Attention: Donald J. Toumey

        if to the Shareholders, to the addresses of such persons delivered to Citigroup and Banacci within 10 Business Days after the date hereof:

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 12.02. Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Banacci and Citigroup, and to the extent such amendment materially adversely affects any Shareholder, such Shareholder, or, in the case of a waiver, by each party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 12.03. Expenses.  Except as otherwise provided in this Section
12.03 all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If a Payment Event (as defined below) occurs, Banacci will pay to Citigroup (by wire transfer of immediately available funds) simultaneously with the occurrence of the Payment Event, a fee of US$300 million. "PAYMENT EVENT" means any termination of this Agreement pursuant to Section 11.01(b)(3).

     Section 12.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that each of Citigroup and Citibank may transfer or assign, in whole or from time to time in part, to one or more of their Subsidiaries, the right to purchase all or a portion of the Shares pursuant to the Offer, but no such transfer or assignment will relieve Citigroup of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

     Section 12.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

     Section 12.06. Jurisdiction; Agent for Service of Process. The parties hereto agree that any suit, action or proceeding brought by Banacci or its Subsidiaries or the Shareholders seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in New York County, New York. The parties hereto agree that any suit, action or proceeding brought by Citigroup seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, may be brought in any federal or state court located in New York County, New York, or any other court having subject matter jurisdiction over the asserted claims. Banacci and its Subsidiaries and the Shareholders specifically consent to submit to the jurisdiction of any court located in Mexico having subject matter jurisdiction in any suit, action or proceeding brought by Citigroup seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby. The parties hereto also agree that each may bring counterclaims in any suit, action or proceeding brought against it seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transaction contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party. Banacci, Banamex and each Shareholder hereby irrevocably appoint the New York Agency of Banamex as agent for service of process, to receive on behalf of such party service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or in connection with this Agreement or the transactions contemplated herein in any New York state or federal court sitting in New York City, or any court having subject matter jurisdiction over the asserted claim, designating 767 Fifth Avenue, 8th Floor, New York, New York, 10153-001, Attention: General Manager as address for all such purposes.

     Section 12.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 12.08. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     Section 12.09. Entire Agreement. This Agreement (including the Exhibits, Annexes and disclosures letters related thereto), the Confidentiality Agreement, the Option Agreement, the Escrow Agreement and the Employment Agreements constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     Section 12.10. Captions and Interpretation. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The parties hereto acknowledge that this Agreement (including the Exhibits, Annexes and disclosures letters related thereto), the Option Agreement and the Escrow Agreement have been drafted jointly by the parties hereto and agree that none of such Agreements will be construed against any part as a result of any party as a result of any role such party may have had in drafting process.

     Section 12.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to Citigroup, on the one hand, or the Shareholders, on the other hand, provided that any decrease in the Offer Consideration will be deemed to be materially adverse to the Shareholders. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 12.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions in addition to any other remedy to which they are entitled at law or in equity in accordance with the terms set forth in this Agreement. The parties hereto further agree that no party shall be required to post any bond, guaranty or other surety in order to obtain any such injunction or specific performance.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          CITIGROUP INC.

                                          By: /s/ SANFORD I. WEILL
                                            ------------------------------------
                                            Name: Sanford I. Weill
                                            Title: Chairman and
                                               Chief Executive Officer

                                          CITIBANK, N.A.

                                          By: /s/ VICTOR J. MENEZES
                                            ------------------------------------
                                            Name: Victor J. Menezes
                                            Title: Chairman and
                                               Chief Executive Officer

                                          GRUPO FINANCIERO BANAMEX ACCIVAL, S.A.
                                          de C.V.

                                          By: /s/ ROBERTO HERNANDEZ RAMiREZ
                                            ------------------------------------
                                            Name: Roberto Hernandez Ramirez
                                            Title: Director

                                          By: /s/ JOSE G. AGUILERA MEDRANO
                                            ------------------------------------
                                            Name: Jose G. Aguilera Medrano
                                            Title: Director

                                          BANCO NACIONAL DE MeXICO, S.A.

                                          By: /s/ ROBERTO HERNANDEZ RAMiREZ
                                            ------------------------------------
                                            Name: Roberto Hernandez Ramirez
                                            Title: Director

                                          By: /s/ JOSE G. AGUILERA MEDRANO
                                            ------------------------------------
                                            Name: Jose G. Aguilera Medrano
                                            Title: Director

                                          BANCO NACIONAL DE MEXICO, S.A.


                                          By: /s/ ROBERTO HERNANDEZ RAMiREZ
                                            ------------------------------------
                                            Name: Roberto Hernandez Ramirez
                                            Title: Attorney-in-Fact for the
                                                   parties hereto listed on
                                                   Annex B

                                          By: /s/ JOSE G. AGUILERA MEDRANO
                                            ------------------------------------
                                            Name: Jose G. Aguilera Medrano
                                            Title: Attorney-in-Fact for the
                                                   parties hereto listed on
                                                   Annex B

                                                ANNEX A TO TRANSACTION AGREEMENT


     All defined terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement dated as of May 17, 2001, among Grupo Financiero Banamex Accival, S.A. de C.V., Banco Nacional de Mexico, S.A., each of the Shareholders listed in Annex B thereof, Citigroup Inc. and Citibank, N.A.

                                * * * * * * * *

     Notwithstanding any other provision of the Offer, Citigroup and Citibank shall not be required to accept for payment or pay for any Shares, and may terminate the Offer, if (1) as of the expiration date of the Offer, the Minimum Condition shall not have been satisfied, or (2) at any time prior to the Settlement Date, any of the following conditions exists:

          (a) the Agreement shall have been terminated in accordance with its terms; or

          (b) there shall be any provision of applicable law or regulation or any judgment, injunction or decree that prohibits the consummation of the Offer; or

          (c) any Required Approval other than any immaterial Required Approvals shall have been withdrawn or rescinded or any Required Approval other than any immaterial Required Approvals shall not remain in full force and effect;

          (d) there shall have occurred since the date of this Agreement any event, occurrence, development or state of circumstances of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Banacci; or

          (e) either Banacci or Banamex shall not have performed in all material respects all of its obligations under the Transaction Agreement, the Option Agreement and the Escrow Agreement.

which, in the reasonable judgment of Citigroup in any such case, and regardless of the circumstances (including any action or omission by Citigroup) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

                                                ANNEX B TO TRANSACTION AGREEMENT



TRUST
NUMBER:
-------
11742-9    Banamex Restricted Stock Plan for General Employees, Banamex
           as Trustee
3660       Banamex Restricted Stock Plan for Senior Executives, Banco
           del Atlantico as Trustee
14687-9    Banamex as Trustee
13804-3    Banamex as Trustee
11779-8    Banamex as Trustee
13799-3    Banamex as Trustee
11784-4    Banamex as Trustee
14107-9    Banamex as Trustee
14688-7    Banamex as Trustee
14689-5    Banamex as Trustee
13037-9    Banamex as Trustee
14473-6    Banamex as Trustee
13034-4    Banamex as Trustee
13035-2    Banamex as Trustee
13036-0    Banamex as Trustee
11776-3    Banamex as Trustee
14028-5    Banamex as Trustee
14029-3    Banamex as Trustee
           Banamex Pension Fund

                                              EXHIBIT A TO TRANSACTION AGREEMENT

                                ESCROW AGREEMENT


     AGREEMENT dated as of May 17, 2001 among Citigroup, a Delaware corporation ("CITIGROUP"), and the holders (the "SHAREHOLDERS") of the shares of capital stock (the "SHARES") of Grupo Financiero Banamex Accival, S.A. de C.V. organized under the laws of the United Mexican States ("BANACCI"), listed on the signature pages hereof and Citibank, N.A., a national bank (the "ESCROW AGENT"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Shareholder Option Agreement (as defined below).


     WHEREAS, Citigroup, Citibank, Banacci, Banamex and the Shareholders have entered into a Transaction Agreement dated as at the date hereof (the "TRANSACTION AGREEMENT").


     WHEREAS, Citigroup, Citibank, Banacci and the Shareholders have entered into a Shareholder Option Agreement dated as at the date hereof (the "SHAREHOLDER OPTION AGREEMENT").


     The parties hereto hereby agree as follows:

          1. Pursuant to Section 1.02 of the Shareholder Option Agreement and
     Section 2.05 of the Transaction Agreement, the Shareholders hereby agree to transfer the Shareholder Shares to the securities account opened with Citibank Mexico, S.A., Grupo Financiero Citibank, a commercial bank organized under the laws of the United Mexican States (the "CUSTODIAN") by the Escrow Agent in favor of the Shareholders but for the benefit of the Escrow Agent. Annex A sets forth the number of Shareholder Shares to be transferred by each Shareholder.

          2. By entering into this agreement, each Shareholder hereby irrevocably appoints the Escrow Agent, acting through any of its officers, employees or agents, as such Shareholder's attorney-in-fact and proxy, with full power of substitution for and in the Shareholder's name, in order to, tender the Shares in the Offer pursuant to the provisions set forth in this
     Section 2 and to execute on such Shareholder's behalf all Tender Documents (as defined below). After receipt of an officer's certificate from Citigroup (with a copy to each Shareholder) certifying that all conditions set forth in Article 10 of the Transaction Agreement have been satisfied or waived and instructing the Escrow Agent to take the steps relating to the tender of such Shares as set forth in this Section 2, if the Escrow Agent is not presented with an injunctive order from a court of competent jurisdiction relating to the instructed tender, by the close of business on the second Business Day following the date of receipt of such certificate and instructions, the Escrow Agent shall deliver to the depositary (the "DEPOSITARY") designated in the Offer (as defined in the Shareholder Option Agreement) (i) a letter of transmittal with respect to the Shares delivered hereunder by such Shareholder complying with the terms of the Offer (as defined in the Transaction Agreement), (ii) such Shareholder Shares and
     (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer with respect to such Shareholder Shares (such documents together being hereinafter referred to as the "TENDER DOCUMENTS"). In determining whether a court has competency, the Escrow Agent shall be entitled to rely on the opinion of its counsel.

          3. (a) In the event Citigroup wishes to exercise the Option, Citigroup shall send a written notice (the "EXERCISE NOTICE") to the Escrow Agent with a copy to the relevant Shareholders. Such Exercise Notice shall reference this Section 3 and specify the place, the date and the time for the Closing of such purchase.

          (b) After receipt by the Escrow Agent of an Exercise Notice from Citigroup, the Escrow Agent may release the Shares only as follows (notwithstanding any subsequent termination or expiration of this agreement):

             (i) if by the close of business of the second Business Day following the receipt by the Escrow Agent of an Exercise Notice, the Escrow Agent is not presented with an injunctive order from a court of competent jurisdiction relating to the exercise of the Option, then such Shares shall be

                                      A-A-1
        released to Citigroup at the Closing (in determining whether a court has competency, the Escrow Agent shall be entitled to rely on the opinion of its counsel);

             (ii) if such injunctive order is presented to the Escrow Agent within the specified period, then such Shares shall be released (A) pursuant to written instructions signed by both the relevant Shareholders and Citigroup, or (B) pursuant to the terms of a final, non-appealable court order, issued by a court exercising jurisdiction as contemplated by Section 18 hereof, establishing Citigroup's or the Shareholder's right to have such Shares released to them.

          (c) At any Closing, upon receipt of (i) a certificate of Citigroup stating that all conditions set forth in the Shareholder Option Agreement have been met or waived pursuant to the terms thereof, (ii) the Purchase Consideration for the Shareholder Shares to be purchased at such Closing and (iii) if applicable, the written instructions or the court order referred to in Section 3(b)(ii), the Escrow Agent will (A) transfer the Shareholder Shares to the account specified by Citigroup and (B) distribute the Purchase Consideration to the Shareholders from which Shareholder Shares are purchased, on a pro-rata basis, based on the number of Shares deposited in escrow by each, pursuant to the delivery instructions provided by the Shareholders. If, for any reason the Shareholder Shares to be purchased at such Closing are not transferred to the account of Citigroup by the close of business on the day that the Escrow Agent receives the Purchase Consideration, the Escrow Agent shall use its best efforts to immediately return the Purchase Consideration to Citigroup (and the cash portion thereof in same day funds);

          (d) The Escrow Agent will deliver (x) the Tender Documents to the Depositary upon receipt of the instructions provided for in Section 2 above or (y) the Shares to Citigroup upon receipt of the certificate and evidence provided for in Section 3(c) above and subject to Section 3(b), in each case in accordance with this Section 3, notwithstanding any claim given to, or demand made upon, the Escrow Agent or any action taken or threatened to be taken by any other person or entity. The Escrow obligation to so deliver such Shares or Tender Documents shall survive the death, disability, incapacity, incompetence or other circumstance relating to the Shareholder.

          (e) Citigroup will deliver simultaneously to the Shareholders copies of all certificates, evidences and instructions delivered to the Escrow Agent hereunder.

          4. Except pursuant to the terms and conditions of this Agreement or by joint written instructions signed by all parties hereto, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner the Shareholder Shares.

          5. (a) Representations and Warranties of the Shareholders. The Shareholders severally and not jointly make those representations and warranties set forth in Sections 4.02 (Authorization), 4.04 (Non-contravention), 4.05 (Ownership of Banacci Shares), 4.06 (Ownership of Subsidiaries' Securities), and 4.08 (Finder's Fees) of the Transaction Agreement as if such representations and warranties were set forth herein.

          (b) Representations and Warranties of Citigroup. Citigroup makes those representations and warranties set forth in Section 5.01 (Corporate Existence and Power) of the Transaction Agreement as if such representations and warranties were set forth herein.

          (c) Covenants of the Shareholders. Each of the Shareholders severally and not jointly make those covenants and agreements set forth in Sections
     6.04 (No Solicitation; Other Offers) and 7.02 (No Proxies for or Encumbrances on Shares) as if such covenants and agreements were set forth herein.

          6. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

          7. The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreement out of which this escrow may arise, including but not limited to the Shareholder Option Agreement.

                                      A-A-2

          8. The Escrow Agent shall not be responsible for any failure or inability of the other parties hereof, or any one of them, to perform or comply with the provisions of this Agreement or the Shareholder Option Agreement.

          9. In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument, certificate or signature reasonably believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

          10. The Escrow Agent shall not be liable for any error or judgment, or any action taken, suffered or omitted to be taken hereunder except in the case of its negligence or willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care.

          11. The Escrow Agent shall have no responsibility as to the validity or value of the Shareholder Shares. The Escrow Agent shall have no duty as to the collection or protection of the Shareholder Shares or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such securities actually in its possession.

          12. The Escrow Agent or any successor to it as escrow agent hereafter appointed may at any time resign and be discharged of the duties imposed hereunder by giving notice to each of the parties hereto, such resignation to take effect upon a successor escrow agent's acceptance of appointment.

          13. The Escrow Agent shall receive an acceptance fee in the amount to which the Escrow Agent and Citigroup have heretofore agreed together with reasonable attorney's fees and out-of-pocket expenses incurred in connection with the preparation of this Agreement.

          14. Citigroup will reimburse and indemnify the Escrow Agent and its agents for, and hold them harmless against, any loss, liability or expense, including, but not limited to, reasonable attorney's fees, incurred without negligence or willful misconduct on the part of the Escrow Agent or its agents arising out of or in connection with the acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending itself against any claim or liability arising out of or relating to this Agreement.

          15. All notices, requests, demands and other communications provided for by this Agreement (unless otherwise specified herein) shall be in writing and delivered by mail, telegram, telex, facsimile or personal delivery and shall be given to all persons specified below, and shall be deemed given, if by telegram, telex or personal delivery when received, and if mailed, when mailed postage prepaid, registered or certified mail, and addressed to the respective parties as set forth below or at such other address as any

                                      A-A-3
     party may specify to the other parties in writing (such change of address to become effective only upon receipt of such notification in writing).

        If to Citigroup to:

           Citigroup Inc.
           399 Park Avenue
           New York, New York 10043
           Fax: (212) 793-7600
           Attention: General Counsel

           with a copy (which shall not constitute notice) to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, New York 10017
           Fax: (212) 450-4800
           Attention: Diane G. Kerr

        If to Banacci or Banamex, to:

           Grupo Financiero Banamex Accival, S.A. de C.V.
           Venustiano Carranza 61
           06089 Mexico D.F.
           MEXICO
           Fax: (011 525) 720-7780
           Attention: Fernando Quiroz Robles

           with copies (which shall not constitute notice) to:

           White & Case, P.C.
           Torre Optima, 5 piso
           Paseo de las Palmas 405
           Col. Lomas de Chaultepec
           11000 Mexico, D.F.
           MEXICO
           Fax: (011 525) 540-9607
           Attention: Alberto Sepulveda Cosio

           and

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Fax: (212) 558-3588
           Attention: Donald J. Toumey

                                      A-A-4

        If to the Shareholders, to the addresses delivered to Citigroup and the Escrow Agent within 10 Business Days after the date hereof:

        If to the Escrow Agent:

           Citibank, N.A.
           111 Wall Street, 14th floor
           New York, New York 10005
           Fax: (212) 657-3201
           Attention: Jeffrey Volk

           with a copy (which shall not constitute notice) to:

           Citibank, N.A.
           399 Park Avenue, 11th floor
           New York, New York 10043
           Fax: (212) 793-9089
           Attention: Kyle Moran

          16. This Agreement shall terminate upon the earlier of (a) the transfer of the Shareholder Shares to Citigroup as provided in Section 2 or
     Section 3 of this Agreement or (b) the Termination Date. Notwithstanding the foregoing, the indemnification provisions set forth in Section 14 shall survive such termination.

          17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

          18. Jurisdiction; Agent for Service of Process. The parties hereto agree that any suit, action or proceeding brought by Banacci or its Subsidiaries or the Shareholders seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in New York County, New York. The parties hereto agree that any suit, action or proceeding brought by Citigroup seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, may be brought in any federal or state court located in New York County, New York, or any other court having subject matter jurisdiction over the asserted claims. Banacci and its Subsidiaries and the Shareholders specifically consent to submit to the jurisdiction of any court located in Mexico having subject matter jurisdiction in any suit, action or proceeding brought by Citigroup seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby. The parties hereto also agree that each may bring counterclaims in any suit, action or proceeding brought against it seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15 shall be deemed effective service of process on such party. Banacci, Banamex and each Shareholder hereby irrevocably appoint the New York Agency of Banamex as agent for service of process, to receive on behalf of such party service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or in connection with this Agreement or the transactions contemplated herein in any New York state or federal court sitting in New York City, or any court having subject matter jurisdiction over the asserted claim, designating 767 Fifth Avenue, 8th Floor, New York, New York, 10153-001, Attention: General Manager as address for all such purposes.

                                      A-A-5

          19. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          20. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance; provided that additional parties may be admitted pursuant to the following sentence. Each Person that is a holder of Shares of Banacci may become a party to this Agreement as a "Shareholder" upon execution and delivery to Citigroup and the Escrow Agent of an Agreement to be Bound by this Agreement and the Shareholder Option Agreement. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such breach in any subsequent instance or a waiver of any breach of any other term contained in this Agreement.

          21. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          22. The parties hereto agree that Citigroup would be irreparably damaged if for any reason the Shareholders fail to perform any of their obligations under this Agreement, and that Citigroup would not have an adequate remedy at law for money damages in such event. Accordingly, Citigroup shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholders. This provision is without prejudice to any other rights that Citigroup may have against the Shareholders for any failure to perform its obligations under this Agreement. The parties hereto agree that Citigroup shall not be required to post any bond, guaranty or other surety in order to obtain any injunction or specific performance.

                                      A-A-6

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          Citibank, N.A.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      A-A-7

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          CITIGROUP INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          BANCO NACIONAL DE MEXICO, S.A.

                                          By:
                                            ------------------------------------
                                            Name:
                                              Title: Attorney-in-Fact for the
                                            parties hereto listed on
                                            Annex B

                                          BANCO NACIONAL DE MEXICO, S.A.

                                          By:
                                            ------------------------------------
                                            Name:
                                              Title: Attorney-in-Fact for the
                                            parties hereto listed on
                                            Annex B

                                      A-A-8

                                                     ANNEX A TO ESCROW AGREEMENT

                               SHAREHOLDER SHARES

 TRUST    NUMBER OF
NUMBER:    SHARES
-------  -----------
11742-9   94,781,500   Banamex Restricted Stock
                         Plan for General Employees,
                         Banamex as Trustee
3660      49,450,500   Banamex Restricted Stock
                         Plan for Senior Executives,
                         Banco del Atlantico as
                         Trustee
14687-9  141,715,380   Banamex as Trustee
13804-3   70,535,474   Banamex as Trustee
11779-8  277,367,472   Banamex as Trustee
13799-3  127,326,482   Banamex as Trustee
11784-4    6,500,000   Banamex as Trustee
14107-9   16,050,059   Banamex as Trustee
14688-7   62,343,066   Banamex as Trustee
14689-5   50,000,000   Banamex as Trustee
13037-9  330,529,632   Banamex as Trustee
14473-6  120,000,000   Banamex as Trustee
13034-4   62,878,531   Banamex as Trustee
13035-2    5,622,523   Banamex as Trustee
13036-0  116,898,946   Banamex as Trustee
11776-3  438,878,907   Banamex as Trustee
14028-5  141,713,052   Banamex as Trustee
14029-3  141,711,921   Banamex as Trustee
         196,937,833   Banamex Pension Fund

                                      A-A-9

                                              EXHIBIT B TO TRANSACTION AGREEMENT


                          SHAREHOLDER OPTION AGREEMENT

     AGREEMENT, dated as of May 17, 2001 among Citigroup Inc., a Delaware corporation ("CITIGROUP"), Citibank, N.A., a national bank ("CITIBANK") and the holders (the "SHAREHOLDERS") of the shares of capital stock (the "SHARES") of Grupo Financiero Banamex Accival, S.A. de C.V., a financial services holding company organized under the laws of the United Mexican States ("BANACCI"), listed in Annex B hereto. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Transaction Agreement entered into as at the date hereof between Citigroup, Citibank, Banacci, Banco Nacional de Mexico, S.A., a multiple banking institution (institucion de banca multiple) organized under the laws of the United Mexican States ("BANAMEX"), and the Shareholders (the "TRANSACTION AGREEMENT").

     WHEREAS, in order to induce Citigroup and Citibank to enter into the Transaction Agreement, Citigroup and Citibank have requested the Shareholders, and the Shareholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  STOCK OPTION

     Section 1.01. Grant of Stock Option. Each of the Shareholders hereby grants to Citigroup an irrevocable option (all such options granted by all such Shareholders collectively, the "OPTION") to purchase all Shares presently owned, beneficially or of record by such Shareholder and any additional Shares acquired by such Shareholder (whether by purchase, exercise of option or otherwise) after the date of this Agreement (collectively, the "SHAREHOLDER SHARES") for a total consideration per Shareholder Share (the "PURCHASE PRICE") of (i) U.S. $1.33 payable in cash in U.S. dollars, plus (ii) 0.02694368 newly issued shares of common stock of Citigroup.

     Section 1.02. Deposit in Escrow. Each Shareholder shall (i) concurrently with the execution and delivery of this Agreement, execute and transfer to Citigroup and Citibank, N.A., a national bank (the "ESCROW AGENT") a copy of the Escrow Agreement in the form attached hereto as Annex A (the "ESCROW AGREEMENT") and (ii) as soon as practicable but in no event later than 5 p.m. (Mexico City
Time) on the date of the execution of this Agreement transfer all of the Shareholder Shares of such Shareholder to the account of the Escrow Agent at Citibank Mexico, S.A., Grupo Financiero Citibank, a commercial bank organized under the laws of the United Mexican States (the "CUSTODIAN") as provided in the Escrow Agreement. All Shareholder Shares so delivered to such securities account shall remain subject to the Escrow Agreement until the earliest of (1) the purchase of such Shareholder Shares by Citigroup pursuant to the Offer or pursuant to this Option Agreement, (2) the date the Offer is abandoned because the conditions thereto have not been satisfied (other than any condition not satisfied as a result of breach by any Shareholder of its obligations under the Transaction Agreement) and written notice of such abandonment is given by Citigroup to Banacci (with a copy to the Escrow Agent) or (3) the date of any termination of the Transaction Agreement by Banacci or Citigroup or both of them pursuant to Section 11.01(a), 11.01(b)(1) or 11.01(b)(2) of the Transaction Agreement or by Citigroup pursuant to Section 11.01(b)(3) or 11.01(c) of the Transaction Agreement (the earliest such date, the "TERMINATION DATE"). If the Termination Date occurs in respect of the occurrence of an event described in
(2) or (4) above, the Escrow Agent shall as promptly as practicable, but in no event later than two Business Days after the Termination Date, return all Shareholder Shares to the Shareholders of record of such Shareholder Shares. "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or holiday on which banks are open for business in the City of New York and Mexico City.

                                      A-B-1

     Section 1.03. Exercise of Option. The Option may be exercised by Citigroup in accordance with Section 3 of the Escrow Agreement at any time after the date hereof and prior to the Termination Date with respect to the Shares of a Shareholder in the event that (i) such Shareholder breaches its obligations under Section 7.01 of the Transaction Agreement or (ii) such Shareholder, Shareholders who collectively hold Shares representing at least 20% of the outstanding Shares, Banamex, Banacci or any of their Subsidiaries breaches its obligations under Section 6.04 of the Transaction Agreement. In the event Citigroup wishes to exercise the Option, Citigroup shall send a written notice (the "EXERCISE NOTICE") to the Escrow Agent with a copy to the Shareholders specifying the place, the date and the time for the closing of such purchase (which date and time shall not be earlier than two Business Days from the date the Exercise Notice is given) and, if applicable, the identity of the Shareholder from which Shares are to be purchased and the number of such Shareholder Shares, and the Escrow Agent shall comply with the provisions set forth in Section 3 of the Escrow Agreement. The closing of the purchase of Shareholder Shares (the "CLOSING") shall take place at the place, on the date and at the time designated by Citigroup in its Exercise Notice, provided that if any of the conditions set forth in Section 10.01(c) of the Transaction Agreement insofar as such conditions would be applicable to the exercise of the Option shall not have been satisfied Citigroup may delay the Closing with a written notice to the Escrow Agent until as soon as practicable after such conditions in
Section 10.01(c) of the Transaction Agreement have been satisfied and provided further that in the event the Shareholders contest the Exercise Notice, the Closing shall occur only once the conditions specified in Section 2(d)(ii) of the Escrow Agreement have been satisfied.

     (b) Citigroup shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Shareholder Shares hereunder; provided, however, that once Citigroup has delivered to the Escrow Agent an Exercise Notice, subject to the terms and conditions of this Agreement, Citigroup shall be bound to effect the purchase as described in such Exercise Notice on the terms set forth herein. The Option may be exercised only for all and not part of a Shareholder's Shares.

     Section 1.04. Closing. The Escrow Agent shall, in exercise of the irrevocable power of attorney granted by the Shareholders in the terms set forth in Article 2 below, instruct the Custodian to transfer the Shareholder Shares to Citigroup's securities account identified in the Exercise Notice and Citigroup shall deliver to the Escrow Agent for further distribution to the Shareholders the Purchase Price per Shareholder Share multiplied by the number of Shareholder Shares subject to the Option (the "PURCHASE CONSIDERATION"). The Escrow Agent shall thereafter distribute the Purchase Consideration to the Shareholders on a pro-rata basis, based on the number of Shares deposited in escrow by each.

     Section 1.05. Adjustment upon Change in Capitalization. (a) In the event of any change in Banacci's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of Banacci which would have the effect of diluting or changing Citigroup's rights hereunder, the number and kind of shares or securities subject to the Option and the purchase price per Shareholder Share (but not the total purchase price) shall be appropriately and equitably adjusted so that Citigroup shall receive upon exercise of the Option the number and class of shares or other securities or property that Citigroup would have received in respect of the Shareholders Shares purchasable upon exercise of the Option if the Option had been exercised immediately prior to such event. The Shareholders shall take such steps in connection with such consolidation, merger, liquidation or other such action as may be necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

     (b) The Purchase Price per Shareholder Share is equal to the Offer Consideration per Share (as such term is defined in the Transaction Agreement) and shall be subject to adjustment on the same basis as the Offer Consideration per Share. In the event the Offer Consideration per Share is so adjusted and the Closing hereunder shall have occurred prior to the time of such adjustment, Citigroup shall promptly pay to the Shareholder (in the case of an upward adjustment) and the Shareholders shall promptly pay to Citigroup (in the case of a downward adjustment) an amount (the "ADJUSTMENT AMOUNT") that is the product of the

                                      A-B-2
amount of the adjustment to the Offer Price (as defined in the Transaction Agreement) multiplied by the number of Shareholder Shares as to which the Option has been exercised.

                                   ARTICLE 2

                           POWER OF ATTORNEY; VOTING

     Section 2.01. Power of Attorney. By entering into this Agreement, each Shareholder hereby appoints the Escrow Agent as such Shareholder's attorney-in-fact and proxy, with full power of substitution for and in the Shareholder's name, in order to, in the case of the exercise of the Option in accordance with Section 1.03, instruct the Custodian to transfer the Shareholder's Shares to the Citigroup's securities account identified in the Exercise Notice. The power granted by Shareholder pursuant to this Article 2 is irrevocable and is granted in consideration of Citigroup's entering into this Agreement and the Transaction Agreement; provided, however, that such power shall be revoked upon termination of this Agreement in accordance with its terms. Attached hereto as Annex C is a certified copy of the irrevocable power of attorney referred to herein granted by the Shareholders in favor of Escrow Agent to Mr. Roberto Nunez y Bandera, Notary Public No. 1, of Mexico City.

     Section 2.02. Voting. Notwithstanding the grant of an irrevocable power of attorney by each Shareholder with respect to its Shares pursuant to Section 2.01, each Shareholder shall be entitled to vote its Shares while such power of attorney is in effect; provided, however, that no Shareholder shall vote its Shareholder Shares in any manner, or take any action, that would frustrate or delay the ability of Citigroup to acquire such Shareholder Shares under this Agreement or the Transaction Agreement, that would otherwise be inconsistent with the terms of this Agreement or the Transaction Agreement or would have the effect of preventing or disabling such Shareholder from performing its obligations hereunder or thereunder.

                                   ARTICLE 3

                                 MISCELLANEOUS

     Section 3.01. Expenses. Except as otherwise provided in the Transaction Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 3.02. Further Assurances. In the event Citigroup exercises the Option, Citigroup and the Shareholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable Citigroup to exercise and enjoy all benefits and rights of the Shareholders with respect to the Option.

     Section 3.03. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, responses to requests for additional information related to such filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

     Section 3.04. Specific Performance. The parties hereto agree that Citigroup would be irreparably damaged if for any reason the Shareholders failed to sell the Shareholder Shares (or other securities deliverable pursuant to Section 1.05) upon exercise of the Option or to perform any of their other obligations under this Agreement, and that Citigroup would not have an adequate remedy at law for money damages in

                                      A-B-3
such event. Accordingly, Citigroup shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholders. This provision is without prejudice to any other rights that Citigroup may have against the Shareholders for any failure to perform its obligations under this Agreement. The parties hereto agree that Citigroup shall not be required to post any bond, guaranty or other surety in order to obtain any injunction or specific performance.

     Section 3.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth in section 12.01 of the Transaction Agreement or as indicated by such party in writing.

     Section 3.06. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except (i) upon the execution and delivery of a written agreement executed by the parties hereto and (ii) additional parties may be admitted hereto pursuant to Section 3.07(b). This Agreement may be terminated upon the mutual written agreement of the parties and will terminate on the Termination Date.

     Section 3.07. Successors and Assigns; Additional Parties. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided further that Citigroup may assign its rights and obligations to any affiliate of Citigroup without consent of the Shareholders.

     (b) Each Person that is a holder of Shares of Banacci may become a party to this Agreement as a "Shareholder" upon execution and delivery to Citigroup of an agreement to be bound by this Agreement and the Escrow Agent in the form of Annex D hereto (an "AGREEMENT TO BE BOUND").

     Section 3.08. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

     Section 3.09. Jurisdiction; Agent for Service of Process. The parties hereto agree that any suit, action or proceeding brought by Banacci or its Subsidiaries or the Shareholders seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in New York County, New York. The parties hereto agree that any suit, action or proceeding brought by Citigroup seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, may be brought in any federal or state court located in New York County, New York, or any other court having subject matter jurisdiction over the asserted claims. Banacci and its Subsidiaries and the Shareholders specifically consent to submit to the jurisdiction of any court located in Mexico having subject matter jurisdiction in any suit, action or proceeding brought by Citigroup seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby. The parties hereto also agree that each may bring counterclaims in any suit, action or proceeding brought against it seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.05 shall be deemed effective service of process on such party. Banacci, Banamex and each Shareholder hereby irrevocably appoint the New York Agency of Banamex as agent for service of process, to receive on behalf of such party service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or in connection with this Agreement or the transactions contemplated herein in any New York state or federal court sitting in New York City, or any

                                      A-B-4
court having subject matter jurisdiction over the asserted claim, designating 767 Fifth Avenue, 8th Floor, New York, New York, 10153-001, Attention: General Manager as address for all such purposes.

     Section 3.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 3.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                                      A-B-5

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          CITIGROUP INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          CITIBANK, N.A.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          BANCO NACIONAL DE MEXICO, S.A.

                                          By:
                                            ------------------------------------
                                            Name:
                                              Title: Attorney-in-Fact for the
                                               parties hereto listed on
                                               Annex B

                                          By:
                                            ------------------------------------
                                            Name:
                                              Title: Attorney-in-Fact for the
                                               parties hereto listed on
                                               Annex B

                                      A-B-6

                                                                         ANNEX B

PERSONAL AND CONFIDENTIAL

May 17, 2001

Board of Directors
Grupo Financiero Banamex Accival, S.A. de C.V.
Isabel La Catolica No. 44 - Piso 1
Col. Centro
06089 Mexico D.F.
Mexico

Gentlemen and Madame:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value Ps3.00 per share (the "Shares"), of Grupo Financiero Banamex Accival, S.A. de C.V. (the "Company") of the Aggregate Offer Consideration (as defined below) to be offered to all of such holders pursuant to the Transaction Agreement, dated as of May 17, 2001 (the "Agreement"), among Citigroup Inc. ("Citigroup"), Citibank, N.A., a wholly owned subsidiary of Citigroup ("Bidder Bank"), the Company, Banco Nacional de Mexico, S.A. ("Banamex"), a wholly owned subsidiary of the Company, and certain shareholders of the Company. Pursuant to the Agreement, Bidder Bank will offer (the "Offer") to purchase all of the Shares at a price per Share equal to US$12.5 billion divided by the total number of Shares on a fully diluted basis as of the Commencement Date (as defined in the Agreement) (the "Offer Price"). On the Settlement Date (as defined in the Agreement), Citibank shall deliver to the Exchange Agent (as defined in the Agreement) an amount in cash equal to the number of shares validly tendered pursuant to the Offer multiplied by the Offer Price (such amount, the "Aggregate Cash Consideration"), and the Exchange Agent shall use 50% of the Aggregate Cash Consideration to subscribe and pay for, on behalf of holders who have tendered their Shares in the Offer, newly issued shares of Common Stock, par value $1.00 per share (the "Citigroup Common Stock"), of Citigroup at a price equal to US$49.26 per share of Citigroup Common Stock (the shares of Citigroup Common Stock so subscribed for, the "Stock Consideration") and shall thereafter distribute such Stock Consideration and the remaining Aggregate Cash Consideration (not including any interest) (the "Cash Consideration") pro rata to all holders whose Shares have been accepted in the Offer. As used herein, "Aggregate Offer Consideration" means the aggregate amount of Stock Consideration and Cash Consideration offered to all holders of Shares pursuant to the Agreement.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with the Agreement. We also have provided certain investment banking services to Citigroup and its affiliates from time to time, including having acted as co-manager with respect to various preferred stock and debt offerings of Citigroup and its affiliates and as financial advisor to Citigroup in its acquisition of JP Morgan's Global Trust business in June 1998. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative instruments, of the Company or Citigroup for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. accumulated an aggregate long position of 13,956,000 Shares; a long position in commercial paper of the Company, aggregate principal amount $110,048,546; an aggregate long position of 2,065,695 shares of Citigroup Common Stock; an aggregate short position of 1,023,160 shares of Citigroup Common Stock; an aggregate long position in call options to purchase 1,000 shares of Citigroup Common Stock; an aggregate short position in call options to purchase 551,500 shares of Citigroup Common Stock; an aggregate long position in put options to sell 650,000 shares of Citigroup Common Stock; an aggregate short position in put options to sell 50,000 shares of Citigroup Common Stock; an aggregate long position in warrants to purchase 20,000,000

Grupo Financiero Banamex Accival, S.A. de C.V.
May 17, 2001
Page  Two

shares of Citigroup Common Stock; an aggregate short position in warrants to purchase 197,000 shares of Citigroup Common Stock; an aggregate long position in various debt securities of Citigroup, aggregate principal amount $11,443,000; and an aggregate short position in various debt securities of Citigroup, aggregate principal amount $18,035,000.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Reports to Shareholders of the Company for the five years ended December 31, 2000; certain unaudited historical financial information of the Company for the year ended December 31, 2000 prepared by Company management, including U.S. GAAP reconciliations relating to such information; Annual Reports to Stockholders and Annual Reports on Form 10-K of Citigroup for the five years ended December 31, 2000; certain interim reports to shareholders of the Company; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Citigroup; certain other communications from Citigroup to its stockholders; certain internal financial analyses and forecasts for the Company prepared by its management (the "Company Forecasts"); certain internal financial analyses for Citigroup prepared by its management; and certain cost savings and operating synergies projected by the managements of the Company and Citigroup to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and Citigroup regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Citigroup Common Stock, compared certain financial and stock market information for the Company and Citigroup with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain business combinations in the Latin American banking and financial industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed that the Company Forecasts and the Synergies have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of the Company and Citigroup. With respect to the expected future performance of Citigroup, with your consent, our review was generally limited to discussions with senior management of Citigroup, including discussions regarding certain research analysts' earnings estimates for Citigroup. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for Citigroup are in the aggregate adequate to cover all such losses. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Citigroup or any of their subsidiaries (including any derivative or off-balance-sheet assets or liabilities or loss and loss adjustment expense reserves) and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include actuarial determinations or evaluations by us or any attempt to evaluate actuarial assumptions and, in that regard, we have assumed the adequacy of the loss and loss adjustment expense reserves of Citigroup. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or Citigroup or on the contemplated benefits of the transaction contemplated by the Agreement. We note that the Agreement makes no provision for the acquisition, by merger or otherwise, of Shares not tendered in the Offer. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with such transaction.

Grupo Financiero Banamex Accival, S.A. de C.V.
May 17, 2001
Page  Three

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Aggregate Offer Consideration to be offered to all of the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,


                                          /s/ GOLDMAN, SACHS & CO.
                                          --------------------------------------

                                                                         ANNEX C


 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING CRITERIA ESTABLISHED BY
    THE NATIONAL BANKING AND SECURITIES COMMISSION AND ACCOUNTING PRINCIPLES
               GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA
                            AS OF DECEMBER 31, 2000

     Financial institutions in Mexico prepare and present their financial statements in accordance with accounting criteria established by the National Banking and Securities Commission ("Mexican Banking GAAP"). Mexican Banking GAAP differs in certain respects from accounting principles generally accepted in the United States of America ("US GAAP").

     Transactions not contemplated by Mexican Banking GAAP must be accounted for in accordance with other accounting principles and standards, in the following order:

     - Accounting principles generally accepted in Mexico

     - International Accounting Standards

     - Accounting principles generally accepted in the United States of America

     - Any other set of comprehensive accounting principles.

     Certain significant differences between Mexican Banking GAAP and US GAAP are described below. However, this summary does not include all differences between Mexican Banking GAAP and US GAAP which may be material to the reader.

CONSOLIDATION OF ALL MAJORITY OWNED SUBSIDIARIES

     US GAAP -- Requires the consolidation of all majority-owned subsidiaries when a company has a controlling interest (voting interest or though other factors) unless control is temporary or does not rest with the majority owner. US GAAP also requires consolidation of a majority-owned subsidiary even if it has nonhomogeneous operations, a large minority interest, or a foreign location.

     Mexican Banking GAAP -- Consolidated financial statements include financial and auxiliary services companies and exclude nonhomogeneous investments. Non-financial institution subsidiaries, including insurance subsidiaries, are accounted for under the equity method.

ACQUISITIONS AND GOODWILL

     US GAAP -- Upon an acquisition, the purchase price is required to be allocated to assets and liabilities acquired based on the fair value of assets acquired and liabilities assumed, among other factors. The fair value of assets acquired and liabilities assumed establish a new cost basis. Goodwill and other intangible assets are capitalized and amortized to income over their estimated useful lives, subject to periodic review for impairment that is other than temporary.

     Mexican Banking GAAP -- Goodwill arising on the acquisition of a subsidiary is defined as the excess of the acquisition cost over the book value of the subsidiary acquired. The goodwill so determined is carried on the balance sheet as a non-current asset. Goodwill is amortized over a period not to exceed 20 years.

INFLATION

     US GAAP -- Under foreign currency translation accounting criteria, financial statements are presented on a historical cost basis. Under certain conditions, a local currency reporting entity may recognize the effects of inflation in the financial statements.

     Mexican Banking GAAP -- The comprehensive recognition of the effects of inflation on all non-monetary and monetary assets and liabilities are included in the financial statements.

REPURCHASE AND RESALE AGREEMENTS

     US GAAP -- If specific control conditions are met, the transferor shall account for the repurchase agreement as a sale of financial assets and a forward repurchase commitment, and the transferee shall account for the agreement as a purchase of financial assets and a forward resale commitment. Where there is an agreement to repurchase transferred assets before their maturity, the transferor maintains effective control over those assets and such transactions are accounted for as secured borrowings. Secured borrowings are carried at the amounts at which the securities will be subsequently reacquired or resold, including accrued interest, as specified in the respective agreements.

     Mexican Banking GAAP -- Repurchase agreements are generally recorded as sales or purchases of securities. A net asset or liability is recorded at fair value (market value) of the forward commitment to repurchase or sell securities. Repurchase agreements which do not permit negotiation of the transferred security are reported as secured borrowings.

DERIVATIVE FINANCIAL INSTRUMENTS

     US GAAP -- Derivative financial instruments are categorized as trading or other than trading. Other than trading derivatives entered into to hedge certain risk exposures must be designated to a specific asset or liability or group of similar assets or liabilities and meet certain other criteria (e.g. highly correlated) in order to be accounted for as a hedge. Macro hedging is not permitted under US GAAP.

     Trading derivatives are marked to market, with the resulting realized and unrealized gains or losses recognized in earnings for the period when the derivative is used.

     If hedging criteria are met, the accounting for the derivative should achieve symmetrical accounting between the hedging or derivative instrument and the item hedged. Gains and losses either are reported currently or are deferred for both the derivative hedging instrument and the hedged item. Specific hedging criteria are not defined for all derivatives, however, risk reduction, designation, and effectiveness are common criteria. If the hedging criteria are not met, the derivative is marked to market through earnings.

     Mexican Banking GAAP -- Trading derivatives are marked to market with realized and unrealized gains and losses recorded in earnings. Gains and losses on derivatives used to hedge available-for-sale securities are accounted for in stockholders equity along with the related unrealized gain or loss on the available-for-sale security. Interest rate swaps that qualify as hedges are accounted for on the accrual basis for contractual amounts to be received or paid.

ALLOWANCE FOR LOAN LOSSES

     US GAAP -- the allowance for loan losses, including amounts for troubled debt restructurings and loans covered under government debtor support programs, is recorded to cover losses incurred in the loan portfolio, whether specifically identified or estimated by management. Specific provisions for loan losses apply to loans that have been specifically identified as impaired. An additional loan loss allowance is recorded for losses that are incurred, but not yet specifically identified in the portfolio.

     For larger non-homogeneous loans, specific provisions are calculated when it is deemed probable that the creditor will not realize the full contractual principal and interest on a loan. Such impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.


     For groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, loan loss provisions are calculated based on historical loss ratios adjusted for qualitative factors.


     Changes in the values of the allowance for loan losses are reflected in earnings through the provision for loan losses.

     Mexican Banking GAAP -- In general the allowance for loan losses, including government debtor support program loans, is calculated following guidelines issued by the CNBV. The total portfolio is divided between commercial and mortgage loans. Each portfolio must be classified from A to E in accordance with established procedures for risk classification. For each letter classification, a set percentage is used to calculate the amount of loan loss reserve; but must be at least 45% of the past-due commercial portfolio and 35% of the past-due mortgage portfolio. The allowance for loan losses for consumer loans, other than mortgages, is also calculated following guidelines issued by the CNBV. Mexican banks may make additional loan loss allowances in excess of prescribed amounts.


TRANSFER OF FINANCIAL ASSETS

     US GAAP -- For transfers of receivables with recourse entered into before December 31, 1996, US GAAP specified that a transferor ordinarily should report a sale of receivables with recourse transaction as a sale if the transferor surrenders its control of the future economic benefits relating to the receivables, the transferor can reasonably estimate its obligation under the recourse provisions, and the transferee cannot return the receivables to the transferor except pursuant to the recourse provisions. If those conditions do not exist, the amount of proceeds from the transfer should be reported as a liability.

     Subsequent to December 31, 1996, US GAAP specifies that a transfer of financial assets in which the transferor surrenders control over those assets be accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The transferor has surrendered control over transferred assets if and only if all of the following conditions are met:

          a. The transferred assets have been isolated from the transferor -- put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership.

          b. Either each transferee obtains the right free of conditions that constrain it from taking advantage of that right to pledge or exchange the transferred assets, or the transferee is a qualifying special-purpose entity and the holders of beneficial interests in that entity have the right free of conditions that constrain them from taking advantage of that right to pledge or exchange those interests.

          c. The transferor does not maintain effective control over the transferred assets through an agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity, or an agreement that entitles the transferor to repurchase or redeem transferred assets that are not readily obtainable.

     Mexican Banking GAAP -- There is no specific guidance for transfers of financial assets, except for specific guidance issued by the CNBV for transfers of financial assets under the Fobaproa program. These transactions are generally accounted for as transfers of future cash flow rights, removing the transferred assets from the balance sheet and recognizing a receivable from the Fobaproa.

EMPLOYEE BENEFITS


     US GAAP -- Post-retirement benefits other than pensions are accounted for in accordance with SFAS 106. Plan costs are recognized over the employees' service periods using actuarial calculations that determine the present value of the future benefit obligations and projected post-employment benefit costs.


     Mexican Banking GAAP -- Bulletin D-3, issued by the Mexican Institute of Public Accountants, establishes the utilization of SFAS 106 for post-retirement benefits. However, in general, industry practice is to expense post retirement benefits when paid.

DEFERRED LOAN ORIGINATION FEES AND COSTS

     US GAAP -- Direct loan origination fees and costs are deferred and subsequently amortized over the life of the loan as an adjustment of yield using the effective interest method.

     Mexican Banking GAAP -- Loan origination fees are recognized on a cash basis and loan origination costs are expensed as incurred.

INSURANCE PREMIUMS

     US GAAP -- Premiums from long duration contracts, principally life insurance, are earned when due. Premiums from short duration contracts, primarily property and casualty, are generally earned over the related contract period.

     Mexican Insurance GAAP (established by the National Insurance and Bonding Commission) -- Life insurance premiums are recognized in earnings when due, subject to an actuarially calculated unearned premium reserve. Property and casualty premiums are included in earnings in the period that the policy is effective.

INSURANCE POLICY ACQUISITION COSTS

     US GAAP -- Policy acquisition costs are deferred and generally amortized over the premium paying periods of the related policies or over the life of the insurance contract. Deferred policy acquisition costs are reviewed to determine if they are recoverable from future income and, if not recoverable, are charged to expense.

     Mexican Insurance GAAP -- The costs of acquiring policies are expensed as incurred.

INSURANCE RESERVES


     US GAAP -- Property and casualty loss reserves, including incurred but not reported claims (IBNR), are based on the ultimate cost of settling such claims and generally life insurance reserves are based on mortality, morbidity, persistency and interest rate assumptions. Universal life reserves include amounts accrued to policyholders, amounts previously assessed that are refundable upon termination of the contracts and any premium deficiency.



     Mexican Insurance GAAP -- Property and casualty reserves are recognized for losses that are reported and for IBNR losses. Reserves for IBNR are based on claims experience and in accordance with regulatory approved methodologies. Life insurance reserves are determined based on actuarial calculations using regulatory approved models and variables.


DISCLOSURES AND PRESENTATION

     Required disclosures in US GAAP financial statements are more extensive than under Mexican Banking GAAP and the presentation of US GAAP financial statements differs in certain respects from Mexican Banking GAAP. Additionally, Mexican Banking GAAP presents a statement of changes in financial position rather than a statement of cash flows as required under US GAAP.

FUTURE US ACCOUNTING STANDARDS

DERIVATIVES AND HEDGING


     On January 1, 2001, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivatives Instruments and Hedging Activities," as amended, became effective for calendar year companies. The new rules change the accounting treatment of derivative contracts (including foreign exchange contracts) that are employed to manage risk outside of entity's trading activities, as well as certain derivative-like instruments embedded in other contracts. The rules require that all derivatives be recorded in the balance sheet at their fair value. The treatment of changes in the fair value of derivatives depends on the character of the transaction.


TRANSFERS AND SERVICING OF FINANCIAL ASSETS


     In September 2000, the Financial Accounting Standards Board (FASB) issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125 (SFAS
125)." Provisions of the Standard primarily relating to transfers of financial assets and securitizations that differ from provisions of SFAS 125 are effective for transfers taking place after March 31, 2001. The Standard also provides revised guidance for an entity to be considered a qualifying special purpose entity.

     Tenders can only be made by a broker, dealer, bank, trust company, custodian or other securities intermediary who holds Banacci shares in book-entry form. Beneficial owners of Banacci ordinary shares should contact their broker, dealer, bank, trust company, custodian or other securities intermediary through whom they own Banacci shares for information on how to tender shares in the offer.

     Properly completed and manually executed facsimiles or other copies of Indeval Letters will be accepted. The Indeval Letter and any other required documents should be delivered only by Indeval participants to the exchange agent at one of its addresses set forth below.

                      The exchange agent for the offer is:

                CITIBANK MEXICO, S.A. GRUPO FINANCIERO CITIBANK

    BY HAND, MAIL OR OVERNIGHT COURIER:              FOR CONFIRMATION TELEPHONE OR FAX:
   Citibank Mexico, S.A. Grupo Financiero             (011) (525) 231-6717 (telephone)
                   Citibank                              (011) (525) 231-6710 (fax)
            Reforma 390, Floor 9                           Attention: Marco Rico
             Mexico City 06695
      Attention: Escrow Administration

                            ------------------------

     Any questions or requests for assistance or additional copies of this prospectus or any other materials may be directed to the information agent at the telephone numbers and location listed below.


                    The Information Agent for the offer is:


                          [GEORGESON SHAREHOLDER LOGO]
                          17 State Street, 10th Floor
                            New York, New York 10004
                 Banks and brokers call collect: (212) 440-9800
                   All others call toll free: (800) 223-2064

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and

                                     S-4 II-1
advancement of expenses provided by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) See Exhibit Index.

     (b) Not Applicable.

     (c) Opinion of Goldman, Sachs & Co. (included as Annex B to the prospectus which is a part of this registration statement).

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

                                     S-4 II-2

        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3)of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     S-4 II-3

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                     S-4 II-4

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Citigroup Inc. has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 2, 2001.


                                          CITIGROUP INC.

                                          By: /s/  TODD S. THOMSON
                                            ------------------------------------
                                            Name: Todd S. Thomson
                                            Title:  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on July 2, 2001.


                     SIGNATURES                                            TITLE
                     ----------                                            -----

                /s/ SANFORD I. WEILL                   Chairman, Chief Executive Officer (Principal
-----------------------------------------------------  Executive Officer) and Director
                  Sanford I. Weill

                 /s/ TODD S. THOMSON                   Chief Financial Officer (Principal Financial
-----------------------------------------------------  Officer)
                   Todd S. Thomson

                 /s/ IRWIN ETTINGER                    Chief Accounting Officer (Principal Accounting
-----------------------------------------------------  Officer)
                   Irwin Ettinger

                 /s/ ROGER W. TRUPIN                   Controller (Principal Accounting Officer)
-----------------------------------------------------
                   Roger W. Trupin

                          *                            Director
-----------------------------------------------------
                C. Michael Armstrong

                          *                            Director
-----------------------------------------------------
                  Alain J.P. Belda

                          *                            Director
-----------------------------------------------------
                 Kenneth J. Bialkin

                          *                            Director
-----------------------------------------------------
                   Kenneth T. Derr

                          *                            Director
-----------------------------------------------------
                   John M. Deutch

                          *                            Director
-----------------------------------------------------
                  Ann Dibble Jordan

                          *                            Director
-----------------------------------------------------
                   Robert I. Lipp

                          *                            Director
-----------------------------------------------------
                     Reuben Mark

                                     S-4 II-5

                     SIGNATURES                                            TITLE
                     ----------                                            -----

                          *                            Director
-----------------------------------------------------
                  Michael T. Masin

                          *                            Director
-----------------------------------------------------
                   Dudley C. Mecum

                          *                            Director
-----------------------------------------------------
                 Richard D. Parsons

                          *                            Director
-----------------------------------------------------
                 Andrall E. Pearson

                          *                            Director
-----------------------------------------------------
                   Robert E. Rubin

                          *                            Director
-----------------------------------------------------
                 Franklin A. Thomas

                          *                            Director
-----------------------------------------------------
                    Arthur Zankel

                * /s/ MICHAEL A. ROSS
-----------------------------------------------------
                   Michael A. Ross
                  Attorney-in-Fact

                                     S-4 II-6

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.1    Transaction Agreement dated as of May 17, 2001 (attached as
          Annex A to the prospectus included as part of this
          Registration Statement)
   2.2    Shareholder Option Agreement dated as of May 17, 2001
          (included as part of Annex A to the prospectus included as part of this Registration Statement)
   2.3    Escrow Agreement dated as of May 17, 2001 (included as part of Annex A to the prospectus included as part of this
          Registration Statement)
  3.1.1   Restated Certificate of Incorporation of Citigroup Inc.
          (incorporated by reference to Exhibit 4.01 to Citigroup's
          Registration Statement on Form S-3 filed December 15, 1998
          (No. 333-68949))
  3.1.2   Certificate of Designation of 5.321% Cumulative Preferred
          Stock, Series YY, of Citigroup (incorporated by reference to
          Exhibit 4.45 to Amendment No. 1 to Citigroup's Registration
          Statement on Form S-3 filed January 22, 1999 (No.
          333-68949))
  3.1.3   Certificate of Amendment to the Restated Certificate of
          Incorporation of Citigroup dated April 18, 2000
          (incorporated by reference to Exhibit 3.01.3 to Citigroup's
          Quarterly Report on Form 10-Q for the fiscal quarter ended
          March 31, 2000 (File No. 1-9924))
  3.1.4   Certificate of Amendment to the Restated Certificate of
          Incorporation of Citigroup dated April 17, 2001
          (incorporated by reference to Exhibit 3.01.4 to Citigroup's
          Quarterly Report on Form 10-Q for the fiscal quarter ended
          March 31, 2001 (File No. 1-9924))
   5.1+   Opinion of Michael A. Ross, Esq. as to the legality of the shares of Citigroup common stock to be issued in the offer
   8.1    Opinion of Davis Polk & Wardwell, as to material U.S.
          federal income tax consequences
   8.2+   Opinion of Chevez, Ruiz, Zamarripa y Cia, S.C., as to
          material Mexican tax consequences
  23.1    Consent of KPMG LLP
  23.2    Consent of Davis Polk & Wardwell (included in Exhibit 8.1)
  23.3+   Consent of Chevez, Ruiz, Zamarripa y Cia, S.C. (included in
          Exhibit 8.2)
  24.1+   Powers of Attorney
  99.1    Opinion of Goldman, Sachs & Co. (attached as Annex B to the prospectus included as part of this Registration Statement)
  99.2    Consent of Goldman, Sachs & Co.
  99.3+   Consents of Roberto Hernandez and Alfredo Harp to be named as directors.
  99.4    Form of Letter to Brokers, Dealers, etc.
  99.5    Form of Letter to Clients


---------------
+ Previously filed.